Exhibit 1

      To Shareholders in the United States

      The exchange offer or business combination referred to in this document is made for the securities of a foreign company. The offer is subjected to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

      It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its offices and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

Code: 8552
December 29, 2009

Biwako Bank, Ltd.
5-12 Chuo 4-chome, Otsu-shi, Shiga
President: Osamu Yamada

Notice of Convocation of Extraordinary Shareholders Meeting and Class Shareholders Meeting for Common Shareholders

Dear Shareholders,

      We trust that you are prospering and well.

      This is to inform you that an extraordinary general meeting of shareholders and a class shareholders meeting for common shareholders will be held as follows. You are cordially invited to attend.

      A resolution for approving the merger agreement will be presented at the extraordinary shareholders meeting. Because the resolution requires voting pursuant to the Companies Act, a class shareholders meeting for common shareholders will be held concurrently.

      Similar resolutions are planned, as required by the Companies Act, at class shareholders meetings for shareholders of Class A Series 1 Preferred Shares and Class A Series 2 Preferred Shares.

      If you are unable to attend the meeting, you may exercise your voting rights using a written ballot. Please examine the reference materials for the shareholders meetings contained herein, indicate on the written ballot form enclosed herewith your vote for or against the proposals and return the form so that it reaches Biwako Bank by 5:00 p.m. on Monday, January 18, 2010.

1.       Date: Tuesday, January 19, 2010, 10:00 a.m.

2.       Place: 1-20, Niono-hama 1-chome, Otsu-shi, Shiga
         Piazza Omi Shiga Prefecture Community Center, 3rd Floor, Large Meeting Room

      ------------------------------------------------------------------------
      Due to ongoing renovation work at Biwako Bank's main branch, the meeting venue has changed from past years, so please confirm the location.
      ------------------------------------------------------------------------

3.       Objectives

         Extraordinary shareholders meeting
         ----------------------------------
         Resolutions
         Resolution No. 1: Approval of the Merger Agreement between Biwako Bank and Kansai Urban Banking Corporation

         Resolution No. 2: Presentation of Retirement Bonuses to Resigning Directors and Corporate Auditors

         Class Shareholders Meeting for Common Shareholders
         --------------------------------------------------
         Resolution: Approval of the Merger Agreement between Biwako Bank and Kansai Urban Banking Corporation

      Shareholders attending the meeting are asked to kindly submit the written ballot enclosed herewith to the reception desk at the meeting.

      Please note that any corrections to the reference materials for the shareholders meetings will be posted on our web site
(http://www.biwakobank.co.jp/).

                  Reference Materials for Shareholders Meeting

Extraordinary Shareholders Meeting

Resolution No. 1: Approval of the Merger Agreement between Biwako Bank and Kansai Urban Banking Corporation

1. Reasons for the Merger

      With a view towards performing their financial functions as regional institutions in an even more stable manner under the current severe economic conditions, Biwako Bank and Kansai Urban Banking Corporation ("KUBC") have decided to merge operations, aiming to become a broad area regional bank having the strongest management in the Kansai area and having a business base spanning the entire Kansai area, which will be well positioned to adapt to any future changes reorganizing the current prefectures into broader regional bodies.

      At the new bank resulting from the merger, the foundations of managerial policy will be to maintain both a customer-centered approach to business and sound and efficient management, and to contribute to society through environmentally friendly and other CSR activities. So that we may become a broad area regional bank that prospers together with its home region of Kansai, we will direct our efforts towards building a bank that is attractive to customers, shareholders, and employees.

      More specifically, we will aim for further growth in Osaka, with its large economy, and we will position Shiga Prefecture, with its high growth potential, as a key business base, and with these two areas as focal points we will engage in broad area operations that cover the Kansai economy as a single unit. Furthermore, by combining the sophisticated financial know-how of the Sumitomo Mitsui Banking Group with the locally-tailored support functions that only a regional bank can provide, we will endeavor to provide financial services that both locally-based small and midsize businesses and individuals will find highly satisfactory, and by doing so we aim to make an even greater contribution to the region's economy. We are also committed to being a responsible corporate citizen, through environmental, society-oriented and other activities.

2. Summary of the Merger Agreement

      The content of the Merger Agreement is as follows. Please note that Biwako Bank and KUBC entered into the Merger Agreement, dated as of November 18, 2009, and agreed to replace Attachment 4 of the Merger Agreement ("Kansai Urban Banking Corporation Articles of Incorporation") with a new attachment, as of December 22, 2009. Accordingly, the content of the Merger Agreement that follows reflects such agreement.

                                MERGER AGREEMENT

This MERGER AGREEMENT (this "Agreement") is entered into by and between Kansai Urban Banking Corporation ("KUBC") and Biwako Bank, Ltd. ("Biwako Bank") in connection with the proposed merger between KUBC and Biwako Bank ("Merger").

Article 1 Method of the Merger

1. Biwako Bank shall merge with and into KUBC in the spirit of a merger of equals, with KUBC being the surviving company and Biwako Bank being the extinguished company.

2. The respective trade names and addresses of KUBC and Biwako Bank are as follows:

      KUBC:    Trade name: KUBC
      Address: 2-4, Nishi-Shinsaibashi 1-chome, Chuo-ku, Osaka

      Biwako Bank:   Tradename: Biwako Bank, Ltd.
      Address:       5-12, Chuo 4-chome, Otsu-shi

3. The location of the principal office following the merger shall be location of the principal office of KUBC, the surviving company.

4. The trade name following the merger shall be the trade name of KUBC, the surviving company.

Article 2 Common Shares to be Issued upon Merger and Allotment Thereof

1. Upon the Merger, KUBC shall newly issue shares of common stock in a number equal to the product obtained by multiplying (x) the total number of shares of common stock of Biwako Bank held by the common shareholders (other than KUBC and Biwako Bank) recorded in the latest register of common shareholders of Biwako Bank as of the day immediately preceding the effective date of the Merger by (y) 0.75, and allot and deliver such newly issued shares to the common shareholders of Biwako Bank (other than KUBC and Biwako Bank) at a rate of 0.75 shares of common stock of KUBC per share of common stock of Biwako Bank.

2. If the calculation of the number of common shares of KUBC to be allotted and delivered pursuant to the preceding paragraph produces any fractional shares, KUBC shall handle such fractional shares in accordance with
      Article 234 of the Companies Act and other related laws and regulations.

Article 3 Preferred Shares to be Issued upon Merger and Allotment Thereof

1. Upon the Merger, KUBC shall newly issue shares of Class A Series 1 Preferred Shares as described in Attachment 1 in a number equal to the total number of shares of Class A Series 1 Preferred Shares of Biwako Bank held by the shareholders entered or recorded in the latest register of Class A Series 1 preferred shareholders of Biwako Bank as of the day immediately preceding the effective date of the Merger, and allot and deliver such newly issued shares to Class A Series 1 preferred shareholders of Biwako Bank at a rate of one share of Class A Series 1 Preferred Shares of KUBC per share of Class A Series 1 Preferred Shares of Biwako Bank.

2. Upon the Merger, KUBC shall newly issue shares of Class A Series 2 Preferred Shares as described in Attachment 2 in a number equal to the total number of shares of Class A

      Series 2 Preferred Shares of Biwako Bank held by the shareholders entered or recorded in the latest register of Class A Series 2 preferred shareholders of Biwako Bank as of the day immediately preceding the effective date of the Merger, and allot and deliver such newly issued shares to Class A Series 2 preferred shareholders of Biwako Bank at a rate of one share of Class A Series 2 Preferred Shares of KUBC per share of Class A Series 2 Preferred Shares of Biwako Bank.

Article 4 Amount of Capital Increase, etc.

The amount of KUBC's stated capital, etc. to be increased upon the Merger shall be as set forth in the following items; provided, however, that any such amount may be changed upon discussions between KUBC and Biwako Bank in light of the state of assets and liabilities of KUBC and Biwako Bank as of the effective date of the Merger.

(1)   Amount of the increase in the stated capital: 0 yen

(2)   Amount of the increase in the capital reserve: 0 yen

(3) Amount of the increase in the other capital surplus: Amount of changes in shareholders' equity as determined pursuant to Article 35 of the Company Accounting Rules (Kaisha Keisan Kisoku)

Article 5 Effective Date

The effective date of the Merger shall be March 1, 2010; provided, however, that such date may be changed upon discussions between KUBC and Biwako Bank, if necessary due to the status of the progress of the Merger procedures or any other reasons.

Article 6 General Shareholders Meeting for Approval of Merger

KUBC shall, on January 19, 2010, convene an extraordinary general shareholders meeting and seek approval of this Agreement and other matters necessary for the Merger. Biwako Bank shall, on January 19, 2010, convene an extraordinary general shareholders meeting and class shareholders meetings for the shareholders of respective classes (with respect to Class A Series 1 preferred shareholders and Class A Series 2 preferred shareholders, the convocation of class shareholders meetings may be omitted upon consent of all class shareholders) and seek approval of this Agreement and other matters necessary for the Merger; provided, however, that the date of these meetings may be changed upon discussions between KUBC and Biwako Bank, if necessary due to the status of the progress of the Merger procedures or any other reasons.

Article 7 Transfer of Company Assets

1. On the effective date, Biwako Bank shall transfer to KUBC, and KUBC shall succeed to, all assets, liabilities, rights and obligations of Biwako Bank on the basis of the balance sheet and other financial statements as of March 31, 2009 plus or minus any increases or decreases through the effective date.

2. Biwako Bank shall prepare and deliver to KUBC financial statements (transfer balance sheet) relating to the changes in its assets, liabilities, rights and obligations for the period from April 1, 2009 through the effective date.

Article 8 Transfer of Business Relationships

On the effective date of the Merger, KUBC shall succeed to the rights and obligations between Biwako Bank and all of its business partners.

Article 9 Transfer of Employees

On the effective date of the Merger, KUBC shall accept all employees of Biwako Bank as employees of KUBC, and the handling of the employees shall be determined upon discussions between KUBC and Biwako Bank.

Article 10 Distribution of Dividends

Following the execution of this Agreement through the effective date of the Merger, neither KUBC nor Biwako Bank may distribute dividends or adopt a resolution for distribution of dividends with a record date that precedes the effective date.

Article 11 Duty of Due Care

Following the execution of this Agreement through the effective date of the Merger, KUBC and Biwako Bank shall perform their respective business affairs and manage and operate their respective assets with the due care of a good manager, and any action which may materially affect either party's assets and rights and obligations shall be conducted upon prior discussions between KUBC and Biwako Bank.

Article 12 Directors and Corporate Auditors Assuming Office upon Merger

The persons to be newly appointed upon the Merger as directors and corporate auditors of KUBC shall be as listed in Attachment 3, and KUBC shall submit the necessary proposal for the election of such officers at the extraordinary general shareholders meeting of KUBC stipulated in Article 6, with the Merger taking effect being a suspensive condition. Such proposal shall be submitted setting the date of the assumption of office by the officers for the effective date of the Merger.

Article 13 Retirement Bonuses

1. KUBC may pay retirement bonuses to its directors and corporate auditors by submitting a proposal for payment of retirement bonuses at the extraordinary general shareholders meeting of KUBC stipulated in Article 6 and obtaining approval at such meeting for payments in accordance with KUBC's standards for calculation of retirement bonuses.

2. Biwako Bank may pay retirement bonuses to its directors and corporate auditors by submitting a proposal for payment of retirement bonuses at the extraordinary general shareholders meeting of Biwako Bank stipulated in
      Article 6 and obtaining approval at
      such meeting for payments in accordance with Biwako Bank's standards for calculation of retirement bonuses.

Article 14 Amendment to Articles of Incorporation

KUBC shall submit a proposal to amend its articles of incorporation as described in Attachment 4 at the extraordinary general shareholders meeting of KUBC stipulated in Article 6, with the Merger taking effect being a suspensive condition. Such proposal shall be submitted setting the effective date of the amendments to the articles of incorporation as the effective date of the Merger.

Article 15 Change of Terms and Conditions of Merger

1. KUBC and Biwako Bank may, if any of the following events ("Events") occurs or is discovered with respect to the other party during the period from the date of execution of this Agreement through the day immediately preceding the effective date of the Merger, change the terms and conditions of the merger by carrying out discussions with the other party using their best efforts to a reasonable extent and in good faith:

      (1) If all or any substantial part of this Agreement has not been, or is unlikely to be, validly and lawfully performed;

      (2) If an extremely material change has occurred to the condition of the assets or management of the other party;

      (3) If a defect has been discovered in the assets of the other party which could have a material adverse effect on the Merger; or

      (4) If any materials or information furnished by the other party are untrue or erroneous, or any covenants, etc. of the other party have not been performed, in a manner which could have a material adverse effect on the Merger.

2. If no discussion is held pursuant to the preceding paragraph or no agreement is reached in the discussion and the relevant Event is still continuing, either KUBC or Biwako Bank may terminate this Agreement by giving written notice to the other party; provided, however, that the party who has not used its best efforts to hold good faith discussions as required under the preceding paragraph may not terminate this Agreement.

Article 16 Effect of This Agreement

This Agreement shall cease to be effective if the approval at the respective extraordinary general shareholders meetings of KUBC and Biwako Bank and the class shareholders meetings of Biwako Bank (including consent in lieu of approval) set forth in Article 6 is not obtained or any approval or permit from the competent government authorities necessary for the Merger is not obtained.

Article 17 Jurisdiction

KUBC and Biwako Bank agree that the Osaka District Court shall be the exclusive court of first instance for any dispute arising in connection with this Agreement.

Article 18 Matters Not Provided for in This Agreement

KUBC and Biwako Bank shall determine any matters necessary for the Merger not provided for in this Agreement upon good faith discussions in accordance with the purposes of this Agreement.

              [The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Agreement have been executed in duplicate by KUBC and Biwako Bank affixing their seals, with each party retaining one original.

November 18, 2009

                  KUBC:         Koji Kita, President
                                KUBC Banking Corporation
                                2-4, Nishi-Shinsaibashi 1-chome, Chuo-ku, Osaka

                  Biwako Bank:  Osamu Yamada, President
                                Biwako Bank, Ltd.
                                5-12, Chuo 4-chome, Otsu-shi

                                                                    Attachment 1

                        Kansai Urban Banking Corporation
                   Terms of Class A Series 1 Preferred Shares

1.    Type of offered shares

Kansai Urban Banking Corporation Class A Series 1 Preferred Shares (" Class A Series 1 Preferred Shares")

2.    Number of offered shares

27,500,000 shares; provided, however, that in the event that, with respect to Biwako Bank, Ltd. Class A Series 1 Preferred Shares ("Biwako Bank Class A Series 1 Preferred Shares") issued by Biwako Bank, Ltd. ("Biwako Bank"), Biwako Bank acquires any share of Biwako Bank Class A Series 1 Preferred Shares during the period from November 18, 2009 through the day immediately preceding the effective date of the proposed merger between KUBC and Biwako Bank ("Merger Effective Date"), the number of shares of Class A Series 1 Preferred Shares to be issued upon the merger shall be the number set forth above as the number of the offered shares of Class A Series 1 Preferred Shares minus the number of shares of Biwako Bank Class A Series 1 Preferred Shares so acquired by Biwako Bank.

3.    Class A Series 1 Preferred Dividends

      (1)   Amount of Class A Series 1 Preferred Dividends

            In the event that KUBC makes a distribution of dividends as set forth in Article 37, Paragraph 1 of the articles of incorporation, KUBC shall, prior to any distribution to holders of its common shares ("Common Shareholders") or registered pledgees who hold pledges on its common shares ("Common Share Registered Pledgees"), pay dividends in the amount obtained by multiplying 800 yen per share (subject to appropriate adjustments in the case of stock split, gratuitous allotment of shares, consolidation of shares or any event similar to the foregoing with respect to the Class A Series 1 Preferred Shares) by the annual dividend rate set forth in Item (2) below ("Class A Series 1 Annual Dividend Rate") (any fraction of one yen shall be calculated to the third decimal place and shall be rounded to the second decimal place; "Class A Series 1 Preferred Dividends") to holders of shares of Class A Series 1 Preferred Shares ("Class A Series 1 Preferred Shareholders") or registered pledgees who hold pledges on shares of Class A Series 1 Preferred Shares ("Class A Series 1 Preferred Share Registered Pledgees"); provided, however, that if the Class A Series 1 Interim Preferred Dividends as defined in Section 4 below are paid in the relevant fiscal year, the amount of the Class A Series 1 Preferred Dividends shall be reduced by the amount of such Class A Series 1 Interim Preferred Dividends.

      (2)   Class A Series 1 Annual Dividend Rate

            Class A Series 1 Annual Dividend Rate for the fiscal year commencing April 1, 2009 and ending March 31, 2010:

            Class A Series 1 Annual Dividend Rate = 4.16%

            Class A Series 1 Annual Dividend Rate for each fiscal year beginning April 1, 2010 and ending on the day immediately preceding the following Annual Rate Amendment Date (as defined below):

            Class A Series 1 Annual Dividend Rate = 6-month Yen LIBOR + 3.50%

            The term "Annual Rate Amendment Date" means April 1 of each year. If such day is not a bank business day in London, U.K., the Annual Rate Amendment Date shall be the immediately preceding business day.

            The term "6-month Yen LIBOR" means the average of the 6-month Euro Yen London Inter-Bank Offered Rates published by the British Bankers' Association as of each Annual Rate Amendment Date and October 1 (if such day is not a bank business day, then the immediately preceding business day) immediately following such Annual Rate Amendment Date.

      (3)   Non-cumulative

            If the amount paid as dividends to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees in any fiscal year is less than the amount of the Class A Series 1 Preferred Dividends, the shortfall will not be added to the dividends paid in subsequent fiscal years.

      (4)   No right of participation in further dividends

            No dividends will be paid to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees except for the Class A Series 1 Preferred Dividends; provided, however, that the foregoing shall not apply to any distribution of surplus provided for in Article 758, Item 8 (ro) or Article 760, Item 7 (ro) of the Companies Act which may be made in the course of any absorption-type corporate split (kyushu bunkatsu) conducted by KUBC or any distribution of surplus provided for in Article 763, Item 12
            (ro) or Article 765, Item 8 (ro) of the Companies Act which may be made in the course of any incorporation-type corporate split (shinsetsu bunkatsu) conducted by KUBC.

4.    Class A Series 1 Interim Preferred Dividends

In the event that KUBC makes a distribution of interim dividends stipulated in
Article 37, Paragraph 2 of its articles of incorporation, KUBC shall, prior to any distribution to Common Shareholders or Common Share Registered Pledgees, pay dividends up to an amount equal to one-half of the Class A Series 1 Preferred Dividends per share of Class A Series 1 Preferred

Shares ("Class A Series 1 Interim Preferred Dividends") to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees.

5.    Liquidation dividends

In the event that the assets of KUBC are distributed upon liquidation, Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees will be entitled to receive 800 yen (subject to appropriate adjustments in the case of stock split, gratuitous allotment of shares, consolidation of shares or any event similar to the foregoing with respect to the Class A Series 1 Preferred Shares) per share of Class A Series 1 Preferred Shares, prior to any distribution to Common Shareholders or Common Share Registered Pledgees. No assets will be distributed to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees upon liquidation except as set forth in the foregoing.

6.    Voting rights

Class A Series 1 Preferred Shareholders shall have no voting rights at a general shareholders meeting; provided, however, that the foregoing shall not apply if otherwise provided by law.

7. Right to request acquisition of preferred shares in consideration of common shares

A Class A Series 1 Preferred Shareholder may, during the period set forth in Item (1) below in which a request for acquisition may be made, request KUBC to acquire shares of Class A Series 1 Preferred Shares held by such preferred shareholder in consideration of the assets set forth in Item (2) below. In the event of such request for acquisition, KUBC shall, in exchange for acquiring the Class A Series 1 Preferred Shares subject to the acquisition request by such Class A Series 1 Preferred Shareholder, deliver the assets set forth in Item (2) below to such Class A Series 1 Preferred Shareholder.

      (1)   Period during which a request for acquisition may be made

            From the date of issuance of the Class A Series 1 Preferred Shares through September 30, 2029 ("Acquisition Request Period").

      (2)   Assets to be delivered in exchange for acquisition

            KUBC shall, in exchange for the acquisition of Class A Series 1 Preferred Shares, deliver shares of common stock in a number obtained by multiplying the number of shares of Class A Series 1 Preferred Shares subject to the acquisition request by a Class A Series 1 Preferred Shareholder by 800 yen (subject to appropriate adjustments in the case of stock split, gratuitous allotment of shares, consolidation of shares or any event similar to the foregoing with respect to the Class A Series 1 Preferred Shares), dividing the product by the acquisition price calculated pursuant to the formulas in Items (3) to (5) below. If the calculation of the number of common shares to be delivered in exchange for the acquisition of Class A Series 1 Preferred Shares produces any fractional shares, such fractional shares shall be handled in accordance with Article 167, Paragraph 3 of the Companies Act.

      (3)   Initial acquisition price

            The initial acquisition price shall be 185.7 yen, which is the amount obtained by dividing (x) the conversion price of the Biwako Bank Class A Series 1 Preferred Shares effective as of the day immediately preceding the Merger Effective Date, which is 139.3 yen by (y) 0.75 yen (calculating any fraction of one yen to the second decimal place and rounding it to the first decimal place).

      (4)   Resetting of the acquisition price

            During the Acquisition Request Period, the acquisition price shall be reset to the Market Price (as defined below) as of October 1 of each year ("Acquisition Price Reset Date" for each date), and the acquisition price shall be such Market Price for a period commencing on the relevant Acquisition Price Reset Date and ending on the day immediately preceding the following Acquisition Price Reset Date (or the last day of the Acquisition Request Period); provided, however, that if the Market Price is below 70% (any fraction of one yen shall be calculated to the second decimal place and shall be rounded to the first decimal place; "Acquisition Floor Price") of 265.3 yen ("Reset Base Acquisition Price"), which is the amount obtained by dividing 199 yen (that is, the initial conversion price of the Biwako Bank Class A Series 1 Preferred Shares) by 0.75 (calculating any fraction of one yen to the second decimal place and rounding it to the first decimal place), the acquisition price after the reset shall be the Acquisition Floor Price. Further, if the Market Price is over 100% of the Reset Base Acquisition Price ("Acquisition Ceiling Price"), the acquisition price after the reset shall be the Acquisition Ceiling Price; provided, however, that if the acquisition price is adjusted pursuant to Item (5) below by the Acquisition Price Reset Date, the Acquisition Ceiling Price and the Acquisition Floor Price shall be adjusted accordingly.

            The term "Market Price" means the average daily closing price (including closing bids or offered prices) of the common stock of KUBC (in regular trading) as reported by Osaka Securities Exchange Co., Ltd. for 30 consecutive trading days (excluding trading days on which no closing price or closing bid or offered price is reported) commencing on the 45th trading day prior to such Acquisition Price Reset Date. Such average daily closing price shall be calculated to the second decimal place denominated in yen and any fraction of one yen shall be rounded to the first decimal place.

      (5)   Adjustment of the acquisition price

            A. If, after the issuance of the Class A Series 1 Preferred Shares, any of the events set forth in Section B below occurs which causes or is likely to cause any change in the number of common shares of KUBC, KUBC shall adjust the acquisition price in accordance with the following formula ("Acquisition Price Adjusting Formula"):

                                                                        Number of newly
                                                                        issued and
                                                                        outstanding common    X   Subscription
                                                Number of issued        shares and disposed       price per share
                                                and outstanding       { common shares
                                                common shares           -----------------------------------------
                                                                                      Market Price
Acquisition price   =   Acquisition price   X   -----------------------------------------------------------------
before                  before adjustment            Number of issued             Number of newly issued and
                                                     and outstanding       +      outstanding common shares
                                                     common shares                and disposed common shares

            B. The cases where the acquisition price of the Class A Series 1 Preferred Shares is adjusted by the Acquisition Price Adjusting Formula and the timing of application of the adjusted acquisition price shall be as follows:

                  (I) If KUBC issues new common shares or disposes of the common shares of KUBC it holds (including the case of gratuitous allotment of shares) at a subscription price which is below the market price set forth in Section D.(II) below (excluding, however, cases where the common shares are delivered upon the acquisition or exercise of shares with put options (shutoku seikyuken tsuki kabushiki), share acquisition rights (shinkabu yoyakuken) (including those attached to bonds with share acquisition rights (shinkabu yoyakuken tsuki shasai); here and hereinafter the same in this Section B) or other securities with rights to demand delivery of common shares of KUBC attached (collectively, "Shares with Put Option, etc."), or shares subject to call (shutoku joko tsuki kabushiki), share acquisition rights subject to call (shutoku joko tsuki shinkabu yoyakuken) or other securities which KUBC may acquire in exchange for the delivery of common share of KUBC (collectively, "Shares Subject to Call, etc.")):

                  The adjusted acquisition price shall apply on and after the day immediately following the payment date (if a payment period is provided, this means the last day of such payment period; here and hereinafter the same) (or, in the case of gratuitous allotment, the effective date of such allotment), or if a record date is set in order to entitle shareholders to allotment of offered shares or gratuitous allotment, on and after the day immediately following such record date.

                  (II) If KUBC issues new common shares by way of stock split:

                  The adjusted acquisition price shall apply on and after the day immediately following the record date for the stock split.

                  (III) If KUBC issues Shares with Put Option, etc. (including the case of gratuitous allotment of shares) at a Price (as defined in Section D.(V) below; here and hereinafter the same in this Section (III)) which is below the market price set forth in Section D.(II) below:

                  The adjusted acquisition price shall be calculated by applying the Acquisition Price Adjusting Formula mutatis mutandis, and common shares will be deemed to have been delivered upon the acquisition or exercise of all Shares with Put Option, etc. at the initial acquisition price or the initial exercise price on the payment date for the Shares with Put Option, etc. (or, in the case of share acquisition rights, the allotment date, or, in the case of gratuitous allotment, the effective date of such allotment), or if a record date is set in order to entitle shareholders to allotment of Shares with Put Option, etc. or gratuitous allotment, on such record date, and the adjusted acquisition price so calculated shall apply on and after the day immediately following such payment date (or, in the case of share acquisition rights, the allotment date, or, in the case of gratuitous allotment, the effective date of such allotment), or on and after the day immediately following such record date.

                  Notwithstanding the foregoing, in the event that KUBC has issued Shares with Put Option, etc. with respect to which the Price will not be fixed on the day the common shares are deemed to have been issued as referred to above but will be fixed on a certain later day ("Price Fixing Date"), and the fixed Price is below the market price used in the Acquisition Price Adjusting Formula, the adjusted acquisition price shall be calculated by applying the Acquisition Price Adjusting Formula mutatis mutandis, and common shares will be deemed to have been delivered upon the acquisition or exercise of all the remaining Shares with Put Option, etc. on such Price Fixing Date at the acquisition price or the exercise price fixed on such Price Fixing Date, and the adjusted acquisition price so calculated shall apply on and after the day immediately following such Price Fixing Date.

                  (IV) If KUBC delivers common shares in exchange for acquiring the Shares Subject to Call, etc. at the Price (as defined in Section D.(V) below) which is below the market price used in the Acquisition Price Adjusting Formula:

                  The adjusted acquisition price shall apply on and after the day immediately following the day of acquisition.

            C. As long as the difference between the adjusted acquisition price calculated by the Acquisition Price Adjusting Formula and the acquisition price before the adjustment is less than one yen, no adjustments will be made to the acquisition price; provided, however, that the amount equivalent to such difference will be included in the subsequent calculation of the adjusted acquisition price each time an event occurs which requires an adjustment of the acquisition price.

            D. (I) In a calculation using the Acquisition Price Adjusting Formula, the acquisition price shall be calculated to the second decimal place denominated in yen and any fraction of one yen shall be rounded to the first decimal place.

                  (II) The market price used in the Acquisition Price Adjusting Formula means the average daily closing price (including closing bids or offered prices) of the common stock of KUBC (in regular trading) as reported by Osaka Securities Exchange Co., Ltd. for 30 consecutive trading days (excluding trading days on which no closing price or closing bid or offered price is reported) commencing on the 45th trading day prior to the day on which the adjusted acquisition price becomes applicable. Such average daily closing price shall be calculated to the second decimal place denominated in yen and any fraction of one yen shall be rounded to the first decimal place.

                  (III) The number of the issued and outstanding common shares used in the Acquisition Price Adjusting Formula shall be, if a record date is set, equal to the number as of such record date, and if no record date is set, equal to the number of the issued and outstanding common shares of KUBC as of the day one month prior to the day on which the adjusted acquisition price becomes applicable minus the number of the common shares of KUBC held by KUBC as of such day.

                  (IV) The subscription price per share used in the Acquisition Price Adjusting Formula means (i) in the case of Section B.(I) above, the subscription price (or, in the case of gratuitous allotment, 0 yen, or, in the case of payment by an asset other than money, its appropriate appraised value), (ii) in the case of Section B.(II) above, 0 yen, and (iii) in the cases of Section B.(III) and (IV) above, the Price (as defined in Section D.(V) below).

                  (V) For purposes of Sections B.(III) and (IV) and D. (IV) above, the term "Price" means the amount obtained by dividing
                  (x) the amount paid in upon issuance of the Shares with Put Option, etc. or the Shares Subject to Call, etc. (in the case of share acquisition rights, the value of the assets contributed upon the exercise shall be added) minus the value of the assets other than the common shares delivered to the holder of the Shares with Put Option, etc. or the Shares Subject to Call, etc. upon the acquisition or exercise by (y) the number of the common shares delivered upon the acquisition or exercise.

            E. In addition to the cases where acquisition price is required to be adjusted pursuant to Section B. above, KUBC shall, in the event of any of the following, adjust the acquisition price as determined appropriate by the board of directors:

                  (I) If an adjustment of the acquisition price is necessary due to a consolidation of shares, capital decrease, corporate split or merger;

                  (II) If an adjustment of the acquisition price is otherwise necessary due to the occurrence of an event which causes or is likely to cause a change in the number of common shares of KUBC; or

                  (III) If two or more events which require adjustments of the acquisition price successively occur, and the market price to be used in calculating the adjusted acquisition price based on one such event needs to be used taking into account the effect of the other events.

      (6) Acquisition request handling office

      The Stock Transfer Agency Department, The Sumitomo Trust and Banking Co., Ltd. 5-33, Kitahama 4-chome, Chuo-ku, Osaka

      (7) Effectiveness of the acquisition request

      The acquisition request shall become effective when the documents required for the acquisition request have arrived at the acquisition request handling office set forth in (6) above during the business hours of such acquisition request handling office.

8. Consolidation of shares, stock split, entitlement to allotment of offered shares, etc.

Unless otherwise provided by law, KUBC will not effectuate any consolidation of shares, stock split or gratuitous allotment with respect to the Class A Series 1 Preferred Shares.

KUBC will not grant Class A Series 1 Preferred Shareholders any entitlement to allotment of shares or allotment of share acquisition rights offered by KUBC.

                                                                    Attachment 2

                        Kansai Urban Banking Corporation
                   Terms of Class A Series 2 Preferred Shares

1.    Type of offered shares

Kansai Urban Banking Corporation Class A Series 2 Preferred Shares ("Class A Series 2 Preferred Shares")

2.    Number of offered shares

23,125,000 shares; provided, however, that in the event that, with respect to Biwako Bank, Ltd. Class A Series 2 Preferred Shares ("Biwako Bank Class A Series 2 Preferred Shares") issued by Biwako Bank, Ltd. ("Biwako Bank"), Biwako Bank acquires any share of Biwako Bank Class A Series 2 Preferred Shares during the period from November 18, 2009 through the day immediately preceding the effective date of the proposed merger between KUBC and Biwako Bank ("Merger Effective Date"), the number of shares of Class A Series 2 Preferred Shares to be issued upon the merger shall be the number set forth above as the number of the offered shares of Class A Series 2 Preferred Shares minus the number of shares of Biwako Bank Class A Series 2 Preferred Shares so acquired by Biwako Bank.

3.    Class A Series 2 Preferred Dividends

      (1)   Amount of Class A Series 2 Preferred Dividends

            In the event that KUBC makes distribution of dividends set forth in
            Article 37, Paragraph 1 of the articles of incorporation, KUBC shall, prior to any distribution to holders of its common shares ("Common Shareholders") or registered pledgees who hold pledges on its common shares ("Common Share Registered Pledgees"), pay dividends in the amount obtained by multiplying 800 yen per share (subject to appropriate adjustments in the case of stock split, gratuitous allotment of shares, consolidation of shares or any event similar to the foregoing with respect to the Class A Series 2 Preferred Shares) by the annual dividend rate set forth in Item (2) below ("Class A Series 2 Annual Dividend Rate") (any fraction of one yen shall be calculated to the third decimal place and shall be rounded to the second decimal place; "Class A Series 2 Preferred Dividends") to holders of shares of Class A Series 2 Preferred Shares ("Class A Series 2 Preferred Shareholders") or registered pledgees who hold pledges on shares of Class A Series 2 Preferred Shares ("Class A Series 2 Preferred Share Registered Pledgees"); provided, however, that if the Class A Series 2 Interim Preferred Dividends as defined in Section 4 below are paid in the relevant fiscal year, the amount of the Class A Series 2 Preferred Dividends shall be reduced by the amount of such Class A Series 2 Interim Preferred Dividends.

      (2)   Class A Series 2 Annual Dividend Rate

            Class A Series 2 Annual Dividend Rate for the fiscal year commencing April 1, 2009 and ending March 31, 2010:

            Class A Series 2 Annual Dividend Rate = 4.16%

            Class A Series 2 Annual Dividend Rate for each fiscal year beginning April 1, 2010 ending on the day immediately preceding the following Annual Rate Amendment Date (as defined below):

            Class A Series 2 Annual Dividend Rate = 6-month Yen LIBOR + 3.50%

            The term "Annual Rate Amendment Date" means April 1 of each year. If such day is not a bank business day in London, U.K., the Annual Rate Amendment Date shall be the immediately preceding business day.

            The term "6-month Yen LIBOR" means the average of the 6-month Euro Yen London Inter-Bank Offered Rates published by the British Bankers' Association as of each Annual Rate Amendment Date and October 1 (if such day is not a bank business day, then the immediately preceding business day) immediately following such Annual Rate Amendment Date.

      (3)   Non-cumulative

            If the amount paid as dividends to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees in any fiscal year is less than the amount of the Class A Series 2 Preferred Dividends, the shortfall will not be added to the dividends paid in subsequent fiscal years.

      (4)   No right of participation in further dividends

            No dividends will be paid to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees except for the Class A Series 2 Preferred Dividends; provided, however, that the foregoing shall not apply to any distribution of surplus provided for in Article 758, Item 8 (ro) or Article 760, Item 7 (ro) of the Companies Act which may be made in the course of any absorption-type corporate split (kyushu bunkatsu) conducted by KUBC or any distribution of surplus provided for in Article 763, Item 12
            (ro) or Article 765, Item 8 (ro) of the Companies Act which may be made in the course of any incorporation-type corporate split (shinsetsu bunkatsu) conducted by KUBC.

4.    Class A Series 2 Interim Preferred Dividends

In the event that KUBC makes distribution of interim dividends stipulated in
Article 37, Paragraph 2 of its articles of incorporation, KUBC shall, prior to any distribution to Common Shareholders or Common Share Registered Pledgees, pay dividends up to an amount equal to one-half of the Class A Series 2 Preferred Dividends per share of Class A Series 2 Preferred

Shares ("Class A Series 2 Interim Preferred Dividends") to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees.

5.    Liquidation dividends

In the event that the assets of KUBC are distributed upon liquidation, Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees will be entitled to receive 800 yen (subject to appropriate adjustments in the case of stock split, gratuitous allotment of shares, consolidation of shares or any event similar to the foregoing with respect to the Class A Series 2 Preferred Shares) per share of Class A Series 2 Preferred Shares, prior to any distribution to Common Shareholders or Common Share Registered Pledgees. No assets will be distributed to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees upon liquidation except as set forth in the foregoing.

6.    Voting rights

Class A Series 2 Preferred Shareholders shall have no voting rights at a general shareholders meeting; provided, however, that the foregoing shall not apply if otherwise provided by law.

7. Right to request acquisition of preferred shares in consideration of common shares

A Class A Series 2 Preferred Shareholder may, during the period set forth in Item (1) below in which a request for acquisition may be made, request KUBC to acquire shares of Class A Series 2 Preferred Shares held by such preferred shareholder in consideration of the assets set forth in Item (2) below. In the event of such request for acquisition, KUBC shall, in exchange for acquiring the Class A Series 2 Preferred Shares subject to the acquisition request by such Class A Series 2 Preferred Shareholder, deliver the assets set forth in Item (2) below to such Class A Series 2 Preferred Shareholder.

      (1)   Period during which a request for acquisition may be made

            From the date of issuance of the Class A Series 2 Preferred Shares through September 30, 2029 ("Acquisition Request Period").

      (2)   Assets to be delivered in exchange for acquisition

            KUBC shall, in exchange for the acquisition of Class A Series 2 Preferred Shares, deliver shares of common stock in a number obtained by multiplying the number of shares of Class A Series 2 Preferred Shares subject to the acquisition request by a Class A Series 2 Preferred Shareholder by 800 yen (subject to appropriate adjustments in the case of stock split, gratuitous allotment of shares, consolidation of shares or any event similar to the foregoing with respect to the Class A Series 2 Preferred Shares), dividing the product by the acquisition price calculated pursuant to the formulas in Items (3) to (5) below. If the calculation of the number of common shares to be delivered in exchange for the acquisition of Class A Series 2 Preferred Shares produces any fractional shares, such fractional shares shall be handled in accordance with Article 167, Paragraph 3 of the Companies Act.

      (3)   Initial acquisition price

            The initial acquisition price shall be 169.9 yen, which is the amount obtained by dividing (x) the conversion price of the Biwako Bank Class A Series 2 Preferred Shares effective as of the day immediately preceding the Merger Effective Date, which is 127.4 yen by (y) 0.75 yen (calculating any fraction of one yen to the second decimal place and rounding it to the first decimal place).

      (4)   Resetting of the acquisition price

            During the Acquisition Request Period, the acquisition price shall be reset to the Market Price (as defined below) as of April 1 of each year ("Acquisition Price Reset Date" for each date), and the acquisition price shall be such Market Price for a period commencing on the relevant Acquisition Price Reset Date and ending on the day immediately preceding the following Acquisition Price Reset Date (or the last day of the Acquisition Request Period); provided, however, that if the Market Price is below 70% (any fraction of one yen shall be calculated to the second decimal place and shall be rounded to the first decimal place; "Acquisition Floor Price") of 242.7 yen ("Reset Base Acquisition Price"), which is the amount obtained by dividing 182 yen (that is, the initial conversion price of the Biwako Bank Class A Series 2 Preferred Shares) by 0.75 (calculating any fraction of one yen to the second decimal place and rounding it to the first decimal place), the acquisition price after reset shall be the Acquisition Floor Price. Further, if the Market Price is over 100% of the Reset Base Acquisition Price ("Acquisition Ceiling Price"), the acquisition price after reset shall be the Acquisition Ceiling Price; provided, however, that if the acquisition price is adjusted pursuant to Item (5) below by the Acquisition Price Reset Date, the Acquisition Ceiling Price and the Acquisition Floor Price shall be adjusted accordingly.

            The term "Market Price" means the average daily closing price (including closing bids or offered prices) of the common stock of KUBC (in regular trading) as reported by Osaka Securities Exchange Co., Ltd. for 30 consecutive trading days (excluding trading days on which no closing price or closing bid or offered price is reported) commencing on the 45th trading day prior to such Acquisition Price Reset Date. Such average daily closing price shall be calculated to the second decimal place denominated in yen and any fraction of one yen shall be rounded to the first decimal place.

      (5)   Adjustment of the acquisition price

            A. If, after the issuance of the Class A Series 2 Preferred Shares, any of the events set forth in Section B below occurs which causes or is likely to cause any change in the number of common shares of KUBC, KUBC shall adjust the acquisition price in accordance with the following formula ("Acquisition Price Adjusting Formula"):

                                                                                   Number of newly
                                                                                   issued and
                                                                                   outstanding common    X   Subscription
                                                           Number of issued        shares and disposed       price per share
                                                           and outstanding       { common shares
                                                           common shares           -----------------------------------------
           Adjusted                                                                              Market Price
           Acquisition      =      Acquisition price   X   -----------------------------------------------------------------
           price before            before adjustment            Number of issued             Number of newly issued and
                                                                and outstanding       +      outstanding common shares
                                                                common shares                and disposed common shares

            B. The cases where the acquisition price of the Class A Series 2 Preferred Shares is adjusted by the Acquisition Price Adjusting Formula and the timing of application of the adjusted acquisition price shall be as follows:

                  (I) If KUBC issues new common shares or dispose of the common shares of KUBC it holds (including the case of gratuitous allotment of shares) at a subscription price which is below the market price set forth in Section D.(II) below (excluding, however, the cases where the common share are delivered upon the acquisition or exercise of shares with put option (shutoku seikyuken tsuki kabushiki), share acquisition rights (shinkabu yoyakuken) (including those attached to the bonds with share acquisition rights (shinkabu yoyakuken tsuki shasai); here and hereinafter the same in this Section B) or other securities with rights to demand delivery of common shares of KUBC attached (collectively, "Shares with Put Option, etc."), or shares subject to call (shutoku joko tsuki kabushiki), share acquisition rights subject to call (shutoku joko tsuki shinkabu yoyakuken) or other securities which KUBC may acquire in exchange for the delivery of common share of KUBC (collectively, "Shares Subject to Call, etc."):

                  The adjusted acquisition price shall apply on and after the day immediately following the payment date (if a payment period is provided, this means the last day of such payment period; here and hereinafter the same) (or, in the case of gratuitous allotment, the effective date of such allotment), or if a record date is set in order to entitle shareholders to allotment of offered shares or gratuitous allotment, on and after the day immediately following such record date.

                  (II) If KUBC issues new common shares by way of stock split:

                  The adjusted acquisition price shall apply on and after the day immediately following the record date for the stock split.

                  (III) If KUBC issues Shares with Put Option, etc. (including the case of gratuitous allotment of shares) at a Price (as defined in Section D.(V) below; here and hereinafter the same in this Section (III)) which is below the market price set forth in Section D.(II) below:

                  The adjusted acquisition price shall be calculated by applying the Acquisition Price Adjusting Formula mutatis mutandis, and common shares will be deemed to have been delivered upon the acquisition or exercise of all Shares with Put Option, etc. at the initial acquisition price or the initial exercise price on the payment date for the Shares with Put Option, etc. (or, in the case of share acquisition rights, the allotment date, or, in the case of gratuitous allotment, the effective date of such allotment), or if a record date is set in order to entitle shareholders to allotment of Shares with Put Option, etc. or gratuitous allotment, on such record date, and the adjusted acquisition price so calculated shall apply on and after the day immediately following such payment date (or, in the case of share acquisition rights, the allotment date, or, in the case of gratuitous allotment, the effective date of such allotment), or on and after the day immediately following such record date.

                  Notwithstanding the foregoing, in the event that KUBC has issued Shares with Put Option, etc. with respect to which the Price will not be fixed on the day the common shares are deemed to have been issued as referred to above but will be fixed on a certain later day ("Price Fixing Date"), and the fixed Price is below the market price used in the Acquisition Price Adjusting Formula, the adjusted acquisition price shall be calculated by applying the Acquisition Price Adjusting Formula mutatis mutandis, and common shares will be deemed to have been delivered upon the acquisition or exercise of all the remaining Shares with Put Option, etc. on such Price Fixing Date at the acquisition price or the exercise price fixed on such Price Fixing Date, and the adjusted acquisition price so calculated shall apply on and after the day immediately following such Price Fixing Date.

                  (IV) If KUBC delivers common shares in exchange for acquiring the Shares Subject to Call, etc. at the Price (as defined in Section D.(V) below) which is below the market price used in the Acquisition Price Adjusting Formula:

                  The adjusted acquisition price shall apply on and after the day immediately following the day of acquisition.

            C. As long as the difference between the adjusted acquisition price calculated by the Acquisition Price Adjusting Formula and the acquisition price before the adjustment is less than one yen, no adjustments will be made to the acquisition price; provided, however, that the amount equivalent to such difference will be included in the subsequent calculation of the adjusted acquisition price each time an event occurs which requires an adjustment of the acquisition price.

            D. (I) In calculation using the Acquisition Price Adjusting Formula, the acquisition price shall be calculated to the second decimal place denominated in yen and any fraction of one yen shall be rounded to the first decimal place.

                  (II) The market price used in the Acquisition Price Adjusting Formula means the average daily closing price (including closing bids or offered prices) of the common stock of KUBC (in regular trading) as reported by Osaka Securities Exchange Co., Ltd. for 30 consecutive trading days (excluding trading days on which no closing price or closing bid or offered price is reported) commencing on the 45th trading day prior to the day on which the adjusted acquisition price becomes applicable. Such average daily closing price shall be calculated to the second decimal place denominated in yen and any fraction of one yen shall be rounded to the first decimal place.

                  (III) The number of the issued and outstanding common shares used in the Acquisition Price Adjusting Formula shall be, if a record date is set, equal to the number as of such record date, and if no record date is set, equal to the number of the issued and outstanding common shares of KUBC as of the day one month prior to the day on which the adjusted acquisition price becomes applicable minus the number of the common shares of KUBC held by KUBC as of such day.

                  (IV) The subscription price per share used in the Acquisition Price Adjusting Formula means (i) in the case of Section B.(I) above, the subscription price (or, in the case of gratuitous allotment, 0 yen, or, in the case of payment by an asset other than money, its appropriate appraised value), (ii) in the case of Section B.(II) above, 0 yen, and (iii) in the cases of Section B.(III) and (IV) above, the Price (as defined in Section D.(V) below).

                  (V) For purposes of Sections B.(III) and (IV) and D. (IV) above, the term "Price" means the amount obtained by dividing
                  (x) the amount paid in upon issuance of the Shares with Put Option, etc. or the Shares Subject to Call, etc. (in the case of share acquisition rights, the value of the assets contributed upon the exercise shall be added) minus the value of the assets other than the common shares delivered to the holder of the Shares with Put Option, etc. or the Shares Subject to Call, etc. upon the acquisition or exercise by (y) the number of the common shares delivered upon the acquisition or exercise.

            E. In addition to the cases where acquisition price is required to be adjusted pursuant to Section B. above, the KUBC shall, in the event of any of the following, adjust the acquisition price as determined appropriate by the board of directors:

                  (I) If an adjustment of the acquisition price is necessary due to any consolidation of shares, capital decrease, corporate split or merger;

                  (II) If an adjustment of the acquisition price is otherwise necessary due to the occurrence of an event which causes or is likely to cause a change in the number of common shares of KUBC; or

                  (III) If two or more events which require adjustments of the acquisition price successively occur, and the market price to be used in calculating the adjusted acquisition price based on one such event needs to be used taking into account the effect of the other events.

      (6)   Acquisition request handling office

      The Stock Transfer Agency Department, The Sumitomo Trust and Banking Co., Ltd. 5-33, Kitahama 4-chome, Chuo-ku, Osaka

      (7)   Effectiveness of the acquisition request

            The acquisition request shall become effective when the documents required for the acquisition request have arrived at the acquisition request handling office set forth in (6) above during the business hours of such acquisition request handling office.

8. Consolidation of shares, stock split, entitlement to allotment of offered shares, etc.

Unless otherwise provided by law, KUBC will not effectuate any consolidation of shares, stock split or gratuitous allotment with respect to the Class A Series 2 Preferred Shares.

KUBC will not grant Class A Series 2 Preferred Shareholders any entitlement to allotment of shares or allotment of share acquisition rights offered by KUBC.

                                                                    Attachment 3

Persons to be appointed as new directors and corporate auditors of KUBC upon the
Merger:

(1) Directors:            Osamu Yamada
                          Kenji Kosugi
                          Mitsuaki Kido
                          Yasuo Kataoka

(2) Corporate Auditors:   Masashi Sawamura
                          Tetsuya Nishikawa
                          Koji Minemoto (supplementary)

                                                                    Attachment 4

           Kansai Urban Banking Corporation Articles of Incorporation

                          CHAPTER I GENERAL PROVISIONS

Article 1 Trade name

The name of the Company shall be "Kabushiki Kaisha Kansai Urban Ginko" and shall be called in English "Kansai Urban Banking Corporation".

Article 2 Purpose

The purpose of The Company is to engage in the following businesses:

      (1) Acceptance of deposits or installment savings, loans or discounts on notes and foreign exchange transactions;

      (2) Guaranty of debts or acceptance of notes and other businesses incidental to the banking businesses set forth in the preceding item;

      (3) Underwriting and agency businesses for primary and secondary offerings of securities, trading, and other businesses in which a bank is permitted to engage under the Financial Instruments and Exchange Law;

      (4)   Trust businesses;

      (5) Businesses in which a bank is permitted to engage under the Secured Bonds Trust Act and other laws; and

      (6) Any other businesses incidental to or related to the businesses listed in the foregoing items.

Article 3 Location of Head Office

The Company shall have its head office in Osaka City.

Article4 Corporate Governance System

The Company shall have a board of directors, corporate auditors, a board of corporate auditors and an accounting auditor.

Article 5 Method of Public Notice

Public notices of the Company shall be given by way of electronic public notices; provided, however, that in the event that electronic public notices are not available due to an incident or other unavoidable circumstances, public notices shall be given in the Sangyo Keizai Shimbun published in Osaka City.

                                CHAPTER II SHARES

Article 6 Total Number of Shares Authorized to be Issued

The total number of shares authorized to be issued by the Company shall be 1,470 million shares. The total number of class shares authorized to be issued by the Company shall be 1,400 million shares of common stock, 35 million shares of Class A Series 1 Preferred Shares, and 35 million shares of Class A Series 2 Preferred Shares.

Article 7 Acquisition of Company's Own Shares

The Company may acquire its own shares in market transactions, etc. by a resolution of the board of directors.

Article 8 Number of Shares Per Unit

One unit (tangen) shall consist of 1,000 shares of the Company with respect to each class.

Article 9 Purchase of Additional Shares Constituting Less Than One Unit

A shareholder of the Company holding shares constituting less than one unit may, in accordance with the Share Handling Rules, require the Company to sell such number of shares that, combined with the shares constituting less than one unit held by such shareholder, constitute one unit of shares of the Company.

Article 10 Rights of Shareholders Holding Shares Constituting Less Than One Unit

A shareholder of the Company holding shares constituting less than one unit may not exercise any rights other than the rights listed below with respect to such shares:

      (1) Rights which may not be restricted by the articles of incorporation pursuant to laws and regulations;

      (2) The right to be allotted shares and share acquisition rights offered by the Company in proportion to the number of shares held by such shareholder;

      (3) The right to purchase additional shares constituting less than one unit; and

      (4) The right to require the Company to acquire shares with put options (shutoku seikyuken tsuki kabushiki).

Article 11 Share Handling Rules

The handling of shares of the Company shall be governed by the Share Handling Rules established by the board of directors.

Article 12 Administrator of Shareholder Register

The Company shall have an administrator of its shareholder register.

                          CHAPTER II-2 PREFERRED STOCK

Article 13 Class A Series 1 Preferred Shares

1.    Terms of Class A Series 1 Preferred Shares

      The terms of the Class A Series 1 Preferred Shares issued by the Company shall be as set forth in Paragraph 2 to Paragraph 7 of this article.

      2.    Class A Series 1 Preferred Dividends

      In the event that the Company makes a distribution of dividends as set forth in Article 37, Paragraph 1, the Company shall, prior to any distribution to holders of its common shares ("Common Shareholders") or registered pledgees who hold pledges on its common shares ("Common Share Registered Pledgees"), pay dividends in the amount obtained by multiplying
      (x) the amount equal to the subscription price per share of Class A Series 1 Preferred Shares (or such other amount determined upon issuance by a resolution of the board of directors as an amount in lieu of such subscription price) by (y) the annual rate determined upon issuance by a resolution of the board of directors up to the maximum rate as determined pursuant to Item (1) of this paragraph for each fiscal year ("Class A Series 1 Annual Dividend Rate") (any fraction of one yen shall be calculated to the third decimal place and shall be rounded to the second decimal place; "Class A Series 1 Preferred Dividends") to holders of shares of Class A Series 1 Preferred Shares ("Class A Series 1 Preferred Shareholders") or registered pledgees who hold pledges on shares of Class A Series 1 Preferred Shares ("Class A Series 1 Preferred Share Registered Pledgees"); provided, however, that if the Class A Series 1 Interim Preferred Dividends as defined in Paragraph 3 of this article are paid in the relevant fiscal year, the amount of the Class A Series 1 Preferred Dividends shall be reduced by the amount of the Class A Series 1 Interim Preferred Dividends.

      (1) The maximum of the Class A Series 1 Annual Dividend Rate shall be the rate calculated by the following formula:

            Class A Series 1 Annual Dividend Rate = 6-month Yen LIBOR + 6.00%

            The term "Annual Rate Amendment Date" means April 1 of each year. If such day is not a bank business day in London, the Annual Rate Amendment Date shall be the immediately preceding business day.

            The term "6-month Yen LIBOR" means the average of the 6-month Euro Yen London Inter-Bank Offered Rates published by the British Bankers' Association as of each Annual Rate Amendment Date and October 1 (if such date is not a bank business day, then the immediately preceding business day) immediately following such Annual Rate Amendment Date.

      (2) If the amount paid as dividends to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees in any fiscal year is less than the amount of the Class A Series 1 Preferred Dividends, the shortfall will not be added to the dividends paid in subsequent fiscal years.

      (3) No dividends will be paid to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees except for the Class A Series 1 Preferred Dividends.

      3.    Class A Series 1 Interim Preferred Dividends

      In the event that the Company makes a distribution of interim dividends as set forth in Article 37, Paragraph 2, the Company shall, prior to any distribution to Common Shareholders or Common Share Registered Pledgees, pay dividends in an amount determined at the time of issuance by a resolution of the board of directors ("Class A Series 1 Interim Preferred Dividends") up to the maximum of the amount equal to one-half of the Class A Series 1 Preferred Dividends per share of Class A Series 1 Preferred Shares to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees.

      4.    Liquidation Dividends

      (1) In the event that the assets of the Company are distributed upon liquidation, Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees will be entitled to receive an amount equal to the subscription price of the Class A Series 1 Preferred Shares (or such other amount determined at the time of issuance by a resolution of the board of directors as an amount in lieu of such subscription price), prior to any distribution to Common Shareholders or Common Share Registered Pledgees.

      (2) No assets will be distributed to Class A Series 1 Preferred Shareholders or Class A Series 1 Preferred Share Registered Pledgees upon liquidation except as set forth in the preceding item.

      5.    Voting Rights

      Class A Series 1 Preferred Shareholders shall have no voting rights at a general shareholders meeting; provided, however, that the foregoing shall not apply if otherwise provided by law.

      6. Right to Request Acquisition of Preferred Shares in Consideration of Common Shares

      A Class A Series 1 Preferred Shareholder may, during the period determined at the time of issuance by a resolution of the board of directors in which a request for acquisition may be made, request the Company to acquire shares of Class A Series 1 Preferred Shares held by such preferred shareholder on the terms and conditions determined by such resolution of the board of directors.

      7. Consolidation of Shares, Stock Split, Entitlement to Allotment of Offered Shares, etc.

      (1) Unless otherwise provided by law, the Company will not effectuate any consolidation of shares, stock split or gratuitous allotment with respect to the Class A Series 1 Preferred Shares.

      (2) The Company will not grant Class A Series 1 Preferred Shareholders any entitlement to allotment of shares or allotment of share acquisition rights offered by the Company.

Article 13-2 Class A Series 2 Preferred Shares

      1.    Terms of Class A Series 2 Preferred Shares

      The terms of the Class A Series 2 Preferred Shares issued by the Company shall be as set forth in Paragraph 2 to Paragraph 7 of this article.

      2.    Class A Series 2 Preferred Dividends

      In the event that the Company makes a distribution of dividends as set forth in Article 37, Paragraph 1, the Company shall, prior to any distribution to holders of Common Shareholders or Common Share Registered Pledgees, pay dividends in the amount obtained by multiplying (x) the amount equal to the subscription price per share of Class A Series 2 Preferred Shares (or such other amount determined upon issuance by a resolution of the board of directors as an amount in lieu of such subscription price) by (y) the annual rate determined upon issuance by a resolution of the board of directors up to the maximum rate as determined pursuant to Item (1) of this paragraph for each fiscal year ("Class A Series 2 Annual Dividend Rate") (any fraction of one yen shall be calculated to the third decimal place and shall be rounded to the second decimal place; "Class A Series 2 Preferred Dividends") to holders of shares of Class A Series 2 Preferred Shares ("Class A Series 2 Preferred Shareholders") or registered pledgees who hold pledges on shares of Class A Series 2 Preferred Shares ("Class A Series 2 Preferred Share Registered Pledgees"); provided, however, that if the Class A Series 2 Interim Preferred Dividends as defined in Paragraph 3 of this article are paid in the relevant fiscal year, the amount of the Class A Series 2 Preferred Dividends shall be reduced by the amount of the Class A Series 2 Interim Preferred Dividends.

      (1) The maximum of the Class A Series 2 Annual Dividend Rate shall be the rate calculated by the following formula:

            Class A Series 2 Annual Dividend Rate = 6-month Yen LIBOR + 6.00%

            The term "Annual Rate Amendment Date" means April 1 of each year. If such day is not a bank business day in London, the Annual Rate Amendment Date shall be the immediately preceding business day.

            The term "6-month Yen LIBOR" means the average of the 6-month Euro Yen London Inter-Bank Offered Rates published by the British Bankers' Association as of each Annual Rate Amendment Date and October 1 (if such date is not a bank business day, then the immediately preceding business day) immediately following such Annual Rate Amendment Date.

      (2) If the amount paid as dividends to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees in any fiscal year is less than the amount of the Class A Series 2 Preferred Dividends, the shortfall will not be added to the dividends paid in subsequent fiscal years.

      (3) No dividends will be paid to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees except for the Class A Series 2 Preferred Dividends.

      3.    Class A Series 2 Interim Preferred Dividends

      In the event that the Company makes a distribution of interim dividends as set forth in Article 37, Paragraph 2, the Company shall, prior to any distribution to Common Shareholders or Common Share Registered Pledgees, pay dividends in an amount determined at the time of issuance by a resolution of the board of directors ("Class A Series 2 Interim Preferred Dividends") up to the maximum of the amount equal to one-half of the Class A Series 2 Preferred Dividends per share of Class A Series 2 Preferred Shares to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees.

      4.    Liquidation Dividends

      (1) In the event that the assets of the Company are distributed upon liquidation, Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees will be entitled to receive an amount equal to the subscription price of the Class A Series 2 Preferred Shares (or such other amount determined at the time of issuance by a resolution of the board of directors as an amount in lieu of such subscription price), prior to any distribution to Common Shareholders or Common Share Registered Pledgees.

      (2) No assets will be distributed to Class A Series 2 Preferred Shareholders or Class A Series 2 Preferred Share Registered Pledgees upon liquidation except as set forth in the preceding item.

      5.    Voting Rights

      Class A Series 2 Preferred Shareholders shall have no voting rights at a general shareholders meeting; provided, however, that the foregoing shall not apply if otherwise provided by law.

      6. Right to Request Acquisition of Preferred Shares in Consideration of Common Shares

      A Class A Series 2 Preferred Shareholder may, during the period determined at the time of issuance by a resolution of the board of directors in which a request for acquisition may be made, request the Company to acquire shares of Class A Series 2 Preferred Shares held by such preferred shareholder on the terms and conditions determined by such resolution of the board of directors.

      7. Consolidation of Shares, Stock Split, Entitlement to Allotment of Offered Shares, etc.

      (1) Unless otherwise provided by law, the Company will not effectuate any consolidation of shares, stock split or gratuitous allotment with respect to the Class A Series 2 Preferred Shares.

      (2) The Company will not grant Class A Series 2 Preferred Shareholders any entitlement to allotment of shares or allotment of share acquisition rights offered by the Company.

Article 13-3 Priority

The Class A Series 1 Preferred Shareholders and the Class A Series 2 Preferred Shareholders have the same priority with respect to preferred dividends, preferred interim dividends and distributions.

                    CHAPTER III GENERAL SHAREHOLDERS MEETING

Article 14 Record Date

Shareholders who are recorded as having voting rights in the latest register of shareholders as of March 31 of each year shall be those entitled to exercise such rights at the annual general shareholders meeting of the Company for the relevant fiscal year.

Article 15 Convocation of General Shareholders Meeting

An annual general shareholders meeting of the Company shall be convened within three months from the last day of each fiscal year, and an extraordinary general shareholders meeting shall be convened whenever necessary.

Article 16 Chairman

Either the Chairman of the Board of Directors or the President of the Company shall act as chairman of general shareholders meetings. If both the Chairman of the Board of Directors and the President is unable to act as such, one of the other directors shall act as chairman in accordance with the order of priority previously determined by a resolution of the board of directors.

Article 17 Disclosure of Reference Documents for General Shareholders Meeting on
           the Internet and Constructive Provision Thereof

In convening a general shareholders meeting, the Company may, by disclosing on the Internet in accordance with the ordinance of the Ministry of Justice information related to the matters required to be included or specified in the reference documents for the general shareholders meeting, business reports, financial statements and consolidated financial statements, deem such information to have been provided to its shareholders.

Article 18 Method of Resolution

1. Unless otherwise provided by laws or regulations or these Articles of Incorporation, resolutions of a general shareholders meeting shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance.

2. Resolutions of a general shareholders meeting provided for in Article 309, Paragraph 2 of the Companies Act shall be adopted by an affirmative vote of two-thirds or more of the voting rights of the shareholders in attendance who hold in the aggregate not less than one-third of the voting rights of all shareholders entitled to vote.

Article 19 Exercise of Voting Rights by Proxy

1. A shareholder may exercise its voting rights by appointing another shareholder of the Company with voting rights to act as its proxy.

2. The shareholder or the proxy thereof shall submit to the Company a document evidencing authority of the proxy to act as such at each general shareholders meeting.

Article 20 Class Shareholders Meeting

1. The provisions of Articles 16, 17 and 19 shall apply mutatis mutandis to class shareholders meetings.

2. The provisions of Article14 shall apply mutatis mutandis to a class shareholders meeting in the case where a matter resolved at an annual general shareholders meeting also requires a resolution of a class shareholders meeting in addition to the resolution at the annual general shareholders meeting.

3. The provisions of Article 18 shall apply mutatis mutandis to resolutions at class shareholders meetings provided for in Article 324 of the Companies Act.

                   CHAPTER IV DIRECTORS AND BOARD OF DIRECTORS

Article 21 Number of Directors

The Company shall have not more than 15 directors.

Article 22 Election of Directors

1. The directors of the Company shall be elected by a resolution at a general shareholders meeting.

2. A resolution for the election of directors shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance who hold voting rights representing in the aggregate one-third or more of the voting rights of all shareholders entitled to vote.

3. A resolution for the election of directors shall not be made by cumulative voting.

Article 23 Term of Office

The term of office of directors shall expire at the close of the annual general shareholders meeting pertaining to the last fiscal year ending within two years after their election.

Article 24 Person Entitled to Convene Meetings of Board of Directors and
           Chairman

Unless otherwise provided for by laws and regulations, the Chairman of the Board of Directors of the Company shall convene meetings of the board of directors and act as chairman. If there is no Chairman of the Board of Directors or the Chairman of the Board of Directors is unable to act as such, the President of the Company shall act as chairman. If the President is unable to act as such, one of the other directors shall act as chairman in accordance with the order of priority previously determined by a resolution of the board of directors.

Article 25 Procedures for Convocation of Meetings of Board of Directors

1. Notice to convene a meeting of the board of directors shall be given to each director and corporate auditor at least three days prior to the date of such meeting; provided, however, that such notice period may be shortened in cases of emergency.

2. A meeting of the board of directors may be convened without following the convocation procedures if consent is given by all directors and corporate auditors.

3. The details of the meetings of the board of directors shall be governed by the rules established by the board of directors.

Article 26 Abbreviated Procedures for Resolution of Board of Directors

In the event that a director proposes a matter to be resolved by the board of directors and all directors entitled to vote in connection with such matter give consent thereto in writing or electronically and no corporate auditor submits any objection, the board of directors will be deemed to have adopted a resolution approving such matter.

Article 27 Representative Directors and Directors with Titles

1. The board of directors may, by resolution, appoint one Chairman of the Board of Directors, one President, several Vice-Chairmen of the Board of Directors, several Vice-Presidents, several Senior Managing Directors and several Managing Directors.

2. The board of directors shall, by resolution, elect several directors who represent the Company.

Article 28 Liability Limitation Agreements with Outside Directors

The Company may enter into agreements with its outside directors regarding their liability to the Company for damage compensation; provided, however, that the maximum amount of the liability shall be the amount provided by laws and regulations.

                        CHAPTER V CORPORATE AUDITORS AND
                           BOARD OF CORPORATE AUDITORS

Article 29 Number of Corporate Auditors

The Company shall have not more than six corporate auditors.

Article 30 Election of Corporate Auditors

1. The corporate auditors of the Company shall be elected by a resolution at a general shareholders meeting

2. A resolution for the election of corporate auditors shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance who hold voting rights representing in the aggregate one-third or more of the voting rights of all shareholders entitled to vote.

Article 31 Effect of Resolution for Election of Corporate Auditor to Fill a
           Vacancy

The resolution for election of a corporate auditor to fill a vacancy shall be effective until the beginning of the annual general shareholders meeting pertaining to the last fiscal year ending within four years after his/her election, unless otherwise specified in such resolution.

Article 32 Term of Office

The term of office of corporate auditors shall expire at the close of the annual general shareholders meeting pertaining to the last fiscal year ending within four years after their election.

Article 33 Full-time Corporate Auditors

The board of corporate auditors shall appoint full-time corporate auditors from among the corporate auditors.

Article 34 Procedures for Convocation of Meetings of Board of Corporate Auditors

1. Notice to convene a meeting of the board of corporate auditors shall be given to each corporate auditor at least three days prior to the date of such meeting; provided, however, that such notice period may be shortened in cases of emergency.

2. A meeting of the board of corporate auditors may be convened without following the convocation procedures if consent is given by all corporate auditors.

3. The details of the meetings of the board of corporate auditors shall be governed by the rules established by the board of corporate auditors.

Article 35 Liability Limitation Agreements with Outside Corporate Auditors

The Company may enter into agreements with its outside corporate auditors regarding their liability to the Company for damage compensation; provided, however, that the maximum amount of the liability shall be the amount provided by laws and regulations.

                              CHAPTER VI ACCOUNTING

Article 36 Fiscal Year

The fiscal year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

Article 37 Dividends

1. The Company may, by a resolution at a general shareholders meeting, pay year-end dividends to the shareholders or registered pledgees whose names have been recorded in the latest register of shareholders as of the last day of each fiscal year.

2. In addition to the dividends set forth in the preceding paragraph, the Company may, by a resolution of the board of directors, pay interim dividends to the shareholders or registered pledgees whose names have been recorded in the latest register of shareholders as of September 30 of each year.

Article 38 Prescription Period for Payment of Dividends

1. The Company shall be released from the obligation to pay year-end dividends or interim dividends which have not been received after the lapse of five years from the date on which payment of such dividends had commenced.

2.    Unpaid year-end dividends and interim dividends shall bear no interest.

3. Fairness of the Consideration Paid in the Merger (Article 182, Paragraph 1, Item 1 of the Enforcement Regulations of the Company Law of Japan)

(1)   Fairness of the Total Consideration and Calculation Methods

(i) Biwako Bank appointed Goldman Sachs Japan Co., Ltd. ("Goldman Sachs") as its financial advisor, and KUBC appointed Daiwa Securities SMBC Co., Ltd. ("Daiwa SMBC"; Daiwa SMBC will be renamed to Daiwa Securities Capital Markets Co. Ltd. on January 1, 2010) as its financial advisor.

      In order to support their respective efforts to ensure the fairness of the merger ratio (common stock), Biwako Bank requested Goldman Sachs, and KUBC requested Daiwa SMBC, respectively, to perform financial analyses relating to the merger ratio (common stock). In addition, Biwako Bank received an opinion (so-called "fairness opinion") from Goldman Sachs to the effect that, as of November 18, 2009 and based upon and subject to certain conditions, the merger ratio (common stock) was fair from a financial point of view to the holders of Biwako Common Shares.

      After taking into consideration the merger ratio (common stock), and due to the absence of market prices for the Biwako Class A Series I and Series II Preferred Shares (as opposed to common stock), KUBC and Biwako Bank agreed that the terms of the KUBC Class A Series I and Series II Preferred Shares will be substantially the same as those of the Biwako Class A Series I and Series II Preferred Shares, respectively, other than adjustments based on the merger ratio (common stock) to the prices at which the respective preferred shares will be convertible into KUBC Common Shares or other modifications in accordance with the Corporation Law.

      See Annex 1. "Overview of the Financial Analyses regarding the Allotment in the Merger" for the overview of the financial analyses relating to the merger ratio (common stock) conducted by Goldman Sachs and Daiwa SMBC and the full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion. The Goldman Sachs opinion was provided solely for the information and assistance of the Board of Directors of Biwako Bank in connection with its consideration of the merger and such opinion is not a recommendation as to how any holder of Biwako Common Shares should vote with respect to the merger or any other matter.

      Goldman Sachs and Daiwa SMBC do not constitute related parties of Biwako Bank and KUBC, respectively. Daiwa SMBC, which is a financial advisor for KUBC, is a joint venture of Daiwa Securities Group Inc. ("Daiwa Securities Group"), a parent company of Daiwa SMBC, and Sumitomo Mitsui Baking Corporation ("SMBC"), a parent company of KUBC and a holder of a 97.73% stake in the Biwako Class A Series I Preferred Shares and a 100% stake in the Biwako Class A Series II Preferred Shares which are convertible into Biwako Common Shares, pursuant to the Wholesale Securities Business Joint Venture Agreement dated December 18, 1998. Sumitomo Mitsui Financial Group ("SMFG"), a 100% parent company of SMBC, currently holds a 40% stake in Daiwa SMBC, but Daiwa Securities Group, SMBC and SMFG agreed that, Daiwa Securities Group will acquire the 40% stake from SMFG on December 31, 2009, to dissolve the joint venture, maintaining a good relationship of mutual trust.

      Biwako Bank and KUBC together on several occasions conducted careful negotiations and discussions on the merger ratios, comprehensively taking into account such factors as the financial position, assets, and future prospects of each party, with Biwako Bank making reference to the financial analyses prepared by Goldman Sachs, and KUBC to the financial analyses prepared by Daiwa SMBC with respect to the merger ratio (common stock). As a result of the careful negotiations and discussions, Biwako Bank and KUBC ultimately reached the conclusion that the merger ratio (common stock) set out below is appropriate and agreed to set the merger ratio (common stock) shown below.

--------------------------------------------------------------------------------
                                       Biwako Bank                   KUBC
                                    (Absorbed entity)         (Surviving entity)
--------------------------------------------------------------------------------
Merger ratio (common stock)              0.75                         1
--------------------------------------------------------------------------------

(Note 1)    0.75 KUBC Common Shares will be allotted for each Biwako Common
            Share.

(Note 2) One share of KUBC Class A Series I will be allotted for each share of Biwako Class A Series I and one share of KUBC Class A Series II will be allotted for each share of Biwako Class A Series II. The terms of the KUBC Class A Series I and Series II Preferred Shares will be substantially the same as those of the Biwako Class A Series I and Series II Preferred Shares, respectively, other than adjustments based on the merger ratio (common stock) to the prices at which the respective preferred shares will be convertible into KUBC Common Shares or other modifications in accordance with the Corporation Law.

(ii)  Reasons for selecting shares of KUBC as the merger consideration

      To ensure that our shareholders can remain as common shareholders of the new bank and enjoy the benefits from the new bank's business growth, Biwako Bank and KUBC have selected KUBC common shares as the consideration for the Merger.

(iii) Suitability of KUBC capital and other amounts

      The Merger will result in increases to KUBC's capital and other amounts as follows, as stipulated by the Merger Agreement:

      a.    Increase in capital: 0 yen

      b.    Increase in capital reserves: 0 yen

      c. Increase in capital surplus: Amount of change in shareholders' equity of Article 35 of the Company Accounting Rules (Kaisha Keisan Kisoku)

We believe that the foregoing amounts for capital and capital reserves are suitable, when viewed in the light of laws and regulations and KUBC's capital policy.

(2)   Matters for reference in regards to the merger consideration

(i) The Articles of Incorporation of KUBC (at the extraordinary shareholders meeting of KUBC to be held on January 19, 2010, a resolution is to be introduced to partially amend the Articles of Incorporation of KUBC set forth as Attachment 4 of the Merger Agreement)

CHAPTER I  GENERAL PROVISIONS

Article 1 Trade Name

The name of the Company shall be "Kabushiki Kaisha Kansai Urban Ginko" and the English name shall be "Kansai Urban Banking Corporation."

Article 2 Purpose

The purpose of the Company is to engage in the following businesses:

(1) Acceptance of deposits or installment savings, loans or discounts on notes and foreign exchange transactions;

(2) Guaranty of debts or acceptance of notes and other businesses incidental to the banking businesses set forth in the preceding item;

(3) Underwriting and agency businesses for primary and secondary offerings of securities, trading, and other businesses in which a bank is permitted to engage under the Financial Instruments and Exchange Law;

(4)   Trust businesses;

(5) Businesses in which a bank is permitted to engage under the Secured Bonds Trust Act and other laws; and

(6) Any other businesses incidental to or related to the businesses listed in the foregoing items.

Article 3 Location of Head Office

The Company shall have its head office in the city of Osaka.

Article 4 Corporate Governance System

The Company shall have a board of directors, corporate auditors, a board of corporate auditors and an accounting auditor.

Article 5 Method of Public Notice

Public notices of the Company shall be given by way of electronic public notices; provided, however, that in the event that electronic public notices are not available due to an incident or other unavoidable circumstances, public notices shall be given in the Sangyo Keizai Shimbun published in the city of Osaka.

CHAPTER II SHARES

Article 6 Total Number of Shares Authorized to be Issued

The total number of shares the Company is authorized to issue shall be 1,400 million shares.

Article 7 Acquisition of Company's Own Shares

The Company may acquire its own shares in market transactions, etc. by a resolution of the board of directors.

Article 8 Number of Shares per Unit

One unit (tangen) of shares shall consist of 1,000 shares.

Article 9 Purchase of Additional Shares Constituting Less Than One Unit

A shareholder of the Company holding shares constituting less than one unit may, in accordance with the Share Handling Rules, demand that the Company sell such number of shares that, combined with the shares constituting less than one unit held by such shareholder, would constitute one unit of shares of the Company.

Article 10 Rights of Shareholders Holding Shares Constituting Less Than One Unit

A shareholder of the Company holding shares constituting less than one unit may not exercise any rights other than the rights listed below:

(1) Rights which may not be restricted by the articles of incorporation pursuant to laws and regulations;

(2) The right to be receive allotments of subscription shares and share options for subscription in proportion to the number of shares held by such shareholder; and

(3)   The right to purchase additional shares constituting less than one unit.

Article 11 Share Handling Rules

The handling of shares of the Company shall be governed by the Share Handling Rules established by the board of directors.

Article 12 Administrator of Shareholder Register

The Company shall have an administrator of its shareholder register.

CHAPTER III GENERAL SHAREHOLDERS MEETING

Article 13 Record Date

Shareholders who are recorded as having voting rights in the latest register of shareholders as of March 31 of each year shall be those entitled to exercise such rights at the annual general shareholders meeting of the Company for the relevant fiscal year.

Article 14 Convocation of General Shareholders Meeting

An annual general shareholders meeting of the Company shall be convened within three months from the last day of each fiscal year, and an extraordinary general shareholders meeting shall be convened whenever necessary.

Article 15 Chairman

The President of the Company shall act as chairman of general shareholders meetings. If the President is unable to act as such, one of the other directors shall act as chairman in accordance with the order of priority previously determined by a resolution of the board of directors.

Article 16 Disclosure of Reference Documents for General Shareholders Meeting on
           the Internet and Constructive Provision Thereof

In convening a general shareholders meeting, the Company may, by disclosing on the Internet in accordance with the ordinance of the Ministry of Justice information related to the matters required to be included or specified in the reference documents for the general shareholders meeting, business reports, financial statements and consolidated financial statements, deem such information to have been provided to its shareholders.

Article 17 Method of Resolution

Unless otherwise provided by laws or regulations or these Articles of Incorporation, resolutions of a general shareholders meeting shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance.

Resolutions of a general shareholders meeting provided for in Article 309, Paragraph 2 of the Companies Act shall be adopted by an affirmative vote of two-thirds or more of the voting rights of the shareholders in attendance at a meeting attended by shareholders holding at least one-third of the voting rights held by all shareholders entitled to exercise their voting rights.

Article 18 Exercise of Voting Rights by Proxy

A shareholder may exercise its voting rights by appointing another shareholder of the Company with voting rights to act as its proxy.

The shareholder or the proxy thereof shall submit to the Company a document evidencing authority of the proxy to act as such at each general shareholders meeting.

CHAPTER IV DIRECTORS AND BOARD OF DIRECTORS

Article 19 Number of Directors

The Company shall have no more than eleven directors.

Article 20 Election of Directors

The directors of the Company shall be elected by a resolution at a general shareholders meeting.

A resolution of the election of directors shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance at a meeting attended by shareholders holding at least one-third of the voting rights held by all shareholders entitled to exercise their voting rights.

A resolution for the election of directors shall not be made by cumulative voting.

Article 21 Term of Office

The term of office of directors shall expire at the close of the annual general shareholders meeting pertaining to the last fiscal year ending within two years after their election.

Article 22 Person Entitled to Convene Meetings of Board of Directors and
           Chairman

Unless otherwise provided for by laws and regulations, the Chairman of the Board of Directors of the Company, who is a representative director, shall convene meetings of the board of directors and act as chairman. If there is no Chairman of the Board of Directors, who is a representative director, or the Chairman of the Board of Directors is unable to act as such, the President of the Company shall act as chairman. If the President is unable to act as such, one of the other directors shall act as chairman in accordance with the order of priority previously determined by a resolution of the board of directors.

Article 23 Procedures for Convocation of Meetings of Board of Directors

Notice to convene a meeting of the board of directors shall be dispatched to each director and corporate auditor at least three days prior to the date of such meeting; provided, however, that such notice period may be shortened in cases of emergency.

A meeting of the board of directors may be convened without following the convocation procedures if consent is given by all directors and corporate auditors.

The details of the meetings of the board of directors shall be governed by the rules established by the board of directors.

Article 24 Abbreviated Procedures for Resolution of Board of Directors

In the event that a director proposes a matter to be resolved by the board of directors and all directors entitled to vote in connection with such matter give consent thereto in writing or electronically and no corporate auditor submits any objection, the board of directors will be deemed to have adopted a resolution approving such matter.

Article 25 Representative Directors and Directors with Titles

The board of directors may, by resolution, appoint one Chairman of the Board of Directors, one President, several Vice-Chairmen of the Board of Directors, several Vice-Presidents, several Senior Managing Directors and several Managing Directors.

From among the directors with titles in the previous paragraph, the board of directors shall, by resolution, elect several directors who represent the Company.

The Chairman of the Board of Directors, who is a representative director, shall preside over the board of directors.

The Vice-Chairmen of the board of directors shall assist the Chairman of the Board of Directors.

The President shall implement the resolutions of the board of directors and oversee the Company's operations in general.

Vice-Presidents, Senior Managing Directors and Managing Directors shall assist the President and preside over operations.

If the President is unable to act as such, the Vice-Presidents, Senior Managing Directors or Managing Directors shall act as president in accordance with the order of priority previously determined by a resolution of the board of directors.

CHAPTER V CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 26 Number of Corporate Auditors

The Company shall have no more than five corporate auditors.

Article 27 Election of Corporate Auditors

The corporate auditors of the Company shall be elected by a resolution made at a general shareholders meeting.

A resolution for the election of corporate auditors shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance at a meeting attended by shareholders holding at least one third of the voting rights held by all shareholders entitled to exercise their voting rights.

Article 28 Term of Office

The term of office of corporate auditors shall expire at the close of the annual general shareholders meeting pertaining to the last fiscal year ending within four years after their election.

Article 29 Full-Time Corporate Auditors

The board of corporate auditors shall elect full-time corporate auditors from among the corporate auditors.

Article 30 Procedures for Convocation of Meetings of Board of Corporate Auditors

Notice to convene a meeting of the board of corporate auditors shall be dispatched to each corporate auditor at least three days prior to the date of such meeting; provided, however, that such notice period may be shortened in cases of emergency.

A meeting of the board of corporate auditors may be convened without following the convocation procedures if consent is given by all corporate auditors.

The details of the meetings of the board of corporate auditors shall be governed by the rules established by the board of corporate auditors.

CHAPTER VI ACCOUNTING

Article 31 Fiscal Year

The fiscal year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

Article 32 Dividends

The Company may, by a resolution at a general shareholders meeting, pay year-end dividends to the shareholders or registered pledgees whose names have been recorded in the latest register of shareholders as of the last day of each fiscal year.

In addition to the dividends set forth in the preceding paragraph, the Company may, by a resolution of the board of directors, pay interim dividends to the shareholders or registered pledgees whose names have been recorded in the latest register of shareholders as of September 30 of each year.

Article 33 Prescription Period for Payment of Dividends

The Company shall be released from the obligation to pay year-end dividends or interim dividends which have not been received after the lapse of five years from the date on which payment of such dividends had commenced.

Unpaid year-end dividends and interim dividends shall bear no interest.

(ii) Matters pertaining to the method of conversion into cash of the merger consideration

      a.    Markets where the merger consideration is traded

      Shares of KUBC are traded on the first section of the Tokyo Stock Exchange and the first section of the Osaka Securities Exchange.

      b. Intermediaries, brokers and agencies that engage in trading of the merger consideration

      Shares of KUBC can be traded through financial instrument firms (securities companies) engaged in a general type I financial instruments trading business.

(iii) Matters pertaining to the market price of the merger consideration

The monthly high and low prices for KUBC shares for the past six months are as follows. The latest market prices of KUBC shares can be viewed on the web site of the Osaka Securities Exchange (http://www.ose.or.jp/) and other web sites.

----------------------------------------------------------------------------------------------------------------
Month              May 2009        June 2009       July 2009       August 2009     September 2009  October 2009
----------------------------------------------------------------------------------------------------------------
High (yen)         215             210             177             167             154             129
----------------------------------------------------------------------------------------------------------------
Low (yen)          192             165             153             148             117             104
----------------------------------------------------------------------------------------------------------------

(iv)  KUBC's balance sheets

KUBC has omitted disclosure under this item, because it has filed annual securities reports for each of the past five fiscal years.

(3) Matters pertaining to appropriateness of provisions for share warrants related to an absorption merger

Not applicable.

(4)   With regards to KUBC, the matters set forth below

(i) Content of the financial statements for the latest fiscal year (the year ended March 2009)

      This is as set forth in the enclosed reference materials for the general shareholders meeting and the supplemental volume of reference materials for the general shareholders meeting of common shareholders.

(ii) Disposals of material assets, assumption of material liabilities and other events occurring after the last day of the latest fiscal year having a material impact on company assets

      a. K.K. Joint Corporation, a transaction partner of KUBC, filed a petition with the Tokyo District Court on May 29, 2009 for commencement of corporate reorganization procedures.

      (a)   Overview of the debtor

            Name:              K.K. Joint Corporation
            Address:           2-10-11 Meguro, Meguro-ku, Tokyo
            Representative:    Yoshinobu Shoji
            Capital:           20,834 million yen

            Businesses:        Development, planning and sales of condominiums

      (b) Events that occurred with respect to the debtor and the date of such occurrence

            Petition for the commencement of corporate reorganization procedures was filed with the Tokyo District Court on May 29, 2009.

      (c)   Classification and amounts of claims against the debtor

            Loans                     9,121 million yen
            Unpaid interest           1 million yen
            Total                     9,123 million yen

      (d)   Impact of such facts on KUBC's business

            With regard to the 3,359 million yen portion of the foregoing claims that is not secured by collateral or the like, the necessary allowances were made in the first quarter of fiscal 2009.

      b. KUBC and its consolidated subsidiary K.K. Kansai Sogo Shinyo passed resolutions approving the sale of fixed assets as follows on September 24, 2009, entered into a real property sale and purchase agreement on September 28, 2009 and delivered the property on September 29, 2009.

      (a)   Reasons for the sale

            The sale of the property was carried out as part of a review of real estate holdings from the perspective of effective asset management. A lease agreement for the property was executed with the buyer, and after the sale, the property has continued to be used as the site for the headquarters of the Kansai Urban Group.

      (b)   Overview of the asset sold

            1)    Overview and address of the asset

            Shinsaibashi Urban Building (land: 2,295.51 m(2), building:
            25,839.08 m(2)) 1-6 Nishi Shinsaibashi, Chuo-ku, Osaka

            2)    Book value    14.4 billion yen

            3)    Sale price    24.4 billion yen

            4)    Gain on sale  10 billion yen

      (c)   Overview of the buyer (as of September 24, 2009)

            1)    Trade name: Keihanshin Real Estate Co., Ltd.

            2)    Address of the head office: 4-2-14 Kawara-machi, Chuo-ku,
                  Osaka

            3)    Representative: President and Representative Director
                                  Takeharu Nagata

            4)    Operations: Lease of real property and buildings

            5)    Capital: 7,688 million yen

            6)    Date of establishment: December 24, 1948

            7)    Relationship with KUBC  KUBC holds 0.08% of the outstanding shares of the buyer, and the buyer
                                          holds 0.02% of the outstanding shares
                                          of KUBC. There are no personal or
                                          transactional relationships. The
                                          company is not a KUBC related person,
                                          and no related persons of affiliates
                                          of the buyer are KUBC related persons.

(5) Disposal of material assets, assumption of material liabilities and other events occurring at Biwako Bank after the last day of the latest fiscal year having a material impact on company assets

      Not applicable.

     Overview of the Calculations of the Allocation of Shares in the Merger

(1)   Overview of the Calculation of the Allocation of Shares by Goldman Sachs

      Goldman Sachs delivered to the Board of Directors of Biwako Bank a written opinion, approved by a fairness committee of Goldman, Sachs & Co., that, as of November 18, 2009, and based upon and subject to certain conditions, including the assumptions set forth therein, the merger ratio (common stock) pursuant to the Merger Agreement was fair to the holders of Biwako Common Shares from a financial point of view. The full text (translation) of the written opinion of Goldman Sachs, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is set forth below. Goldman Sachs' opinion was provided solely for the information and assistance of the Board of Directors of Biwako Bank in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of Biwako Common Shares should vote with respect to the merger or any other matter. Goldman Sachs did not recommend any specific merger ratio (common stock) to Biwako Bank or its Board of Directors or that any specific merger ratio (common stock) constituted the only appropriate merger ratio (common stock).

      Goldman Sachs, as part of the process of preparing its written opinion, performed a historical stock price analysis, a contribution analysis, and a dividend discount model ("DDM") analysis, which DDM analysis was based on financial projections for Biwako Bank prepared by its management and financial projections for KUBC prepared by its management and adjusted by Biwako Bank, in each case, as approved for Goldman Sachs' use by Biwako Bank. The results of the respective analyses are shown below. The below ranges of the merger ratio (common stock) are for a number of KUBC Common Shares to be issued in exchange for one Biwako Common Share. In performing the stock price analysis, Goldman Sachs used November 17, 2009 and February 24, 2009 (the day before media reports of the transaction) as the base dates, and reviewed the closing market prices of Biwako Bank and KUBC on the base dates and the closing market prices of Biwako Bank and KUBC during the one-month, three-month and six-month periods ending on the base dates as a basis for the analysis.

                                                           Range of Merger Ratio
                 Analysis Method                              (Common Stock)
================================================================================
1.  Stock Price Analysis (Base Date: November 17, 2009)         0.47 - 0.78
--------------------------------------------------------------------------------
2.  Stock Price Analysis (Base Date: February 24, 2009)         0.72 - 1.18
--------------------------------------------------------------------------------
3.  Contribution Analysis                                       0.31 - 1.07
--------------------------------------------------------------------------------
4.  DDM Analysis                                                0.44 - 0.71

      Goldman Sachs' analyses and opinion are necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, November 18, 2009, and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion or analyses based on circumstances, developments or events occurring after the date thereof. Goldman Sachs assumed with Biwako Bank's consent that certain internal financial analyses and financial forecasts for Biwako Bank and KUBC, as well as certain cost savings and operating synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Biwako Bank.

Except as otherwise noted, the quantitative information described above, to the extent that it is based on market data, is based on market data as it existed on or before November 18, 2009 and is not necessarily indicative of current market conditions.

      The foregoing is a summary of the results of the material financial analyses delivered by Goldman Sachs to the Board of Directors of Biwako Bank in connection with rendering its fairness opinion, and does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

 ******************************************************************************

Fairness Opinion Delivered by Goldman Sachs (Translation)

November 18, 2009

Board of Directors
Biwako Bank, Ltd.
4-5-12 Chuo, Otsu-Shi, Shiga

Gentlemen:

      You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Biwako Common Shares") of Biwako Bank, Ltd. ( "Biwako") of the Common Stock Merger Ratio (as defined below) pursuant to the Merger Agreement, dated as of November 18, 2009 (the "Agreement"), by and between Biwako and Kansai Urban Banking Corporation ("KUBC").

      The Agreement provides for the merger between Biwako and KUBC (the "Transaction"), pursuant to which, among other things, (i) KUBC will be the surviving entity, (ii) each Biwako Common Share will be exchanged for 0.75 shares of common stock (the "KUBC Common Shares") of KUBC (the "Common Stock Merger Ratio"), (iii) each Class A Series 1 Preferred Share (the "Biwako Class A Series 1 Preferred Shares") of Biwako will be exchanged for one share of Class A Series 1 Preferred Shares (the "KUBC Class A Series 1 Preferred Shares") of KUBC, and (iv) each Class A Series 2 Preferred Share (the "Biwako Class A Series 2 Preferred Shares", and together with the Biwako Class A Series 1 Preferred Shares, the "Biwako Preferred Shares") of Biwako will be exchanged for one share of Class A Series 2 Preferred Shares (the "KUBC Class A Series 2 Preferred Shares") of KUBC. The terms of the KUBC Class A Series 1 Preferred Shares and KUBC Class A Series 2 Preferred Shares will be substantially the same as the terms of the Biwako Class A Series 1 Preferred Shares and Biwako Class A Series 2 Preferred Shares, respectively, other than any adjustments of the conversion prices of the Biwako Preferred Shares to reflect the Common Stock Merger Ratio pursuant to the Agreement.

Pursuant to the Agreement, the approval of the Transaction (along with certain related matters) by the holders of the Biwako Common Shares, the Biwako Preferred Shares and the KUBC Common Shares is necessary for the consummation of the Transaction.

      Goldman Sachs Japan Co., Ltd. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs Japan Co., Ltd. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, Biwako, KUBC, Sumitomo Mitsui Banking Corporation ("SMBC"), a parent company of KUBC and a holder of Biwako Common Shares and Biwako Preferred Shares, Sumitomo Mitsui Financial Group, Inc. ("SMFG"), a parent company of SMBC, and any of their respective affiliates or any currency or commodity that may be involved in the Transaction for their own account and for the accounts of their customers. We have acted as financial advisor to Biwako in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and Biwako has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In addition, we have provided certain investment banking and other financial services to KUBC. We have also provided certain investment banking and other financial services to SMBC and SMFG from time to time, including having acted as financial advisor to SMBC with regard to SMBC's acquisition of a 33% stake in OMC Card Inc. from Daiei, Inc. ("Daiei") and Japan Distribution Leasing Corporation, a wholly owned subsidiary of Daiei, in August 2007; as financial advisor to SMBC with regard to SMBC's acquisition of a 41% stake in Primus Financial Services, Inc., a wholly owned subsidiary of Ford Credit International, Inc. ("FCI") from FCI in April 2008; as joint bookrunner with regard to SMFG's issuance of common shares in June 2009; and as financial advisor to SMFG with regard to SMFG's acquisition of Nikko Cordial Securities and other related businesses in October 2009. We also may provide investment banking and other financial services to Biwako, KUBC, SMBC, SMFG and their respective affiliates in the future. In connection with the above-described services we have received, and may receive, compensation. On February 7, 2003, The Goldman Sachs Group, Inc. ("The Goldman Sachs Group"), a parent company of Goldman Sachs Japan Co., Ltd., invested 150.3 billion yen in convertible preferred stock of SMFG. In connection with this investment, The Goldman Sachs Group and SMFG entered into certain letter of credit arrangements and also entered into a business cooperation agreement.

      In connection with this opinion, we have reviewed, among other things, the Agreement and certain other agreements entered into by Biwako and KUBC in connection with the Transaction; the Annual Securities Reports (Yuka Shoken Houkoku-Sho) of Biwako and KUBC for the five fiscal years ended March 31, 2009; the Second Quarter Securities Reports (Dai-ni Shihanki Houkoku-Sho) of Biwako and KUBC for the second fiscal quarter ended September 30, 2009; certain other communications from Biwako and KUBC to their respective stockholders; and certain internal financial analyses and forecasts for Biwako prepared by its management and for KUBC prepared by its management, as adjusted by the management of Biwako, in each case, as approved for our use by Biwako (the "Forecasts"), including certain cost savings and operating synergies projected by the management of Biwako to result from the Transaction, as prepared by the management of Biwako and approved for our use by Biwako (the "Synergies"). We also have held discussions with members of the senior managements of Biwako and KUBC regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Biwako Common Shares and KUBC Common Shares, compared certain financial and stock market information for Biwako and KUBC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Japanese banking industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

      For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and we do not assume any liability for any such information. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Biwako. We have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Biwako or KUBC or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the reserve for credit losses with respect thereto and, accordingly, we have relied on estimates provided to us by the management of Biwako of the adequate amount of such reserve for both Biwako and KUBC. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Biwako or KUBC or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of Biwako or KUBC or the ability of Biwako or KUBC to pay its obligations when they come due. Our opinion does not address any legal, regulatory, tax or accounting matters.

      Our opinion does not address the underlying business decision of Biwako to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to Biwako. We were not requested to solicit and did not solicit interest from other parties with respect to an acquisition of or other business combination with Biwako. This opinion addresses only the fairness from a financial point of view to the holders of Biwako Common Shares, as of the date hereof, of the Common Stock Merger Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the

Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities including Biwako Preferred Shares, creditors, or other constituencies of Biwako; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Biwako, or class of such persons in connection with the Transaction, whether relative to the Common Stock Merger Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which KUBC Common Shares will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided solely for the information and assistance of the Board of Directors of Biwako in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Biwako Common Shares should vote with respect to the Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Merger Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Biwako Common Shares.

Very truly yours,


------------------------------
Masanori Mochida
President
Goldman Sachs Japan Co., Ltd.

(2) Overview of the Calculation of the Allocation of Shares by Daiwa Securities SMBC

      Daiwa Securities SMBC, after analyzing the Merger conditions, used the market stock price method, comparable peer company analysis method, and the discounted cash flow method to calculate the merger ratio. An overview of the results of the calculations using each of the foregoing methods is as follows. The following merger ratio calculated ranges are calculated ranges for the number of common shares of KUBC to be allocated for each common share of Biwako Bank.

                                                         Calculated Range
                                                         for Merger Ratio
                   Method Used                           (Common Shares)
================================================================================
1.  Market Stock Price Method                             0.654 - 0.763
--------------------------------------------------------------------------------
2.  Comparable Peer Company Analysis Method               0.547 - 0.764
--------------------------------------------------------------------------------
3.  DCF Method (Discounted Cash Flow Method)              0.541 - 0.795

      With respect to the market stock price method, in light of the September 24, 2009 press release of KUBC's "Announcement of Revision to Earnings Forecasts for the Cumulative Second Quarter Period and for the Fiscal Year Ending March 31, 2010", the volume weighted-average prices for shares in both banks on the Osaka Securities Exchange over the period between September 25, 2009 until the reference date of November 17, 2009 were used.

      Daiwa Securities SMBC has not made its own investigation or verification regarding the accuracy, reliability, completeness or validity of the information or materials received from both banks for the calculation of the merger ratio (including without limitation publicly disclosed information reviewed by Daiwa Securities SMBC as well as financial information and other information and materials provided by Biwako Bank and KUBC), and with respect to facts that may impact the calculation of the merger ratio (including without limitation contingent liabilities, off-the-book liabilities, and lawsuits), it is assumed that there are no current or future facts that have not been or will not be disclosed to Daiwa Securities SMBC. Further, Daiwa Securities SMBC has not, with respect to the assets and liabilities of Biwako Bank and KUBC and their affiliates (including without limitation derivatives, off-the-book assets and liabilities, and other contingent liabilities), carried out its own valuations, appraisal or assessment, including the analysis and valuation of individual assets and liabilities, nor has it asked a third party institution to perform such valuation, appraisal or assessment. Daiwa Securities SMBC has not conducted its own investigations regarding the solvency, actual existence of the assets, non-existence of off-the-book liabilities, or the fair value of assets and liabilities of Biwako Bank, KUBC and their affiliates. In addition, Daiwa Securities SMBC, without making its own investigation, has relied on the business plans and financial forecasts (including the earnings forecasts included therein and other related materials) of Biwako Bank, KUBC, and their affiliates that have been submitted to Daiwa Securities SMBC, and has assumed that such business plans and financial forecasts were reasonably prepared pursuant to the best forecasts and judgment of the management of Biwako Bank and KUBC at such time. The calculation of the merger ratio by Daiwa Securities SMBC reflects information and economic conditions through November 17, 2009.

      Daiwa Securities SMBC, under the foregoing assumptions, delivered an opinion dated November 18, 2009 to KUBC to the effect that the number of common shares of KUBC that both banks have agreed will be allocated for each one share of common stock of Biwako Bank is fair to the common shareholders of KUBC from a financial perspective.

Resolution No. 2: Regarding the Presentation of Retirement Bonuses to Resigning Directors and Corporate Auditors

      In conjunction with the merger between KUBC and Biwako Bank, subject to the effectiveness of the Merger, we would like to present to Messrs. Osamu Yamada, Atsumu Kuriyama, Masanori Nakatsukasa, Kenji Kosugi, Tamotsu Tokumoto, Mitsuaki Kido and Yasuo Kataoka, who are the seven directors resigning from the board of directors as of February 28, 2010, and to Messrs. Koichi Fujii, Masashi Sawamura, Osamu Uesaka, Koji Minemoto and Tetsuya Nishikawa, who are the five corporate auditors resigning as of February 28, 2010, as compensation for their labors during their tenure, retirement bonuses in accordance with standards stipulated by Biwako Bank, while applying suitable reduction measures that take into account Biwako Bank's performance (the period between April 2001 and March 2005, when no dividends were paid on common shares, will be excluded from the calculation period for retirement bonuses), and adding the period from April 2009 until the end of February 2010 to the calculation period for retirement bonuses. The specific amounts, timing and method of presentation and other such matters will be referred to the board of directors with respect to the retiring directors and to consultations among corporate auditors with respect to the retiring corporate auditors.

      Brief CVs of the directors and corporate auditors who will be presented with retirement bonuses are as follows.

----------------------------------------------------------------------------------------------------------
          Name                                             Biography
----------------------------------------------------------------------------------------------------------
Osamu Yamada               June 2005 to present: Chairman of the Board of Director/Chief Operating
                           Officer of Biwako Bank
----------------------------------------------------------------------------------------------------------
Atsumu Kuriyama            June 1998: Managing Director of Biwako Bank
                           June 2000: Senior Managing Director of Biwako Bank
                           June 2001: Senior Managing Director/Senior Managing Executive Officer of
                           Biwako Bank
                           June 2007 to present: Director/Executive Vice President of Biwako Bank
----------------------------------------------------------------------------------------------------------
Masanori Nakatsukasa       June 2007 to present: Director/Senior Managing Executive Officer of Biwako
                           Bank
----------------------------------------------------------------------------------------------------------
Kenji Kosugi               June 2005: Director/Managing Officer of Biwako Bank
                           May 2006: Managing Director/Managing Executive Officer of Biwako Bank
                           June 2007: Director/Managing Executive Officer of Biwako Bank
                           December 2009 to present: Director/Senior Managing Executive Officer of
                           Biwako Bank
----------------------------------------------------------------------------------------------------------
Tamotsu Tokumoto           June 2005: Managing Director/Managing Executive Officer of Biwako Bank
                           June 2007 to present: Director/Managing Executive Officer of Biwako Bank
----------------------------------------------------------------------------------------------------------
Mitsuaki Kido              June 2007 to present: Director/Managing Executive Officer of Biwako Bank
----------------------------------------------------------------------------------------------------------
Yasuo Kataoka              June 2008 to present: Director/Managing Executive Officer of Biwako Bank
----------------------------------------------------------------------------------------------------------
Koichi Fujii               June 2007 to present: Corporate Auditor of Biwako Bank
----------------------------------------------------------------------------------------------------------
Masashi Sawamura           June 2008 to present: Corporate Auditor of Biwako Bank
----------------------------------------------------------------------------------------------------------
Osamu Uesaka               June 2005 to present: Corporate Auditor (outside corporate auditor) of Biwako
                           Bank
----------------------------------------------------------------------------------------------------------
Koji Minemoto              June 2005 to present: Corporate Auditor (outside corporate auditor) of Biwako
                           Bank
----------------------------------------------------------------------------------------------------------
Tetsuya Nishikawa          June 2007 to present: Corporate Auditor (outside corporate auditor) of Biwako
                           Bank
----------------------------------------------------------------------------------------------------------

* The internal rules governing payment of retirement bonuses to officers are available for viewing at the main branch of Biwako Bank.

                                                                           [End]

Class Shareholders Meeting for Common Shareholders

Resolution:  Approval of the Merger Agreement between Biwako Bank and KUBC

Please refer to Resolution No. 1 "Regarding the Approval of the Merger Agreement between Biwako Bank and KUBC" of the reference documents for the general meeting of shareholders.

                                                                           [End]

              Directions to the Venue of the Shareholders Meetings

      ---------------------------------------------------------------------
      Due to ongoing renovation work at the Bank's main branch, the meeting venue has changed from past years, so please confirm the location.
      ---------------------------------------------------------------------

Transportation

o     Rail

      -     12-minute walk from JR Zeze Station

      -     5-minute walk from Ishiba Station on the Keihin Line

o     Bus from JR Otsu Station

      - Take the Keihan/Omi Bus bound for Nagisa Park to Piazza Omi, an 8-minute ride

o     Car

      -     7 minutes from the Otsu interchange on the Meishin Expressway

o Please park in the Biwako Hall Parking Lot. (Parking tickets will be supplied. Please note that we are unable to provide tickets for the underground parking garage at Piazza Omi.)

Venue:

1-20, Niono-hama 1-chome, Otsu-shi, Shiga Prefecture, 520-0801
Piazza Omi Shiga Prefecture Community Center, 3rd Floor, Large Meeting Room
Phone: 077-527-3315

                       Business Report for the 146th Term
                        (April 1, 2008 to March 31, 2009)

1.    Current Status of KUBC

(1)   Business Developments and Results

      o     Main Business Activities

            At its head office and domestic branches, KUBC accepts deposits, makes loans, buys and sells securities held for customer dealing, invests in negotiable securities, conducts domestic and foreign currency exchange, acts as a broker for the sale of mutual funds, and engages in other businesses.

      o     Financial and Economic Environment

            During the fiscal year under review, the financial disorder generated by the subprime loan crisis in the United States expanded to the real economy, and the domestic economy underwent a rapid downturn. Exports previously played a driving role in the economy but fell substantially as a result of the global economic slump. Declining corporate profits led to a large decrease in capital investment, and the fall in personal consumption resulting from weakening in the employment and income environments was particularly prominent. The prospects for a rapid recovery of the global economy remained poor and it is expected that the yen will remain strong and employment adjustments will continue to be made, and consequently, the outlook is for continuing adverse conditions for the foreseeable future.

            In the finance industry, many banks have revised their projections of financial results to losses as a result of the downturn in stock markets and increasing corporate bankruptcies, causing further deterioration in the revenue environment. Even so, collaborative projects between the public and private sectors designed to facilitate financing to small and medium businesses are proceeding, and many financial institutions are adopting a more positive stance concerning the provision of funds.

      o     Business Developments

            It is under this financial and economic environment that KUBC is reinforcing its community-based financing including the effective provision of capital to small and medium businesses that support local economies and is developing its retail banking with a focus on small and medium business and individual financing with the objective of becoming an city-type regional bank with a strong brand that can contribute to the development of local economies.

            With respect to marketing, the bank is enhancing and expanding the provision of cutting-edge and high-quality financial services and timely and meticulous support while bolstering earning capacity and strengthening management foundations.

            In the personal banking segment, KUBC continues to provide individually-tailored products and services.

            KUBC began offering Order Housing Loans last October to meet a wide range of housing purchase needs. Expert personnel in the Housing Loan Consultation Office provide personalized consultations and prepare order-made loan proposals for each customer. In the asset management segment, KUBC offers a wide range of investment products including numerous insurance products and provides its comprehensive asset management support to meet customer needs.

            KUBC's business in the corporate segment is focused on three areas:
            (1) raising business support capabilities through extensive marketing and solutions; (2) enhancing funding capabilities to small, medium, and micro businesses; and (3) providing management support to small, medium, and micro businesses. To meet the diverse needs of its small and medium business customers, KUBC provides a full range of consulting services such as contract support and advice to small and medium businesses when they form business and technological tie-ups.

            The value of nonperforming loans disclosed pursuant to the Act on Emergency Measures for the Revitalization of Financial Functions was
            147.5 billion yen as of the end of March 2009 because of the deterioration of the credit standing of KUBC's client businesses. As a result, the disclosed claims ratio was 5.3%.

            The environment in which regional financial institutions find themselves is undergoing major changes as a result of the global economic downturn, and based on a determination that further reinforcement of management capabilities is necessary to make additional contributions to local economic development, KUBC concluded a basic agreement with Biwako Bank, Ltd. this March with the aim of becoming a regional bank with the strongest management capabilities in the Kansai region and wide-ranging marketing foundations to prepare for the future consolidation of regional governments.

            With the aim of raising the financial stability of KUBC and the new bank resulting from the merger, KUBC also took the preventative measure of setting aside reserves against the risk of further deterioration of the financial and economic environment and real estate markets and raised its capital through a private placement of approximately 20 billion yen to Sumitomo Mitsui Banking Corporation and the issuance of 15 billion yen in preferred equity by an overseas special purpose company. As a result, KUBC's end-of-term unconsolidated capital adequacy ratio was 10.39% and its end-of-term consolidated capital adequacy ratio was 10.24%.

      o     Business Results

            It was under this business environment that all KUBC officers and employees made concerted and vigorous efforts to carry out KUBC's business while streamlining and increasing the efficiency of operations, with the following results.

            Deposits and Transferrable Deposits

            During the current fiscal term, deposits increased by 79.8 billion yen to 2,835.6 billion yen at end of term. Of this amount, time and savings deposits increased by 126.9 billion yen to 2,264.0 billion yen at end of term. Transferrable deposits increased by 71.8 billion yen to 267.3 billion yen at end of term.

            Loans

            The balance of loans increased by 23.7 billion yen, with most of the increase in housing loans, and the term-end balance of loans was 2,765.7 billion yen.

            Negotiable Securities

            During the term, negotiable securities decreased by 25.2 billion yen to a term-end balance of 380.9 billion yen.

            Corporate Bonds

            The balance of corporate bonds decreased by 5.0 billion yen to 61.0 billion yen at term end.

            Total Assets

            Total assets increased by 83.4 billion yen to 3,424.8 billion yen at term end.

            Domestic Currency Exchange Transaction Volume

            The volume of domestic currency exchange transactions conducted during the fiscal year declined by 938.6 billion yen compared to the previous fiscal year to 10,760.2 billion yen.

            Foreign Currency Exchange Transaction Volume

            The volume of foreign currency exchange transactions conducted during the fiscal year declined by 104 million yen compared to the previous fiscal year to 1.955 billion yen.

            Income and Losses

            During the year under review, KUBC continued its efforts to efficiently procure and manage capital while raising management efficiency and enhancing the soundness of assets, but the deterioration of conditions in the real estate market and the creditworthiness of client corporations resulted in higher credit-related expenses. In response, KUBC took the preventative measure of setting aside reserves against the risk of further deterioration of the financial and economic environment and real estate markets with the aim of raising the financial stability of KUBC and the new merged bank. As a result,

            KUBC unfortunately incurred an ordinary loss of 38.225 billion yen and a net loss for the term of 24.815 billion yen. Net losses per share were 51.80 yen.

      o     Branches

            As one aspect of our efforts to bolster our network of branches, KUBC opened new branches in Sakaisuji Honmachi in October and in Fukae Plaza, Gojo Plaza, and Okubo Plaza in November, and moved the Yamamoto Branch in December. In conjunction with the move, the Yamamoto Branch was renamed the Kawanishi Branch, and the Yamamoto Plaza was established. In addition, keeping in mind the need to minimize inconvenience to regional business customers, efforts to streamline management included consolidation of the Fukae Branch into the Higashi Osaka Branch, the Gojo Branch into the Hashimoto Branch, the Okubo Branch into the Fujimori Branch, and the closing of the Osaka Ekimae Personal Plaza of the Osaka Ekimae Branch. As a result of these developments, KUBC had 85 branches and 18 sub-branches as of the end of the fiscal year. KUBC also had six ATMs installed outside of branches.

      o     Issues that KUBC Must Address

            KUBC plans to merge with Biwako Bank on March 1, 2010, and the new bank will continue to reinforce its retail business while establishing the foundation for stable income and providing financial services that achieve high levels of customer satisfaction to small and medium businesses and individual customers.

            As a regional financial institution, KUBC will further bolster its credit management stance by building strong community ties, revitalizing small and medium businesses, and stimulating regional economies. KUBC has also made reinforcing management of various risks a priority management issue.

            KUBC remains committed to raising corporate value further and meeting the expectations of its shareholders.

            KUBC looks forward to the continued support and guidance of its shareholders.

(2)   Financial Status and Profit and Loss

                                                                                   (100 millions of yen)
--------------------------------------------------------------------------------------------------------
                                    FY 2005            FY 2006           FY 2007           FY 2008
--------------------------------------------------------------------------------------------------------
           Deposits                       22,821             26,128            27,558            28,356
         -----------------------------------------------------------------------------------------------
         Time deposits                    16,771             19,925            21,371            22,640
         -----------------------------------------------------------------------------------------------
         Other                             6,050              6,202             6,186             5,716
--------------------------------------------------------------------------------------------------------
            Loans                         21,314             24,368            27,419            27,657
         -----------------------------------------------------------------------------------------------
         To individuals                    9,358             10,404            11,623            12,873
         -----------------------------------------------------------------------------------------------
         To SMBs                          10,443             12,408            14,050            13,150
         -----------------------------------------------------------------------------------------------
         Other                             1,512              1,556             1,745             1,633
--------------------------------------------------------------------------------------------------------
          Securities                       2,309              4,448             4,061             3,809
         -----------------------------------------------------------------------------------------------
         Government bonds                  1,070              3,202             2,310             2,641
         -----------------------------------------------------------------------------------------------
         Other                             1,238              1,246             1,751             1,168
--------------------------------------------------------------------------------------------------------
Corporate bonds                              390                560               660               610
(excluding long-term credit
bank bonds)
--------------------------------------------------------------------------------------------------------
Total assets                              26,273             30,517            33,414            34,248
--------------------------------------------------------------------------------------------------------
Domestic currency exchange                78,660             97,990           116,989           107,602
transaction balance
--------------------------------------------------------------------------------------------------------
Foreign currency exchange               (million           (million          (million          (million
transaction balance                     dollars)           dollars)          dollars)          dollars)
                                          1,279              1,441             2,059             1,955
--------------------------------------------------------------------------------------------------------
Ordinary Income                    (million yen)      (million yen)     (million yen)     (million yen)
(ordinary loss)                          15,629             22,950            18,402           (38,225)
--------------------------------------------------------------------------------------------------------
Net income                         (million yen)      (million yen)     (million yen)     (million yen)
(net loss)                                8,726             11,073            12,074           (24,815)
--------------------------------------------------------------------------------------------------------
Net income per share                    (Y)18.92           (Y)23.10          (Y)25.20        (Y)(51.80)
(net loss per share)
--------------------------------------------------------------------------------------------------------

Notes

1.    The above amounts have been rounded down to the nearest unit.

2. When calculating net income (net loss) per share, the Accounting Standard for Earnings Per Share (Accounting Standards Board of Japan Statement No.
      2) and the Guidance on Accounting Standard for Earnings Per Share (Accounting Standards Board of Japan Guidance No. 4) were applied.

(3)   Employment Status

--------------------------------------------------------------------------------
                                   End of Fiscal Year        End of Prior
                                   under Review              Fiscal Year
--------------------------------------------------------------------------------
Number of employees                1,890                     1,801
--------------------------------------------------------------------------------
Average age                        39 years 10 months        40 years 9 months
--------------------------------------------------------------------------------
Average length of employment       16 years 7 months         17 years 6 months
--------------------------------------------------------------------------------

Average monthly salary             398,000 yen               410,000 yen
--------------------------------------------------------------------------------

Notes

1. The number of employees does not include executive officers not concurrently serving as directors, temporary employees, and short-term contract employees. As of the end of the fiscal year, there were 15 directors not concurrently serving as executive officers.

2. Average age, average length of employment, and average monthly salary are rounded down to the nearest whole unit.

3. Average monthly salary is the average of pre-tax monthly salaries in March and does not include bonuses.

(4)   Branches

      (a)   Number of Branches

-------------------------------------------------------------------------------------------
                     End of Fiscal Year under Review         End of Prior Fiscal Year
-------------------------------------------------------------------------------------------
                       Branches         Sub-branches       Branches        Sub-branches
                                      (included in the                   (included in the
                                       figure to the                      figure to the
                                           left)                              left)
-------------------------------------------------------------------------------------------
Osaka Prefecture               78                (13)             78                (13)
-------------------------------------------------------------------------------------------
Kyoto Prefecture                9                 (2)              9                 (1)
-------------------------------------------------------------------------------------------
Hyogo Prefecture                8                 (1)              7                 (0)
-------------------------------------------------------------------------------------------
Nara Prefecture                 3                 (1)              3                 (0)
-------------------------------------------------------------------------------------------
Wakayama Prefecture             2                 (0)              2                 (0)
-------------------------------------------------------------------------------------------
Tokyo                           2                 (1)              2                 (1)
-------------------------------------------------------------------------------------------
Aichi Prefecture                1                 (0)              1                 (0)
-------------------------------------------------------------------------------------------
Total                         108                (18)            102                (15)
-------------------------------------------------------------------------------------------

Notes

1. In addition to the above data, KUBC also had six ATM installations not located in branches at the end of the fiscal year (five installations at the end of the previous fiscal year).

      (b)   New Branches Opened in the Fiscal Year under Review

--------------------------------------------------------------------------------
   Branch Name                           Address
--------------------------------------------------------------------------------
Sakaisuji Honmachi    1-7-3 Awaji-cho, Chuo-ku, Osaka City
--------------------------------------------------------------------------------
Fukae Plaza           1-17-9 Fukae Minami, Higashinari-ku, Osaka City
--------------------------------------------------------------------------------
Gojo Plaza            3-7-5 Suemachi, Gojo-City, Nara Prefecture
--------------------------------------------------------------------------------
Okubo Plaza           99-9 Nishiura Hirono-cho, Uji City, Kyoto Prefecture
--------------------------------------------------------------------------------
Yamamoto Plaza        2-6-8 Yamamoto Higashi, Takarazuka City, Hyogo Prefecture
--------------------------------------------------------------------------------

Notes

1. During the fiscal year under review, a new ATM was installed at the Ekimae No. 3 Building Sub-branch of the Osaka Ekimae Branch.

2. The Osaka Ekimae Personal Plaza of the Osaka Ekimae Branch was closed during the fiscal year under review.

3. During the fiscal year under review, the Fukae Branch was consolidated with the Higashi Osaka Branch, the Gojo Branch was consolidated with the Hashimoto Branch, and the Okubo Branch was consolidated with the Fujimori Branch.

      (c)   List of Bank Agents

---------------------------------------------------------------------------------------------------
          Name                    Principal Offices          Main Business Other than Bank Agency
---------------------------------------------------------------------------------------------------
F&M Co., Ltd.              1-23-38 Esaka-cho, Suita City,   Services relating to life insurance
                           Osaka                            sales and casualty insurance agencies
---------------------------------------------------------------------------------------------------

(5)   Capital Investment

      (a)   Total Capital Investment

                                                               (millions of yen)
      --------------------------------------------------------------------------
      Total capital investment                                            7,370
      --------------------------------------------------------------------------

      Notes

      1.    The figure above was rounded down to the nearest million yen.

            (b)   Main New Facilities

                                                               (millions of yen)
--------------------------------------------------------------------------------
                 Details                                             Amount
--------------------------------------------------------------------------------
New and Improved Facilities
--------------------------------------------------------------------------------
(1) Acquisition of basement 2 level and 6th floor                          2,305
    of Shinsaibashi Urban Building
--------------------------------------------------------------------------------
(2) Construction of Nanko Urban Building                                   1,373
--------------------------------------------------------------------------------
(3) Acquisition of Toyonaka Branch building                                  566
--------------------------------------------------------------------------------
(4) Construction of Shin-Osaka Urban Building                                484
--------------------------------------------------------------------------------
(5) Relocation of Kawanishi Branch                                           403
--------------------------------------------------------------------------------
(6) Installation of currency handling machines                               348
--------------------------------------------------------------------------------
(7) Development of credit risk measurement system                            114
--------------------------------------------------------------------------------
(8) Development of external tie-up relay system                              112
--------------------------------------------------------------------------------
Sales
--------------------------------------------------------------------------------
(1) Sale of former Tatsumi Branch building                                   117
--------------------------------------------------------------------------------

Notes

1.    The figures above were rounded down to the nearest million yen.

(6)   Status of Major Parent Companies and Subsidiary Companies

      (a)   Parent Companies

-------------------------------------------------------------------------------------------------------------
      Name            Address        Main Business        Date of         Capital      Percentage     Other
                                      Activities       Establishment      (million     of Voting
                                                                            yen)        Rights
                                                                                         Held
                                                                                          by
                                                                                        Parent
                                                                                       Company (%)
-------------------------------------------------------------------------------------------------------------
Sumitomo  Mitsui  1-1-2            Management of      December 2, 2002  1,420,877         68.26        --
Financial         Yuraku-cho,      subsidiaries and                                      (68.26)
Group, Inc.       Chiyoda-ku,      affiliates and
                  Tokyo            related business
                                   activities
-------------------------------------------------------------------------------------------------------------
Sumitomo  Mitsui  1-1-2            Banking business   June 6, 1995      664,986           56.59        --
Banking           Yuraku-cho,                                                            (0.16)
Corporation       Chiyoda-ku,
                  Tokyo
-------------------------------------------------------------------------------------------------------------

Notes

1. The figures in parentheses in the column for Percentage of Voting Rights Held by Parent Company are the percentages of indirect ownership included in the total figure.

2. The figures for Percentage of Voting Rights Held by Parent Company were rounded down to the second decimal.

      (b)   Subsidiaries

-------------------------------------------------------------------------------------------------------------
     Name           Address          Main       Date of Establishment   Capital      Percentage of    Other
                                   Business                             (million     Voting Rights
                                  Activities                               yen)      Held by KUBC
                                                                                          (%)
-------------------------------------------------------------------------------------------------------------
Kangin Lease,   1-2-4 Nishi      Leasing        February 1, 1975          1,600          91.32         --
Ltd.            Shinsaibashi,    business
                Chuo-ku, Osaka
                City
-------------------------------------------------------------------------------------------------------------

Notes

1. The figures for Percentage of Voting Rights Held by KUBC were rounded down to the second decimal.

      Principal Business Tie-ups

      1. KUBC offers reciprocal withdrawal services from the ATMs of 44 member banks of the Second Association of Regional Banks through the Second Association Cash Services (SCS) program.

      2. KUBC also offers reciprocal withdrawal services from the ATMs of the 44 member banks of the Second Association of Regional Banks, six city banks, four trust banks, 64 regional banks, 280 credit union associations (including the Shinkin Central Bank), 140 credit cooperatives (including the Shinkumi Federation Bank), 822 agricultural cooperatives and marine cooperatives (including the Norinchukin Bank and shinren banks) and 14 workers credit unions (including the Rokinren) through the Multi Integrated Cash Service
            (MICS).

      3. Through a tie-up with the 44 member banks of the Second Association of Regional Banks, KUBC provides data support services including blanket payments among client companies and Second Association Data Transmission Services (SDS) such as account activity statements using data transmission via an ISDN line switching network.

      4. Through a tie-up with Japan Post Bank Co., Ltd., KUBC offers reciprocal withdrawal and deposit services from ATMs using the CAFIS connection format.

      5. Through a tie-up with Sumitomo Mitsui Banking Corporation, ATMs of both banks are available to customers of the other without fees (excluding fees for after-hours use) and remittances from ATMs are treated as having been made between branches of the same bank (fees for remittances between the banks are the same as fees for remittances within one bank).

      6. KUBC offers reciprocal deposit services at the ATMs of 27 member banks of the Second Association of Regional Banks, 234 credit unions, 133 credit cooperatives, and 14 workers credit unions.

      7. Through a tie-up with Seven Bank, Ltd., KUBC offers withdrawal and deposit services from the ATMs of Seven Bank using the CAFIS connection format.

      8. Through a tie-up with Aeon Bank, Ltd., KUBC offers reciprocal withdrawal services from ATMs.

(7)   Material Matters concerning the Status of Other Banks

      Subject to the adoption of a resolution at the extraordinary general shareholders meeting scheduled to be held in January 2010 and the receipt of approval from the competent authorities, KUBC concluded a Basic Agreement concerning Merger with Biwako Bank, Ltd. on March 13, 2009 with the intention of merging with Biwako Bank on March 1, 2010.

2.    Bank Officers (Directors and Statutory Auditors)

(1)   Bank Officers (as of the end of the fiscal year)

-------------------------------------------------------------------------------------------------------------
             Name                    Position and Area of Responsibility           Other          Other
                                                                                 Positions
-------------------------------------------------------------------------------------------------------------
Tadahiko Ito                     Chairman and Representative Director
-------------------------------------------------------------------------------------------------------------
Koji Kita*                       President and Representative Director
                                 Chief Officer of Audit Operations
-------------------------------------------------------------------------------------------------------------
Hiroshi Yamada*                  Executive Vice President and Representative
                                 Director
                                 Management Division
-------------------------------------------------------------------------------------------------------------
Kenshi Nagahiro*                 Senior Managing Executive Officer and
                                 Representative Director
                                 Chief Director of the Corporate Marketing
                                 Division and Strategic Corporate Marketing
                                 Division
-------------------------------------------------------------------------------------------------------------
Satoshi Kishimoto*               Senior Managing Executive Officer and
                                 Director
                                 Chief Director Finance
-------------------------------------------------------------------------------------------------------------
Keiji Takamasu*                  Senior Managing Executive Officer and
                                 Director
                                 Chief Senior Director of Housing Sales
-------------------------------------------------------------------------------------------------------------
Kazumi Okashita*                 Managing Executive Officer and Director
                                 Chief Senior Director of Operation and
                                 Chief Director of Private Banking Business
-------------------------------------------------------------------------------------------------------------
Takeshi Asano*                   Managing Executive Officer and Director
                                 Chief Officer of Operations, Chief Officer
                                 of Market Sales, and Chief Officer of
                                 Merger Preparations
-------------------------------------------------------------------------------------------------------------
Suehiro Hattori*                 Managing Executive Officer and Director
                                 Chief Director of Tokai Corporate Strategy
                                 and Manager of Nagoya Office
-------------------------------------------------------------------------------------------------------------
Tomio Kondo                      Full-time corporate auditor
-------------------------------------------------------------------------------------------------------------
Akira Shinokura                  Full-time corporate auditor
-------------------------------------------------------------------------------------------------------------
Shuji Tsuyuki                    Corporate auditor (outside auditor)           Attorney       Is a licensed
                                                                                              attorney and
                                                                                              has extensive
                                                                                              knowledge
                                                                                              concerning
                                                                                              finance and
                                                                                              accounting.
-------------------------------------------------------------------------------------------------------------
Ryoichi Hasegawa                 Corporate auditor (outside auditor)
-------------------------------------------------------------------------------------------------------------

Notes

1. Corporate auditors Shuji Tsuyuki and Ryoichi Hasegawa are outside corporate auditors specified in Article 2, Paragraph 16 of the Companies Act.

2.    An asterisk indicates a person who also serves as an executive officer.

3.    Personnel changes as of April 1, 2009

      President Koji Kita: Removed as Chief Officer of Audit Operations and appointed Chief Officer of the Audit Division

      Managing Executive Officer Takeshi Asano: Removed as Chief Officer of Operations, Chief Officer of Market Sales, and Chief Officer of Merger Preparations and appointed Chief Officer of Planning and Chief Officer of Market Sales

      Managing Executive Officer Suehiro Hattori: Removed as Chief Director of Tokai Corporate Strategy and Manager of Nagoya Office and appointed Director of Finance, Chief Officer of Finance Operations, and Chief Officer of Real Estate Financing

Directors and Corporate Auditors Who Resigned During the Fiscal Year under
Review

--------------------------------------------------------------------------------
      Name         Position at time of Resignation        Date of Resignation
--------------------------------------------------------------------------------
  Shigeru Ishii    Executive Vice President and       Resigned on May 29, 2008
                   Representative Director
--------------------------------------------------------------------------------
 Fumito Ohdaira    Senior Managing Executive           Resigned on May 31, 2009
--------------------------------------------------------------------------------
 Yasuyoshi Sogo    Corporate Auditor                 Term ended on June 27, 2008
--------------------------------------------------------------------------------
Akihiro Oshitani   Fulltime Corporate Auditor         Resigned on June 27, 2008
--------------------------------------------------------------------------------

For reference: KUBC introduced an executive officer system. The executive officers as of March 31, 2009 (excluding executive officers concurrently serving as directors) were as follows.

---------------------------------------------------------------------------------------------------------
          Name                                 Position and Area of Responsibility
---------------------------------------------------------------------------------------------------------
     Tetsuro Imamura     Managing Executive Officer
                         Chief Director of Tokyo Corporate, Manager of Tokyo Office, and Manager of
                         Tokyo Clerical Work Office
---------------------------------------------------------------------------------------------------------
   Takahiro Yamaguchi    Managing Executive Officer
                         Deputy Chief Senior Director of Finance, Chief Director of Audit, Chief
                         Director of Finance, and Chief Director of 1st Inspection
---------------------------------------------------------------------------------------------------------
      Kiyoshi Ikeda      Managing Executive Officer
                         Deputy Chief Director of Operations, Chief Director of Sales, and Senior
                         Director of Operations
---------------------------------------------------------------------------------------------------------
     Hiroshi Yoshie      Managing Executive Officer
                         Deputy Chief Senior Director of Corporate Sales and Chief Director of
                         Corporate Advisory
---------------------------------------------------------------------------------------------------------
      Koji Wakisaka      Managing Executive Officer
                         Deputy Chief Senior Director of Corporate Sales Strategy, Chief Director of
                         Strategy Solution Sales, and Chief Director of Foreign Sales
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    Tadashi Yamamoto     Managing Executive Officer
                         Chief Senior Director of Finance and Manager of Real Estate Finance Office
---------------------------------------------------------------------------------------------------------
    Yoshikazu Shimizu    Senior Managing Executive Officer
                         Senior Director of Housing Sales and Senior Director of Housing Sales
---------------------------------------------------------------------------------------------------------
      Tadashi Inoue      Executive Officer
                         Chief Director of Market Sales
---------------------------------------------------------------------------------------------------------
      Hiroshi Ando       Executive Officer
                         Chief Senior Director of Finance and Chief Director of Finance
---------------------------------------------------------------------------------------------------------
      Junji Okumura      Executive Officer
                         Director of General Affairs
---------------------------------------------------------------------------------------------------------
     Shigeya Masaoka     Executive Officer
                         Chief Senior Director of Business Planning and Director of Finance Planning
---------------------------------------------------------------------------------------------------------
        Ken Ozaki        Executive Officer
                         Director of Human Resources
---------------------------------------------------------------------------------------------------------
    Shohei Kawaguchi     Executive Officer
                         Chief Director of Housing Corporate Business, Chief Director of Housing Owner
                         Business, and Director of Housing Development
---------------------------------------------------------------------------------------------------------
     Satoshi Jajima      Executive Officer
                         Senior Director of Strategic Solution Business
---------------------------------------------------------------------------------------------------------
   Takatsugu Yonezawa    Executive Officer
                         Chief Director of Head Office Sales and Senior Director of Head Office Sales
---------------------------------------------------------------------------------------------------------

Notes

1.    Personnel changes effective April 1, 2009

      Managing Executive Officer Kiyoshi Ikeda: Removed as Deputy Chief Senior Director of Operations, Senior Director of Sales, and Chief Director of Operations and Appointed Chief Senior Director of Operations, Chief Director of Sales, and Chief Director of Corporate Deposits.

      Managing Executive Officer Koji Wakisaka: Removed as Deputy Chief Senior Director of Corporate Sales Strategy, Chief Director of Business Solution Sales, and Chief Director of Foreign Sales and Appointed Chief Director of Tokai Corporate Strategy and Manager of the Nagoya Office.

      Managing Executive Officer Tadashi Yamamoto: Removed as Chief Senior Director of Finance and Manager of Real Estate Finance Office and appointed Deputy Chief Senior Director of Corporate Strategy Sales.

      Senior Managing Executive Officer Yoshikazu Shimizu: Removed as Senior Director of Housing Sales and Senior Director of Housing Sales and appointed Deputy Chief Senior Director of Housing Sales, Chief Director of Housing Business, and Senior Director of Housing Sales.

      Executive Officer Hiroshi Ando: Removed as Chief Senior Director of Finance and Chief Director of Finance and appointed Deputy Chief Senior Director of Planning and Supervision, Chairman of the Merger Preparations Committee, and Senior Director of Planning.

      Executive Officer Shigeya Masaoka: Removed as Chief Senior Director of Business Planning and Director of Finance Planning and appointed Chief Senior Director of Finance Planning and Director of Finance Planning.

      Executive Officer Satoshi Jajima: Removed as Senior Director of Strategic Solution Business and appointed Chief Director of Business Solution Sales and Chief Director of Foreign Sales.

      Executive Officer Takatsugu Yonezawa: Removed as Chief Director of Head Office Sales and Senior Director of Head Office Sales and appointed Manager of the Head Office.

      Executive Officer Yoshiteru Imai: Appointed Chief Director of Owner Business and Director of Owner Business.

      Executive Officer Hiroshi Naito: Appointed Chief Director of Strategy Solution Sales.

2.    Personnel changes effective April 8, 2009

      Managing Executive Officer Kiyoshi Ikeda: Removed as Deputy Chief Director of Operations, Chief Director of Sales, Senior Director of Operations, and Chief Director of Corporate Deposits and appointed Deputy Chief Director of Operations, Senior Director of Corporate Sales, Senior Director of Operations, and Chief Director of Corporate Deposits.

      Managing Executive Officer Hiroshi Yoshie: Removed as Deputy Chief Senior Director of Corporate Sales and Chief Director of Regional Corporations.

3.    Personnel changes effective April 14, 2009

      Executive Officer Takatsugu Yonezawa: Resigned.

4.    Personnel changes effective May 1, 2009

      Managing Executive Officer Kiyoshi Ikeda: Removed as Deputy Chief Director of Operations, Senior Director of Corporate Sales, Senior Director of Operations and appointed Deputy Chief Director of Operations, Senior Chief Director of Sales, and Senior Director of Corporate Sales.

      Executive Officer Akio Matsumura: Appointed Deputy Chief Senior Director of Planning and Chief Senior Director of Sales.

(2)   Bank Officer Compensation, etc.

                                                               (millions of yen)
--------------------------------------------------------------------------------
      Category                     Number of Persons              Compensation
--------------------------------------------------------------------------------
      Directors                           11                          326
                                                                      (96)
--------------------------------------------------------------------------------
 Corporate auditors                        6                           47
                                                                      (7)
--------------------------------------------------------------------------------
        Total                             17                          373
                                                                     (104)
--------------------------------------------------------------------------------

Notes

1.    The monetary figures above are rounded down to the nearest million yen.

2. The limit on director compensation was set at 400 million yen annually by a resolution of KUBC's Regular General Meeting of Shareholders for the 145th term held on June 27, 2008 (provided, however, that this does not include a portion of salary for service as an employee to employees who also serve as directors).

      Also, the limit on corporate auditor compensation was set at 72 million yen annually by a resolution of KUBC's General Meeting of Shareholders for the 143rd term held on June 29, 2006.

3. Director compensation, etc. comprises compensation (229 million yen) and non-compensatory remuneration including an amount (83 million yen) for officer retirement benefits recorded as retirement benefits for the fiscal year and processing expenses (13 million yen) for new share warrants issued as stock options during the fiscal year. The total non-compensatory amount is indicated in parentheses in the table above.

      Also, corporate auditor compensation, etc. comprises compensation (39 million yen) and non-compensatory remuneration including an amount (7 million yen) for corporate auditor retirement benefits recorded as retirement benefits for the fiscal year. The total non-compensatory amounts are indicated in parentheses in the table above.

4. Compensation for employees who also serve as directors and consideration for the performance of other services is not paid.

5. In addition to the above, pursuant to a resolution of the Regular General Meeting of Shareholders for the 145th term held on June 27, 2008, officer retirement benefits of 126 million yen were paid to three retiring directors and retirement benefits of 9 million yen were paid to two retiring corporate auditors.

3.    Outside Officers

(1)   Concurrent Service by Outside Corporate Auditors

--------------------------------------------------------------------------------
      Name                  Concurrent Position and Other Circumstances
--------------------------------------------------------------------------------
                        Outside Corporate Auditor (part time), Toyo Tire &
  Shuji Tsuyuki         Rubber Co., Ltd.
                        Outside Corporate Auditor (part time), Takii & Co., Ltd.
--------------------------------------------------------------------------------
Ryoichi Hasegawa          --
--------------------------------------------------------------------------------

(2)   Main Activities by Outside Corporate Auditors

-----------------------------------------------------------------------------------------------
                                                               Statements Made at Board of
      Name           Tenure      Attendance at Board of           Directors and Board of
                                 Directors and Board of             Auditors Meetings
                                   Auditors Meetings                Other Activities
-----------------------------------------------------------------------------------------------
 Shuji Tsuyuki      8 years        Board of Directors:     Makes statements based on his
                    9 months           11 times            professional perspective as an
                                 ----------------------    attorney as necessary.
                                   Board of Auditors:
                                       13 times
-----------------------------------------------------------------------------------------------
Ryoichi Hasegawa    9 months       Board of Directors:     Makes statements based on his
                                       13 times            extensive management experience as
                                 ---------------------     an attorney as necessary.
                                   Board of Auditors:
                                       10 times
-----------------------------------------------------------------------------------------------

Notes

1. The Board of Directors met 16 times and the Board of Auditors met 13 times during the fiscal year under review.

2. Mr. Ryoichi Hasegawa was elected and appointed at the Regular General Meeting of Shareholders for the 145th term held on June 27, 2008. Since that date, the Board of Directors met 14 times and the Board of Auditors met 10 times during the fiscal year under review.

(3)   Compensation, etc. to outside Corporate Auditors

                                                               (millions of yen)
--------------------------------------------------------------------------------
                        Number of       Compensation,    Compensation, etc. from
                      Persons Paid     etc. from KUBC    KUBC's Parent Companies
--------------------------------------------------------------------------------
Total compensation, etc.   3                10                      --
                                            (1)
--------------------------------------------------------------------------------

Notes

1.    The monetary figures above are rounded down to the nearest million yen.

2. Compensation, etc. from KUBC comprises compensation (9 million yen) and non-compensatory remuneration including an amount (1 million yen) for officer retirement benefits recorded as retirement benefits for the year under review. The total amount other than compensation is indicated in parentheses in the table above.

3. In addition to the above, pursuant to a resolution of the Regular General Meeting of Shareholders for the 145th term held on June 27, 2008, officer retirement benefits of 2 million yen were paid to one retiring outside corporate auditor.

4.    Bank Shares

(1)   Number of Shares

      Number of authorized shares:  700,000,000 shares
      Number of outstanding shares: 634,386,000 shares

(2)   Number of Shareholders

      8,498 persons

(3)   Major Shareholders

--------------------------------------------------------------------------------
                Name of Shareholder                      Investment in KUBC
--------------------------------------------------------------------------------
                                                    Shares Held    Ownership (%)
                                                    (thousands)
--------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation                   357,159          56.30
--------------------------------------------------------------------------------
Ginsen Co., Ltd.                                       34,122           5.37
--------------------------------------------------------------------------------
K.K. Quark                                             27,339           4.30
--------------------------------------------------------------------------------
Sumitomo Mitsui Card Co., Ltd.                         17,817           2.80
--------------------------------------------------------------------------------
Taiyo Fund, L.P.                                       17,396           2.74
--------------------------------------------------------------------------------
Sumitomo Mitsui Finance & Leasing Co. Ltd.             14,721           2.32
--------------------------------------------------------------------------------
The Japan Research Institute, Ltd.                     12,890           2.03
--------------------------------------------------------------------------------
Japan Trustee Services Bank, Ltd. (trust account 4G)   8,983            1.41
--------------------------------------------------------------------------------
Morgan Stanley & Co. International PLC                 5,528            0.87
--------------------------------------------------------------------------------
Japan Trustee Services Bank, Ltd. (trust account)      4,401            0.69
--------------------------------------------------------------------------------

Notes

1.    Numbers of shares held are rounded down to the nearest thousand.

2.    Ownership percentages are rounded down to the second decimal.

5.    Bank Share Warrants

(1) Warrants for New Bank Shares Held by Bank Officers as of the Last Day of the Fiscal Year

--------------------------------------------------------------------------------------------------------
                              Summary of the New Share Warrants                           Number of
                                                                                       Persons Holding
                                                                                        the New Share
                                                                                          Warrants
--------------------------------------------------------------------------------------------------------
  Directors         Regular General Shareholders Meeting Held on June 29, 2006

            (a) Total number of new share warrants: 107
            (b) Type of shares that are the subject of the new share warrants:
                Common shares
            (c) Number of shares that are the subject of the new share warrants:          8 persons
                107,000 shares (1,000 shares per new share warrant)
            (d) Value of assets to be paid in when new share warrants are exercised: 490,000 yen (490 yen per share)
            (e) New share warrant exercise period: June 30, 2008 to June 29, 2016
            (f) Restrictions on transfer of new share warrants: Acquisition of new share warrants by transfer requires the approval of the
                Board of Directors
--------------------------------------------------------------------------------------------------------
  Directors         Regular General Shareholders Meeting Held on June 28, 2007

            (a) Total number of new share warrants: 127
            (b) Type of shares that are the subject of the new share warrants:
                Common shares
            (c) Number of shares that are the subject of the new share warrants:          8 persons
                127,000 shares (1,000 shares per new share warrant)
            (d) Value of assets to be paid in when new share warrants are exercised: 461,000 yen (461 yen per share)
            (e) New share warrant exercise period: June 29, 2009 to June 28, 2017
            (f) Restrictions on transfer of new share warrants: Acquisition of new share warrants by transfer requires the approval of the
                Board of Directors
--------------------------------------------------------------------------------------------------------
  Directors         Regular General Shareholders Meeting Held on June 27, 2008

            (a) Total number of new share warrants: 174
            (b) Type of shares that are the subject of the new share warrants:
                Common shares
            (c) Number of shares that are the subject of the new share warrants:          9 persons
                174,000 shares (1,000 shares per new share warrant)
            (d) Value of assets to be paid in when new share warrants are exercised: 302,000 yen (302 yen per share)
            (e) New share warrant exercise period:  June 28, 2010 to June 27, 2018
            (f) Restrictions on transfer of new share warrants: Acquisition of new share warrants by transfer requires the approval of the
                Board of Directors
--------------------------------------------------------------------------------------------------------

(2) Warrants for New Bank Shares Held by Bank Employees during the Fiscal Year under Review

----------------------------------------------------------------------------------------------------------
                            Summary of the New Share Warrants                                Number of
                                                                                              Persons
                                                                                            Granted the
                                                                                             New Share
                                                                                             Warrants
----------------------------------------------------------------------------------------------------------
Employees           Regular General Shareholders Meeting Held on June 27, 2008

            (a) Total number of new share warrants: 115
            (b) Type of shares that are the subject of the new share warrants: Common shares
            (c) Number of shares that are the subject of the new share warrants:
                115,000 shares (1,000 shares per new share warrant)
            (d) Value of assets to be paid in when new share warrants are exercised:        61 persons
                302,000 yen (302 yen per share)
            (e) New share warrant exercise period: June 28, 2010 to June 27, 2018
            (f) Restrictions on transfer of new share warrants: Acquisition of new share warrants by transfer requires the approval of the Board of Directors
----------------------------------------------------------------------------------------------------------

(3)   Other Material Matters Relating to New Share Warrants

Outstanding new share warrants other than those specified in (1) and (2) above are as follows.

-----------------------------------------------------------------------------------------------------------
                                                                 Type of      Number of    Issue Price if
                        Persons       Number of    Number of     Shares        Shares        Shares are
 Date of Resolution    Receiving       Persons     New Share   Subject to     Subject         Issued by
  Issuing Warrants     Grants of       Holding     Warrants   the Warrants     to the        Exercise of
                        Warrants      Warrants                                Warrants      the Warrants
-----------------------------------------------------------------------------------------------------------
June 27, 2002        Bank directors  27 persons       158     Common shares 158,000 shares   131 yen per
Regular General      and employees                                          (1,000 shares       share
Shareholders Meeting                                                          per warrant)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
June 27, 2003        Bank directors  49 persons       228     Common shares 228,000 shares   179 yen per
Regular General      and employees                                          (1,000 shares       share
Shareholders Meeting                                                         per warrant)
-----------------------------------------------------------------------------------------------------------
June 29, 2004       Bank directors,  148 persons      329     Common shares 329,000 shares   202 yen per
Regular General      officers, and                                          (1,000 shares       share
Shareholders Meeting   employees                                             per warrant)
-----------------------------------------------------------------------------------------------------------
June 29, 2005       Bank directors,  178 persons      451     Common shares 451,000 shares   313 yen per
Regular General      officers, and                                          (1,000 shares       share
Shareholders Meeting   employees                                             per warrant)
-----------------------------------------------------------------------------------------------------------
June 29, 2009        Bank officers,  57 persons       102     Common shares 102,000 shares   490 yen per
Regular General      and employees                                          (1,000 shares       share
Shareholders Meeting                                                         per warrant)
-----------------------------------------------------------------------------------------------------------
June 28, 2007        Bank officers,  61 persons       107     Common shares 107,000 shares   461 yen per
Regular General      and employees                                         (1,000 shares        share
Shareholders Meeting  per warrant)
-----------------------------------------------------------------------------------------------------------

In addition to the above, new share warrants were issued pursuant to Article 208-19, Paragraph 1 of the former Commercial Code.

--------------------------------------------------------------------------------
 Date of Resolution Issuing Warrants            June 28, 2001 Regular
                                                General Shareholders Meeting
 Persons Receiving Grants of Warrant            Bank directors and employees
 Number of Persons Holding Warrants             18 persons
 Type of Shares Subject to the Warrants         Common shares
 Number of Shares Subject to the Warrants       112,000 shares
 Issue Price if Shares are Issued by            155 yen per share
 Exercise of the Warrants
--------------------------------------------------------------------------------

6.    Financial Auditors

(1)   Status of Financial Auditors

                                                                                        (millions of yen)
---------------------------------------------------------------------------------------------------------
              Name                 Compensation in the                         Other
                                   Current Fiscal year
---------------------------------------------------------------------------------------------------------
 KPMG Azsa & Co.                            77            Details of non-audit operations provided
 Designated Member:                                       to KUBC by the financial auditors for
 Yuji Yamakawa, Executive Partner                         compensation
                                                          KUBC delegates to the financial auditors the
 Designated Member:                                       services other than the services specified in
 Toshihiro Yamanaka, Executive                            Article 2, Paragraph 1 of the Certified Public
 Partner                                                  Accountant Law (non-audit work) including
                                                          investigation services relating to system risk
 Designated Member:                                       management and specialized consulting services
 Yasuyoshi Imai, Executive                                relating to assessment of internal controls
 Partner                                                  concerning financial reports.
---------------------------------------------------------------------------------------------------------

Notes

1.    The amount above was rounded down to the nearest whole unit.

2. The audit agreement between KUBC and the financial auditors does not distinguish between compensation for audit services performed pursuant to the Companies Act and ordered services performed pursuant to the Financial Instruments and Exchange Act and these amounts cannot be accurately determined, and consequently, the amount of compensation, etc. paid in the fiscal year under review is the total of these amounts.

3. The total amount of monetary and asset-based income that KUBC must pay to subsidiaries is 97 million yen.

(2)   Other Matters concerning Financial Auditors

      o Policy concerning Decisions on Removal and Non-reappointment of Financial Auditors

            In accordance with Article 340 of the Companies Act, if the Board of Auditors seeks to discharge the financial auditors or determines that proper performance of services by the financial auditors would be difficult, a resolution for discharge or non-reappointment of the financial auditors shall be submitted to the General Shareholders Meeting pursuant to the unanimous agreement of all corporate auditors or a resolution of the Board of Auditors.

7.    Systems for Ensuring the Proper Conduct of Business

      The Company's Board of Directors has adopted the following resolutions concerning the systems necessary for ensuring proper operations as a stock company.

(1) Systems for the Retention and Management of Information Relating to the Performance of Duties by Directors

      Information relating to the performance of duties by directors is appropriately retained and managed in accordance with the Regulations on Information

      Management, Document Retention Rules, Information Management Rules, and other regulations and rules.

(2)   Regulations and Other Systems concerning Management of Risks of Loss

      (a) To ensure appropriate management of risks of loss by KUBC, the Regulations on Risk Management stipulate fundamental matters concerning risk management and risk management divisions comprehensively and systematically manage individual risks in cooperation with management and planning divisions in accordance with resolutions of the Board of Directors.

      (b) The responsible officers, risk management divisions, and management and planning divisions perform risk management in accordance with comprehensive risk management basic policies and basic policies concerning individual risk categories approved by the Board of Directors pursuant to the Regulations on Risk Management.

(3)   Systems for Ensuring the Efficient Performance of Duties by Directors

      (a) KUBC adopts business plans and performs business operations and business management in accordance with those plans to ensure the efficient performance of duties by directors.

      (b) KUBC appropriately allocates the performance of duties to individual directors, adopts regulations concerning organizations and work-related authority, and appropriately grants authority in accordance with those regulations.

(4) Systems for Ensuring Compliance with Laws, Regulations, and the Articles of Incorporation in the Performance of Duties by Officers

      (a) To ensure compliance with laws, regulations, and the Articles of Incorporation in the performance of duties by officers, the Board of Directors has adopted a Compliance Manual, and officers act in compliance with that manual.

      (b) Each fiscal year, the Board of Directors adopts a specific annual plan concerning compliance that includes the development of regulations, training, and so on and develops systems with the objective of ensuring the effective functioning of compliance related systems within KUBC.

      (c) To ensure proper accounting processing and reliability in financial statements, KUBC adopts regulations concerning internal controls for financial statements, develops and operates the necessary systems concerning internal controls relating to financial reports, and assesses the effectiveness of those systems.

      (d) KUBC establishes and properly operates internal notification systems to provide for the early discovery and rectification of violations of laws and regulations by KUBC and its officers.

      (e) To verify the implementation of the above, an internal audit division that is independent of other divisions performs internal audits and reports the results to the Board of Directors, the Management Conference, and other bodies.

(5) Systems for Ensuring the Proper Performance of Business in KUBC's Corporate Group

      (a) KUBC's group basic policies and basic plans concerning management are adopted in light of the basic policies and basic plans of the Sumitomo Mitsui Financial Group, Inc. ("SMFG").

      (b) To maintain uniform compliance structures within the group as a whole, the group adopts regulations on management applicable to group companies and performs appropriate management in accordance with those regulations.

      (c) To ensure fairness and appropriateness in transactions conducted within KUBC's group, the group adopts policies relating to transactions between group companies including KUBC in the form of regulations concerning the management of transactions within the group and performs operations and management in accordance with those regulations. Further, the approval of the Board of Directors is required with respect to such transactions with the potential to have a material impact on KUBC's group management.

      (d) Transactions between member companies of the SMFG group including KUBC are implemented and managed in accordance with regulations concerning the management of transactions within the SMFG group. Reports are made to SMFG concerning such transactions with the potential to have a material impact on SMFG group management.

(6) Systems for Employees Assisting in the Performance of Duties by the Corporate Auditors and Maintaining Independence from Directors

      (a) Personnel specified in regulations concerning organizations and work-related authority are assigned to assist the corporate auditors in the performance of their audit work.

      (b) To ensure the independence from directors of the personnel who assist the corporate auditors, personnel evaluations and transfers of such personnel require the consent of the corporate auditors.

(7) Matters Relating to Systems for Officers and Employees to Report to Corporate Auditors

      (a) If an officer or employee discovers facts that may result in a substantial loss to KUBC or group companies or facts that constitute improper conduct or a violation of laws, regulations, or the Articles of Incorporation, the officer or employee shall report those facts to the corporate auditors in accordance with the Compliance Manual.

      (b) If an officer or employee is asked to explain about the performance of his or her duties by a corporate auditor, the officer or employee shall promptly report on the requested matters.

(8) Matters Relating to Systems for Ensuring the Effectiveness of Audits by Corporate Auditors

      (a) The division responsible for internal audits works in close quiet operation with the corporate auditors, and when asked to cooperate concerning the audits of the corporate auditors, strives to facilitate the effective performance of audits by the corporate auditors.

      (b) Representative directors periodically create opportunities for the exchange of opinions with the corporate auditors to enhance the effectiveness of audit functions by the corporate auditors.

Balance Sheet for the End of the 146th Fiscal Term
                             (as of March 31, 2009)

                                                                                            (millions of yen)
-------------------------------------------------------------------------------------------------------------
                  Item                        Amount                     Item                      Amount
-------------------------------------------------------------------------------------------------------------
                 Assets                                               Liabilities
Cash and due from banks                         208,485  Deposits                                  2,835,699
    Cash                                         15,789      Current deposits                         36,333
    Deposits                                    192,696      Ordinary deposits                       508,316
Call loans                                        5,401      Savings deposits                         11,197
Securities                                      380,967      Deposits that notice                      1,905
    Japanese government bonds                   264,102      Time deposits                         2,264,083
    Local government bonds                        1,009      Other deposits                           13,863
    Corporate bonds                              62,219  Negotiable certificates of deposit          267,300
    Stocks                                       24,474  Call money                                   20,178
    Other securities                             29,161  Borrowed money                              106,100
Loans                                         2,765,702      Borrowed money                          106,100
    Discounted bills                              4,700  Foreign-exchange                                 16
    Loans on bills                              146,640      Foreign bills sold                            6
    Loans on deeds                            2,545,094      Foreign bills payable                        10
    Overdrafts                                   69,267  Corporate bonds                              61,000
Foreign exchange                                  2,583  Other liabilities                            26,158
    Due from foreign banks                        1,285      Income taxes payable                        446
    Foreign bills bought                            613      Accrued expenses                         19,126
    Foreign bills collected                         685      Unearned income                           3,420
Other assets                                     12,151      Employee deposits                             0
    Domestic exchange settlement account              2      Financial derivatives                     1,496
    Prepaid expenses                                  0      Lease obligations                         1,053
    Accrued income                                3,178      Other liabilities                           614
    Financial derivatives                         3,907  Reserve for employee bonuses                  1,620
    Other assets                                  5,062  Reserve for employee retirement               3,717
Tangible fixed assets                            35,323      benefits
    Buildings                                    13,209  Reserve for officers retirement                 424
    Land                                         18,069      benefits
    Leased assets                                 1,044  Reserve for reimbursement of deposits           318
    Construction in progress                          9  Reserve for contingent losses                 1,024
    Other fixed tangible assets                   2,990  Deferred tax liabilities for land               618
Intangible fixed assets                           2,799      revaluation
    Software                                      2,623  Acceptances and guarantees                   10,551
    Leased assets                                     8
    Other intangible fixed assets                   167  ----------------------------------------------------
                                                         Total liabilities                         3,334,727
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Deferred tax assets                              36,187               Net Assets
Payments for acceptances and guarantees          10,551  Capital stock                                47,039
Reserves for loan losses                        (35,262) Capital surplus                              18,546
                                                             Capital reserve                          18,546
                                                         Retained earnings                            30,169
                                                             Retained earnings reserve                 2,078
                                                             Other retained earnings                  28,090
                                                             Contingent reserves                      50,400
                                                             Earned surplus carried forward          (22,309)
                                                         Treasury stock                                 (288)
                                                         Total shareholders' equity                   95,466
                                                         Valuation difference on                      (6,959)
                                                             available-for-sale securities
                                                         Deferred gains or losses on hedges              733
                                                         Revaluation reserve for land                    857
                                                         Total valuation and translation              (5,368)
                                                             adjustments
                                                         New share warrants                               66
                                                         ----------------------------------------------------
                                                         Total net assets                             90,164
-------------------------------------------------------------------------------------------------------------
Total assets                                  3,424,892  Total liabilities and net assets          3,424,892
-------------------------------------------------------------------------------------------------------------

                  Statement of Income for the 146th Fiscal Term
                        (April 1, 2008 to March 31, 2009)
                                                               (millions of yen)
--------------------------------------------------------------------------------
                    Item                                                Amount
--------------------------------------------------------------------------------
Ordinary income                                                          96,261
      Interest income                                      80,847
          Interest on loans and discounts                  75,171
          Interest and dividends on securities              4,692
          Interest on call loans                              282
          Interest on bills bought                              5
          Interest on deposits with other banks                21
          Interest on interest rate swaps                     510
          Other interest income                               163
      Fees and commissions                                  8,668
          Fees and commissions on foreign exchange          1,449
          Other fees and commissions                        7,219
      Other operating income                                3,311
          Gains on foreign exchange                           177
          Gains on sales of securities                          0
          Gains on sales of government and other bonds      2,329
          Gains on financial derivatives                      691
          Other operating income                              112
      Other income                                          3,434
          Gains on sales of stocks                            674
          Other income                                      2,759
                                                           ------

Ordinary expenses                                                       134,487
      Interest expenses                                    22,837
          Interest on deposits                             17,006
          Interest on negotiable certificates of deposit    2,553
          Interest on call money                              129
          Interest on payables under securities
           lending transactions                                 5
          Interest on borrowings and rediscounts            1,111
          Interest on corporate bonds                       1,471
          Interest on interest rate swaps                     498
          Other interest expenses                              61
      Fees and commission payments                          7,305
          Fees and commissions on foreign exchange            320
          Other fees and commissions                        6,984
      Other operating expenses                              3,130
          Losses on sales of bonds                          3,130
      Operating costs                                      34,727
      Other expenses                                       66,485
          Provision of allowance for loan losses           58,602
          Write-offs of loans                                  36
          Losses on sale of stock                              55
          Cancellation of shares etc.                       3,064
          Other expenses                                    4,726
                                                           ------       -------
Ordinary loss                                                            38,225
Extraordinary income                                                        139
-------------------------------------------------------------------------------
          Gain on disposal of fixed assets                    138
          Recoveries of written-off claims                      1
                                                           ------
Extraordinary loss                                                          338
          Loss on disposal of fixed assets                    162
          Impairment loss                                     176
                                                           ------       -------
Loss before income taxes and minority interest                           38,424
Income taxes-current                                        3,390
Income taxes-deferred                                     (16,999)
Total income taxes                                                      (13,608)
                                                                        -------
Net Loss                                                                 24,815
                                                                        -------
--------------------------------------------------------------------------------

     Statement of Changes in Shareholders' Equity for the 146th Fiscal Term
                        (April 1, 2008 to March 31, 2009)

                                                (millions of yen)
----------------------------------------------------------------
                 Item                                    Amount
----------------------------------------------------------------
Shareholders' equity
  Capital
    Balance, beginning of year                           37,040
    Changes in the year
      Issuance of new shares                              9,999
      Total changes in the year                           9,999
    Balance, end of year                                 47,039
  Capital surplus
    Additional paid-in capital
      Balance, beginning of year                          8,546
      Changes in the year
       Issuance of new shares                             9,999
       Total changes in the year                          9,999
      Balance, end of year                               18,546
    Total capital surplus
      Balance, beginning of year                          8,546
      Changes in the year
       Issuance of new shares                             9,999
       Total changes in the year                          9,999
      Balance, end of year                               18,546
  Retained earnings
    Earned surplus
      Balance, beginning of year                          1,599
      Changes in the year
       Dividends from surplus                               478
       Total changes in the year                            478
      Balance, end of year                                2,078
    Other retained earnings
      Provision of general reserve
       Balance, beginning of year                        41,400
       Changes in the year
         Provision of general reserve                     9,000
         Total changes in the year                        9,000
       Balance, end of year                              50,400
      Retained earnings brought forward
       Balance, beginning of year                        14,382
       Changes in the year
         Dividends from surplus                          (2,871)
         Provision of general reserve                    (9,000)
         Net loss for the year                          (24,815)
         Disposal of treasury stock                          (5)
         Reversal of revaluation                              1
         reserve for land
         Total changes in the year                      (36,691)
       Balance, end of year                             (22,309)
    Total retained earnings
      Balance, beginning of year                         57,381
      Changes in the year
       Dividends from surplus                            (2,393)
       Reserves for losses                                   --
       Net loss for the year                            (24,815)
       Disposal of treasury stock                            (5)
       Reversal of revaluation reserve
       for land                                               1
       Total changes in the year                        (27,212)
      Balance, end of year                               30,169
  Shareholders' equity
    Balance, beginning of year                             (292)
    Changes in the year
      Purchase of treasury stock                             (5)
      Disposal of treasury stock                              9
      Total changes in the year                               4
    Balance, end of year                                   (288)
Total shareholders' equity
  Balance, beginning of year                            102,675
  Changes in the year
    Issuance of new shares                               19,999
    Dividends from surplus                               (2,393)
    Net loss for the year                               (24,815)
    Purchase of treasury stock                               (5)
    Disposal of treasury stock                                4
    Reversal of revaluation reserve                           1
    for land
    Total changes in the year                            (7,208)
    Balance, end of year                                 95,466
----------------------------------------------------------------
Total valuation and translation
adjustments
  Unrealized gains on securities
    Balance, beginning of year                           (1,252)
    Changes in the year
      Changes in items other than                        (5,707)
      shareholders' equity (net)
      Total changes in the year                          (5,707)
    Balance, end of year                                 (6,959)
  Gain on deferred hedge
    Balance, beginning of year                              370
    Changes in the year
      Changes in items other than                           363
      shareholders' equity (net)
      Total changes in the year                             363
    Balance, end of year                                    733
  Land revaluation differences
    Balance, beginning of year                              858
    Changes in the year
      Changes in items other than                            (1)
      shareholders' equity (net)
      Total changes in the year                              (1)
    Balance, end of year                                    857
Total valuation and translation
adjustments
  Balance, beginning of year                                (23)
  Changes in the year
    Changes in items other than                          (5,344)
    shareholders' equity (net)
Total changes in the year                                (5,344)
Balance, end of year                                     (5,368)
----------------------------------------------------------------

----------------------------------------------------------------
New share warrants
  Balance, beginning of year                                 43
  Changes in the year
    Changes in items other than                              22
    shareholders' equity (net)
    Total changes in the year                                22
      Balance, end of year                                   66
----------------------------------------------------------------
Total net assets
  Balance, beginning of year                            102,695
  Changes in the year
    Issuance of new shares                               19,999
    Dividends from surplus                               (2,393)
    Net loss for the year                               (24,815)
    Purchase of treasury stock                               (5)
    Disposal of treasury stock                                4
    Reversal of revaluation reserve                           1
    for land
    Changes in items other than                          (5,322)
    shareholders' equity (net)
    Total changes in the year                           (12,530)
    Balance, end of year                                 90,164
----------------------------------------------------------------

Amounts of less than one million yen have been rounded down.

Significant Accounting Policies

1.    Valuation Standards and Methods for Securities

      The values of shares of subsidiaries are determined using the moving average method. The values of other securities with market values are determined based on average market price for the one month prior to the settlement date or the market value method based on the market price on the settlement date (the cost of securities sold is determined primarily based on the moving average method). The values of other securities without market values are determined using the moving average method or the amortized cost method.

      Valuation differences of other securities are reported as a component of shareholders' equity.

2.    Valuation Standards and Methods for Derivative Transactions

      The values of derivative transactions are determined according to the market value method.

3.    Depreciation Methods for Fixed Assets

      (1)   Tangible Fixed Assets (other than lease assets)

            The declining balance method is applied to tangible fixed assets (the straight line method is applied to buildings acquired on and after April 1, 1998 (excluding accessory equipment)).

            The main useful lives are as follows:
            Buildings:  7 years - 50 years
            Other assets:  2 years - 20 years

      (2)   Intangible Fixed Assets (other than lease assets)

            Intangible fixed assets are depreciated using the straight line method. Software for internal use is depreciated based on a five-year useful life by KUBC.

      (3)   Lease Assets

            Tangible fixed assets and intangible fixed assets that are lease assets subject to financial leases not involving transfer of title are depreciated using the straight line method over the lease term as the useful life with a residual value of zero.

4.    Accounting Method for Deferred Assets

      The costs of share exchanges are charged in full at the time of expenditure.

5. Standards for Translating Assets and Liabilities Denominated in Foreign Currencies into Japanese Yen

      Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the spot rate on the settlement date.

6.    Standards for Recording Reserves

      (1)   Allowances for Doubtful Accounts

            Allowances for doubtful accounts are recorded as follows in accordance with the standards on depreciation and reserves.

            The balances of claims against debtors that have undergone a legal business failure such as bankruptcy or special liquidation ("Bankrupt Debtors") and debtors in similar circumstances ("Effectively Bankrupt Debtors") are recorded after deducting proceeds expected from disposal of collateral and proceeds expected from guarantees from the book value following the direct deduction discussed below. In addition, with respect to claims against debtors that have not undergone a business failure but are determined to be likely to do so, after deducting from the amount of claims the amount of proceeds expected from disposal of collateral and amount of proceeds expected from guarantees, a comprehensive determination is made of the debtor's solvency, and the amount found necessary is recorded.

            For claims other than those specified above, amounts are recorded based on bankruptcy rates calculated on the basis of past defaults during certain periods.

            Sales divisions perform asset assessments on all claims pursuant to asset self-assessment standards, and an asset assessment division independent from sales divisions audits the assessment results. The above reserves are recorded based on the assessment results.

            For secured and guaranteed claims against Bankrupt Debtors and Effectively Bankrupt Debtors, the balance remaining after deducting from the claim amount the collateral valuation amount and proceeds found to be collectible from guarantees, is directly deducted from the claims as estimated unrecoverable claims. The amount was 59,773 million yen.

      (2)   Allowances for Bonuses

            To prepare for the payment of employee bonuses, allowances for bonuses for the fiscal year under review were recorded in the amount of bonuses expected to be paid to employees.

      (3)   Allowances for Employee Retirement Benefits

            To prepare for the payment of employee retirement benefits, allowances for retirement benefits are recorded in the necessary amount based on the amount of retirement benefit obligations and expected pension assets as of the end of the fiscal year under review. Actuarial gains or losses are apportioned on a straight line basis for a set number of years (10 years) within the average remaining work period for employees as of the time of occurrence in the respective accounting year and are treated as expenses in the accounting years following the respective occurrences.

      (4)   Allowances for Officer Retirement Benefits

            To prepare for the payment of retirement benefits to officers (including executive officers), allowances are recorded in the amount equivalent to that portion of the total estimated amount of payments of retirement benefits to officers that will have arisen by the end of the fiscal year under review.

      (5)   Allowances for Reimbursement of Dormant Deposits

            Allowances for reimbursement of dormant deposits are recorded in the amount of estimated future claims for reimbursement based on past deposit reimbursements, to prepare for the occurrence of future reimbursements with respect to deposits that are no longer recorded as liabilities.

      (6)   Allowances for Contingent Losses

            Allowances for contingent losses are recorded in the amount of estimated future payments based on past subrogated performance and other factors, to prepare for payment of obligations arising in the future.

7.    Hedge Accounting Methods

      (1)   Interest Rate Risk and Hedges

            The accounting method for hedges concerning interest rate risk arising from financial assets and liabilities is the deferred hedging specified in the Accounting and Auditing Treatment Relating to the Application of Financial Instrument Accounting Standards in the Banking Industry (Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24). Regarding method of evaluating hedge effectiveness, for hedges that offset changes in market prices, the deposits and loans that are hedged and the interest rate swap transactions that are the hedging means are grouped for a certain period, identified and evaluated.

            Special handing of interest rate swaps is performed with respect to certain assets and liabilities.

      (2)   Currency Exchange Risk and Hedges

            The method of hedge accounting for currency exchange risks arising from financial assets and liabilities denominated in foreign currencies is the deferred hedging specified in the Accounting and Auditing Treatment Relating to Reporting Foreign Currency Transactions in the Banking Industry (Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 25; referred to as "Industry Audit Committee Report No. 25"). Regarding method of evaluating hedge effectiveness, hedge effectiveness is evaluated by using currency exchange swap transactions carried out for the purpose of offsetting the currency exchange fluctuation risk of foreign currency-based receivables and obligations as the hedging means, and confirming that hedging means has foreign currency positions in an amount matching the hedged foreign currency financial receivables and obligations.

8.    Accounting Treatment of Consumption Taxes, etc.

      National and local consumption taxes ("Consumption Taxes, etc.") are accounted for on a tax-excluded basis. Consumption Taxes, etc. excluded from deductions relating to tangible fixed assets, however, are reported as other assets and amortized equally over five years.

      Changes in Accounting Policies

      Consumption Taxes, etc. excluded from deductions relating to tangible fixed assets were reported as expenses in the accounting year in which they were incurred, but a change was made in the fiscal year under review to straight-line amortization over five years in accordance with the Corporation Tax Law to normalize income and loss of individual accounting periods in conjunction with increased capital investment resulting from branch renovations in recent years.

      As a result of this change, ordinary losses and net losses before income taxes were 226 million yen lower than under the previous method.

9.    Application of Consolidated Tax System

      The bank began applying a consolidated tax system as a consolidated tax parent company this fiscal year.

Changes in Accounting Policies

Accounting Standards concerning Lease Transactions

Financial leases not involving transfer of title were reported in accordance with methods for ordinary lease transactions, but application of the Accounting Standard for Lease Transactions (Accounting Standards Board of Japan Statement No. 13, March 30, 2007) Guidance on Accounting Standard for Lease Transactions (Accounting Standards Board of Japan Guidance No. 16, March 30, 2007) was required as of the fiscal year starting April 1, 2008, and the Standard and the Guidance on the Standard have been applied since that fiscal year.

With respect to financial lease transactions not involving transfer of title with lease commencement dates falling in a fiscal year commencing prior to April 1, 2008, the balance of lease fees for the unexpired portion of the lease term on the last day of fiscal year 2007 or an amount equal to the balance of outstanding future lease payments at the end of the fiscal year (after deducting interest) is recorded in lease assets as acquisition costs acquired at the beginning of the term.

As a result of this change, lease assets under tangible fixed assets increased by 1,044 million yen, lease assets under intangible fixed assets increased by 8 million yen, and lease assets under other liabilities increased by 1,053 million yen compared to the previous method. The impact on income was de minimis.

Additional Information

Change of the Method of Calculating Market Value of Other Securities

Variable rate government bonds held as other securities were previously recorded on the balance sheet using the market value on the settlement date, but in light of the Practical Solution on Measurement of Fair Value for Financial Assets (Accounting Standards Board of Japan, Practical Issue Task Force No. 25, October 28, 2008), these assets are recorded on the balance sheet at a reasonably-calculated value starting in the interim term under review.

As a result of this change, securities increased by 221 million yen, deferred assets decreased by 90 million yen, and valuation difference on available-for-sale securities increased by 131 million yen compared to the previous method.

The value of variable rate government bonds reasonably calculated was determined by discounting future cash flows estimated from interest rates on national bonds and other factors using a rate based on the interest rates on national bonds. The main factors for determining the value are the interest rates on national bonds and the volatility of those interest rates.

Notes

Notes to the Balance Sheet

1.    Total value of shares of affiliated companies: 17,095 million yen

2. Of total loans, loans to bankrupt borrowers are 58,800 million yen and delinquent loans are 82,799 million yen.

      Loans to bankrupt borrowers are those loans concerning which accrued interest is not reported because payment of principal or interest has been delinquent for an extended period or there is no prospect of recovery or repayment of principal or interest for other reasons (excluding loans that have been written off; referred to as "Loans with Unreported Accrued Interest") concerning which the grounds specified in Article 96, Paragraph 1, Item (3)(a) through (e) or Item (4) of the Corporation Tax Law Enforcement Order (Cabinet Order No. 97 of 1965) have occurred.

      Delinquent loans are Loans with Unreported Accrued Interest other than loans to bankrupt borrowers and loans concerning which the payment of interest has been deferred with the objective of reorganizing or supporting management of the debtor.

3. Of total loans, the amount of loans that are delinquent for three or more months is 1,190 million yen.

      Loans that are delinquent for three or more months are loans concerning which the payment of principal or interest is delinquent by three or more months from the days after the schedule payment date and excludes loans to bankrupt borrowers and delinquent loans.

4.    Of total loans, the amount of restructured loans is 4,321 million yen.

      Restructured loans are loans concerning which the payment of interest has been reduced or exempted, payment of interest has been deferred, payment of principal has been deferred, receivables have been waived, or other measures favorable to the debtor have been implemented and excludes loans to bankrupt borrowers, delinquent loans, and loans that have been delinquent for three or more months.

5. The total amount of loans to bankrupt borrowers, delinquent loans, loans that have been delinquent for three or more months, and restructured loans is 147,111 million yen.

      The amounts of receivables specified in 2 through 5 above are amounts before deductions for allowances for loan losses.

6. Discounted bills are reported as financial transactions in accordance with Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24. As a result, KUBC has the right to freely dispose of commercial bills and foreign bills bought that are accepted through sale or re-provision as collateral, and the face value of such bills is 5,313 million yen.

7.    Assets pledged as collateral are as follows.

      Assets pledges as collateral:
                  Securities                244,836 million yen

      Liabilities relating to pledged assets:
                  Deposits:                 3,252 million yen
                  Loans:                    60,000 million yen

      In addition to the above, 59,364 million in securities is included as collateral on exchange settlements. Also, guarantees included in other assets are 1,879 million yen.

8. Overdraft facility agreements and commitment line agreements relating to loans are agreements under which KUBC promises to lend funds up to a certain maximum amount upon request for disbursement of funds from a customer as long as the contractual conditions have not been breached. The unused portion of financing relating to these agreements is 337,006 million yen. Of this amount, 330,190 million yen is under agreements with an original agreement term of one year or less or that can be cancelled unconditionally and at any time.

      Also, many of these agreements terminate without the funding being disbursed, and the balance of the unused portion will not necessarily affect KUBC's future cash flows. Many of these agreements include provisions that allow KUBC to refuse disbursement or reduce the contractual limit when a request is received for disbursement in the event of changes in financial conditions, for preservation of receivables, or in other similar circumstances. In addition, collateral such as real property and securities is obtained as necessary at the time of conclusion of the agreements, and even after the conclusion of agreements, KUBC periodically monitors borrower business conditions in accordance with predetermined internal procedures, and when necessary reviews agreements and takes measures for the preservation of credit.

9. Land revaluation is performed in accordance with the Law concerning Revaluation of Land (Law No. 34, promulgated March 31, 1998), and valuation differences are recognized under liabilities as deferred tax liabilities for land revaluation, and the amount after deducting this amount is recognized under net assets as land revaluation reserves.

      Date of revaluation: March 31, 1999

      Revaluation method specified in Article 3, Paragraph 3 of that law:
      Calculation based on the appraised value determined by a real estate appraiser or assistant real estate appraiser specified in Article 2, Paragraph 5 of the Law concerning Revaluation of Land Enforcement Order (Order No. 119, promulgated March 31, 1998).

      Difference between the total market value at the end of the fiscal year under review of commercial land that underwent the revaluation specified in Article 10 of the Law and the total book value after revaluation of the commercial land in question: 692 million yen.

10.   Accumulated depreciation on tangible fixed assets: 12,300 million yen.

11.   Advanced depreciation on tangible fixed assets: 951 million yen.

12. Borrowed money includes 46,100 million yen in subordinated borrowings with special provisions to the effect that the debt is subordinated to other obligations.

13.   Corporate bonds are subordinated corporate bonds.

14. KUBC has 820 million yen in guarantee obligations on private placement bonds (specified in Article 2, Paragraph 3 of the Financial Instruments and Exchange Law) included in corporate bonds in the securities category.

15.   Net assets per share: 142.18 yen

16. Total financial receivables owed by affiliated companies: 17,608 million yen

      Deposits:                             5,774 million yen
      Loans:                                9,379 million yen
      Call loans:                           2,454 million yen

17. Total financial obligations owed to affiliated companies: 160,082 million yen

      Deposits:                             101,804 million yen
      Negotiable certificates of deposit:   12,000 million yen
      Call money:                           178 million yen
      Borrowed money:                       46,100 million yen

18. Distributions of surpluses are subject to restrictions pursuant to Article 18 of the Banking Law.

      When surpluses are distributed, notwithstanding the provisions of Article 445, Paragraph 4 of the Companies Act (Amounts of Stated Capital and Amounts of Reserves), one-fifth of the amount of reserves reduced through a distribution of surplus is reported as statutory retained earnings.

      The amount of statutory retained earnings relating to distributions of surpluses in the fiscal year under review was 478 million yen.

Notes to the Statement of Income

1.    Income from transactions with affiliated companies

      Total income from capital management transactions:        362 million yen
      Total income from fees and commissions                    165 million yen
      Total income from other ordinary income                     6 million yen
      Total income from other transactions                      240 million yen
      Expenses from transactions with affiliated companies
      Total interest expenses:                                1,449 million yen
      Total expenses for fees and commissions                 2,449 million yen
      Total expenses from other transactions                  1,140 million yen

2.    Information concerning Related Parties

      Additional Information

      Starting this fiscal year, KUBC has applied the Accounting Standard for Related Party Disclosures (Accounting Standards Board of Japan Statement No. 11, October 17, 2006) and the Guidance on Accounting Standard for Related Party Disclosures (Accounting Standards Board of Japan Guidance No. 13, October 17, 2006).

      (1)   Transactions between KUBC and Related Parties

            (a) Bank Parent Companies and Major Shareholders (limited to corporate shareholders)


------------------------------------------------------------------------------------------------------------------------------------
                                                             Percentage
                                                             of Voting                                         Balance
                                     Capital or                Rights   Relationship                           at End
    Type      Company    Principal     Equity     Business     Owned        with      Details      Amount                 of Term
                Name      Offices     (million   Activities  (indirect    Related        of       (million    Category   (million
                                        yen)                 ownership)    Party     Transaction    yen)                   yen)
------------------------------------------------------------------------------------------------------------------------------------
   Parent     Sumitomo  Chiyoda-ku,   664,986     Banking      56.59%     Banking      Sales       39,941     Deposits    100,140
               Mitsui     Tokyo                                (0.16%)              transactions              Borrowed     18,000
              Banking                                                                                          money
            Corporation
------------------------------------------------------------------------------------------------------------------------------------

Notes

1. Figure in parentheses in the Percentage of Bank Voting Rights Owned column indicates percentage of indirect ownership or Bank's holdings in parent.

2. Transaction conditions and policies concerning determination of transaction conditions

      (1) Transaction conditions are determined in the same manner as general transaction conditions.

      (2) Borrowed money is subordinated borrowings with special provisions to the effect that the debt is subordinated to the performance of other obligations.

      (3) The transaction amount of sales transactions is the average deposit balance.

            (b) Companies that have the Same Parents as KUBC and Subsidiaries of other Affiliated Companies

--------------------------------------------------------------------------------------------------------------------------------
                                                          Percentage
                                                           of Voting                                       Balance
                                  Capital or                Rights    Relationship                         at End
                                    Equity                   Owned        with      Details     Amount                of Term
              Company   Principal  (million    Business    (indirect    Related        of      (million              (million
    Type       Name      Offices     yen)     Activities  ownership)     Party    Transaction    yen)     Category     yen)
--------------------------------------------------------------------------------------------------------------------------------
 Subsidiary    SMBC    Minato-ku,   187,720    Banking         --       Banking      Sales      50,136   Negotiable   50,000
  of Parent    Trust     Tokyo                                                     transactions         certificates
             Guarantee                                                                                   of deposit
                K.K.
--------------------------------------------------------------------------------------------------------------------------------

Notes

1. Figure in parentheses in the Percentage of Voting Rights Owned column indicates indirect ownership or Bank's holdings in the affiliate.

2. Transaction conditions and policies concerning determination of transaction conditions

      (1) Transaction conditions are determined in the same manner as general transaction conditions.

      (2) The transaction amount of sales transactions is the average balance of deposits and negotiable certificates of deposit.


      (2) Transactions between KUBC's Consolidated Subsidiaries and Related Parties
            There were no material transactions with related parties that must be disclosed.

      (3)   Notes concerning Parent Companies or Major Affiliated Companies

            (a)   Parent company information
                  Sumitomo Mitsui Financial Group, Inc.
                  (traded on the Tokyo, Osaka, and Nagoya stock exchanges) Sumitomo Mitsui Banking Corporation (not publicly traded)

            (b) Summary of financial data for major affiliated companies There are no major affiliated companies in the fiscal year under review.

3. Other ordinary income includes 2,536 million yen in income relating to certain deposits without change over extended periods after the final transaction date.

4. Other ordinary expenses includes 1,275 million yen in expenses for loans guaranteed by credit guarantee corporations, 1,254 million yen in losses arising in conjunction with the sale of loan receivables, 963 million yen in equity losses in investments in business investment associations, and 659 million yen in allowances for contingent losses carried forward.

5. With regards to operational outlets, by continuously endeavoring to understand revenues and expenditures for each branch, KUBC has made the sales branch the smallest grouping unit, and with respect to idle assets and assets that will be disposed of through consolidation, KUBC has made the individual assets themselves the smallest grouping unit. The main branch, information systems, and the like do not generate independent cash flows and thus are treated as common assets.

      Of these assets, the collection of investment amounts is not expected with respect to movable assets and idle assets at the following branches that are to be consolidated or closed, and consequently, book values have been reduced to the collectible amount and the total reduction amount of 176 million yen was recognized in extraordinary losses as impairment losses.

           Category             Region                Use                 Type          Impairment Loss
        Movable assets     Osaka Prefecture        2 branches     Buildings and other   162 million yen
                                                                         assets
         Idle assets       Osaka Prefecture     1 idle property    Land and building     3 million yen
                             Outside Osaka     3 idle properties          Land           9 million yen
                              Prefecture

      The recoverable amounts of these assets is envisioned based on the net sale price, by deducting the expected sale expenses from the valuation based on real estate appraisal standards and other factors.

6.    Net loss per share: 51.80 yen

Notes to the Statement of Changes in Shareholders' Equity

Types and Numbers of Treasury Shares

                                                                                   (thousands of shares)
---------------------------------------------------------------------------------------------------------
                                       Increase in      Decrease in
                   Number of Shares   Shares During     Shares During    Number of Shares
                   at End of Prior     Fiscal Year      Fiscal Year      at End of Fiscal
                     Fiscal Year      under Review      under Review     Year under Review      Remarks
---------------------------------------------------------------------------------------------------------
Treasury shares
---------------------------------------------------------------------------------------------------------
Common shares            715                30                22               722             (1), (2)
---------------------------------------------------------------------------------------------------------
Total                    715                30                22               722
---------------------------------------------------------------------------------------------------------

(1) The 30,000 share increase in the number of treasury shares of common stock was the result of acquisition of shares less than the trading unit.

(2) The 22,000 share decrease in the number of treasury shares of common stock was the result the result of a 15,000 share reduction from the sale of shares less than the trading unit and a 7,000 share reduction from the exercise of stock options.

Securities

1.    Securities for trading are not held-to-maturity securities.

      They are also not shares of subsidiaries with market values.
      They are other securities with market values (as of March 31, 2009).

---------------------------------------------------------------------------------------------------
                                                                     Portion of
                                                                      Valuation       Portion of
                                       Amount                         Difference      Valuation
                   Acquisition      Reported on      Valuation         that is        Difference
                        Cost       Balance Sheet     Difference         Income       that is Loss
                   (million yen)   (million yen)    (million yen)   (million yen)   (million yen)
---------------------------------------------------------------------------------------------------
Shares                      9,997           7,228      (2,768)            142          (2,911)
---------------------------------------------------------------------------------------------------
Bonds                     328,566         326,510      (2,056)          1,860          (3,916)
---------------------------------------------------------------------------------------------------
Government bonds          262,426         264,102       1,676           1,793            (117)
---------------------------------------------------------------------------------------------------
Local government            1,008           1,009           0               3              (2)
bonds
---------------------------------------------------------------------------------------------------
Corporate bonds            65,132          61,399      (3,732)             63          (3,795)
---------------------------------------------------------------------------------------------------
Other                      33,792          26,871      (6,920)              0          (6,921)
---------------------------------------------------------------------------------------------------
Total                     372,356         360,611     (11,745)          2,003         (13,748)
---------------------------------------------------------------------------------------------------

The above valuation difference plus 4,785 million yen in deferred tax assets for a total of 6,959 million yen is included in valuation difference on available-for-sale securities.

Notes

1. On the balance sheet, amounts relating to shares are amounts calculated based on the average market price for the one month prior to the end of the fiscal year under review, and other amounts are calculated based on market value on the last day of the fiscal year under review.

2. The portion of valuation difference that is income and the portion of valuation difference that is loss constitute the breakdown of the valuation difference.

3. Other securities with market values whose market values have declined substantially compared to the acquisition costs and whose market values have little prospect of recovering to the acquisition cost are reported on the balance sheet at that market value and the valuation different is recognized as a loss for the fiscal year in question ("Impairment Losses").

      The amount of Impairment Losses in the fiscal year under review was 3,054 million yen (including 1,188 million yen relating to shares and 1,865 relating to other securities). The standard for determining if the market value has "declined substantially" is whether the market price based on the average price for the one month prior to the end of the fiscal year in the case of shares or the market value at the end of the year under review fell by 50% or more compared to the acquisition cost, and such securities are subject to impairment. Securities whose calculated market price or market value fell by at least 30% but less than 50% are impaired based on the likelihood of recovery, credit risks, and other factors.

Additional Information

Change of the Method of Calculating Market Value of Other Securities

Variable rate government bonds held as other securities were previously recorded on the balance sheet using the market value on the settlement date, but in light of the Practical Solution on Measurement of Fair Value for Financial Assets (Accounting Standards Board of Japan, Practical Issue Task Force No. 25, October 28, 2008), these assets have been recorded on the balance sheet at a reasonably-calculated value starting in the interim term under review.

As a result of this change, securities increased by 221 million yen, deferred assets decreased by 90 million yen, and valuation difference on available-for-sale securities increased by 131 million yen compared to the previous method.

The value of variable rate government bonds reasonably calculated was determined by discounting future cash flows estimated from interest rates on national bonds and other factors using a rate based on the interest rates on national bonds. The main factors for determining the value are the interest rates on national bonds and the volatility of those interest rates.

2.    Other Securities Sold During the Fiscal Year under Review
      (From April 1, 2008 to March 31, 2009)

--------------------------------------------------------------------------------
                          Sale Amount   Total Gain on Sales  Total Loss on Sales
                         (million yen)     (million yen)        (million yen)
--------------------------------------------------------------------------------
Other securities             170,797            2,894                2,780
--------------------------------------------------------------------------------

3. Main Securities not Stated at Market Value and Amount Recorded on Consolidated Balance Sheet
      (As of March 31, 2009)

      --------------------------------------------------------------------------
                            Details                               Amount
                                                              (million yen)
      --------------------------------------------------------------------------
      Shares of subsidiaries
      Shares of subsidiaries                                    17,095
      --------------------------------------------------------------------------
      Other securities
      Unlisted shares                                              750
      Unlisted bonds                                               820
      Equity in business investment associations                 1,689
      --------------------------------------------------------------------------

4.    Redemption Schedule of Other Securities with Maturities
      (As of March 31, 2009)

---------------------------------------------------------------------------------------------------
                        Within 1 year     More than 1 year   More than 5 years     More than 10
                        (million yen)        to 5 years         to 10 years            years
                                            (million yen)      (million yen)       (million yen)
---------------------------------------------------------------------------------------------------
Bonds                             70,814            200,225              56,290        --
---------------------------------------------------------------------------------------------------
   Government bonds               30,378            180,410              53,313        --
---------------------------------------------------------------------------------------------------
   Local government                  210                798                 --         --
   bonds
---------------------------------------------------------------------------------------------------
   Corporate bonds                40,224             19,017               2,976        --
---------------------------------------------------------------------------------------------------
Other                              1,356             15,307               2,586        --
---------------------------------------------------------------------------------------------------
Total                             72,171            215,533              58,876        --
---------------------------------------------------------------------------------------------------

Tax Effect Accounting

The breakdown of deferred tax assets and deferred tax liabilities by their main causes are as set forth in the table below.

   Deferred tax assets                                         (millions of yen)
       Allowance for loan losses                                         31,276
       Valuation difference on available-for-sale securities              4,785
       Allowance for retirement benefits                                  1,311
       Recognition of security amortization                               1,121
       Allowance for bonuses                                                659
       Other                                                              3,269
                                                                         ------
   Deferred tax asset subtotal                                           42,423
   Valuation reserve                                                     (5,732)
                                                                         ------
   Total deferred tax assets                                             36,691
   Deferred tax liabilities
       Deferred gains or losses on hedges                                  (503)
                                                                         ------
   Total deferred tax liabilities                                          (503)
   Net deferred tax assets                                               36,187

         Consolidated Balance Sheet for the End of the 146th Fiscal Term
                             (as of March 31, 2009)

                                                                                            (millions of yen)
-------------------------------------------------------------------------------------------------------------
                 Item                       Amount                       Item                      Amount
-------------------------------------------------------------------------------------------------------------
                Assets                                               Liabilities
Cash and due from banks                        208,862  Deposits                                   2,834,034
Call loans and notes purchased                   5,401  Negotiable certificates of deposit           255,300
Securities                                     363,871  Call money and notes sold                     20,178
Loans                                        2,767,409  Borrowed money                                99,027
Foreign exchange                                 2,583  Foreign-exchange                                  16
Other assets                                    40,744  Corporate bonds                               61,000
Tangible fixed assets                           39,641  Other liabilities                             35,354
    Buildings                                   13,956  Reserve for employee bonuses                   1,693
    Land                                        20,973  Reserve for employee retirement                3,736
    Construction in progress                         9      benefits
    Other fixed tangible assets                  4,701  Reserve for officers retirement                  441
Intangible fixed assets                          2,960      benefits
    Software                                     2,771  Reserve for reimbursement of deposits            318
    Other intangible fixed assets                  189  Reserve for contingent losses                  1,024
Deferred tax assets                             38,620  Deferred tax liabilities for land                618
Customers' liabilities for acceptances          11,283      revaluation
    and guarantees                                      Acceptances and guarantees                    11,283
Reserves for loan losses                       (40,133)
                                                       ------------------------------------------------------
                                                        Total liabilities                          3,324,028
                                                       ------------------------------------------------------
                                                                      Net Assets
                                                        Capital stock                                 47,039
                                                        Capital surplus                               18,546
                                                        Retained earnings                             29,117
                                                        Treasury stock                                  (288)
                                                        Total shareholders' equity                    94,414
                                                        Valuation difference on                       (6,959)
                                                            available-for-sale securities
                                                        Deferred gains or losses on hedges               733
                                                        Revaluation reserve for land                     857
                                                        Total valuation and translation               (5,368)
                                                            adjustments
                                                        New share warrants                                66
                                                        Minority interests                            28,104
                                                       ------------------------------------------------------
                                                        Total net assets                             117,217
-------------------------------------------------------------------------------------------------------------
Total assets                                 3,441,245  Total liabilities and net assets           3,441,245
-------------------------------------------------------------------------------------------------------------

         Consolidated Statement of Income for the 146th Fiscal Term
                      (April 1, 2008 to March 31, 2009)
                                                               (millions of yen)
--------------------------------------------------------------------------------
                               Item                            Amount
--------------------------------------------------------------------------------
Ordinary income                                                         108,796
    Interest income                                         82,498
       Interest on loans and discounts                      75,982
       Interest and dividends on securities                  4,692
       Interest on call loans and notes purchased              288
       Interest on deposits with other banks                    22
       Other interest income                                 1,512
    Fees and commissions                                    10,251
    Other operating income                                  12,224
    Other income                                             3,821
                                                            ------

Ordinary expenses                                                       146,695
    Interest expenses                                       22,650
       Interest on deposits                                 17,000
       Interest on negotiable certificates of deposit        2,525
       Interest on call money and notes sold                   129
       Interest on payables under securities                     5
         lending transactions
       Interest on borrowings and rediscounts                1,017
       Interest on corporate bonds                           1,471
       Other interest expenses                                 501
    Fees and commission payments                             4,979
    Other operating expenses                                11,401
    Operating cost                                          36,975
    Other expenses                                          70,687
       Provision of allowance for loan losses               62,274
       Other expenses                                        8,413
                                                            ------       ------
Ordinary loss                                                            37,898
Extraordinary income                                                        145
       Gain on disposal of fixed assets                        138
       Recoveries of written-off claims                          7
                                                            ------
Extraordinary loss                                                          314
       Loss on disposal of fixed assets                        138
       Impairment loss                                         176
                                                            ------       ------
Loss before income taxes and minority interest                           38,067
Income taxes-current                                          3,924
Income taxes-deferred                                       (17,452)
Total income taxes                                                      (13,528)
Minority interests                                                          425
                                                                         ------
Net Loss                                                                 24,963
--------------------------------------------------------------------------------

           Consolidated Statement of Changes in Shareholders' Equity
                            for the 146th Fiscal Term
                       (April 1, 2008 to March 31, 2009)
                                                               (millions of yen)
--------------------------------------------------------------------------------
                  Item                                                 Amount
-------------------------------------------------------------------------------
Shareholders' equity
  Capital
    Balance, beginning of year                                           37,040
    Changes in the year
      Issuance of new shares                                              9,999
      Total changes in the year                                           9,999
    Balance, end of year                                                 47,039
  Capital surplus
    Additional paid-in capital
      Balance, beginning of year                                          8,546
      Changes in the year
       Issuance of new shares                                             9,999
       Total changes in the year                                          9,999
      Balance, end of year                                               18,546
  Retained earnings
    Earned surplus
      Balance, beginning of year                                         56,478
      Changes in the year
       Dividends from surplus                                            (2,393)
       Net loss for the year                                            (24,963)
       Disposal of treasury stock                                            (5)
       Reversal of revaluation reserve                                        1
       for land
       Total changes in the year                                        (27,360)
      Balance, end of year                                               29,117
    Treasury stock
      Balance, beginning of year                                           (292)
      Changes in the year
      Purchase of treasury stock                                             (5)
      Disposal of treasury stock                                              9
      Total changes in the year                                               4
      Balance, end of year                                                 (288)
  Shareholders' equity                                                  101,771
    Balance, beginning of year
    Changes in the year                                                  19,999
      Issuance of new shares                                             (2,393)
      Dividends from surplus                                            (24,963)
      Net loss                                                               (5)
      Purchase of treasury stock                                              4
      Disposal of treasury stock                                              1
      Reversal of revaluation reserve                                    (7,356)
      for land
      Total changes in the year                                          94,414
    Balance, end of year
Valuation and translation adjustments
  Valuation difference on
  available-for-sale securities
    Balance, beginning of year                                           (1,252)
    Changes in the year
      Net changes of items other than                                    (5,707)
      shareholders' equity (net)
      Total changes in the year                                          (5,707)
  Balance, end of year                                                   (6,959)
-------------------------------------------------------------------------------
Deferred hedge losses
  Balance, beginning of year                                                370
  Changes in the year
    Changes in items other than                                             363
    shareholders' equity (net)                                              363
    Total changes in the year                                               733
  Balance, end of year
Land revaluation differences
  Balance, beginning of year                                                858
  Changes in the year
    Changes in items other than                                              (1)
    shareholders' equity (net)
    Total changes in the year                                                (1)
  Balance, end of year                                                      857
  Valuation and translation
   adjustments
    Balance, beginning of year                                              (23)
    Changes in the year
      Changes in items other than                                        (5,344)
      shareholders' equity (net)
      Total changes in the year                                          (5,344)
         Balance, end of year                                            (5,368)
-------------------------------------------------------------------------------
New share warrants
  Balance, beginning of year                                                 43
  Changes in the year
    Changes in items other than                                              22
    shareholders' equity (net)
    Total changes in the year                                                22
         Balance, end of year                                                66
-------------------------------------------------------------------------------
Minority interests
  Balance, beginning of year                                             13,111
  Changes in the year
    Changes in items other than                                          14,992
    shareholders' equity (net)
    Total changes in the year                                            14,992
    Balance, end of year                                                 28,104
-------------------------------------------------------------------------------
Total net assets
  Balance, beginning of year                                            114,903
  Changes in the year
    Issuance of new shares                                               19,999
    Dividends from surplus                                               (2,393)
    Net loss for the year                                               (24,963)
    Purchase of treasury stock                                               (5)
    Disposal of treasury stock                                                4
    Reversal of revaluation reserve                                           1
    for land
    Changes in items other than                                           9,670
    shareholders' equity (net)
    Total changes in the year                                             2,313
      Balance, end of year                                              117,217
-------------------------------------------------------------------------------

      Policies concerning Preparation of Consolidated Financial Statements

1.       Scope of Consolidation

         (1)      Subsidiaries subject to consolidation: 7 companies
                  Company Names:
                  Kangin Lease, Ltd.
                  Kansai Credit Service Corporation
                  Kansai Sogo Shinyo K.K.
                  Kansai Mortgage Service K.K.
                  Kofuku Card K.K.
                  KUBC Preferred Capital Cayman Limited
                  KUBC Preferred Capital Cayman 2 Limited

                  KUBC Preferred Capital Cayman 2 Limited was established and became a consolidated subsidiary this fiscal year.

         (2) Unconsolidated Subsidiaries. There are no applicable companies.

2.       Application of the Equity Method

         (1) Unconsolidated Subsidiaries Subject to the Equity Method There are no applicable companies.

         (2) Affiliated Companies Subject to the Equity Method There are no applicable companies.

         (3) Unconsolidated Subsidiaries not Subject to the Equity Method There are no applicable companies.

         (4) Affiliated Companies not Subject to the Equity Method There are no applicable companies.

3.       Fiscal Years of Consolidated Subsidiaries

         (1) The settlement dates of consolidated subsidiaries are as follows:
                  January 24: One company
                  Last day of March: Six companies

         (2) Consolidation is performed with respect to the consolidated subsidiary whose settlement date is January 24 by financial statements prepared based on a tentative settlement performed as of the last day of March.

 4.      Valuation of the Assets and Liabilities of Consolidated Subsidiaries

         Valuation of the assets and liabilities of consolidated subsidiaries is performed through the application of full market value method.

 5.      Depreciation of Goodwill and Negative Goodwill

         There is no applicable data.

         Amount of less than 1 million yen are rounded down.

         The definition of subsidiaries and affiliated companies referred to below are based on Article 2, Paragraph 8 of the Banking Law and
         Article 4-2 of the Banking Law Enforcement Ordinance.

Accounting Standards

1.       Valuation Standards and Methods for Securities
         The values of other securities with market values are determined based on average market price for the one month prior to the settlement date or the market value method based on the market price on the settlement date (the cost of securities sold is determined primarily based on the moving average method). The values of other securities without market values are determined using the moving average method or the amortized cost method.

         Valuation differences of other securities are reported as a component of shareholders' equity.

2.       Valuation Standards and Methods for Derivative Transactions

         The values of derivative transactions are determined according to the market value method.

3.       Depreciation Methods

         (1)      Tangible Fixed Assets

                  The declining balance method is applied to tangible fixed assets (the straight line method is applied to buildings acquired on and after April 1, 1998 (excluding accessory equipment)).
                  The main useful lives are as follows:
                  Buildings: 7 years - 50 years
                  Other assets: 2 years - 20 years

                  The tangible fixed assets of subsidiaries are depreciated using the straight-line method based on the estimated useful life of the assets.

         (2)      Intangible Fixed Assets

                  Intangible fixed assets are depreciated using the straight line method. Software for internal use is depreciated based on useful lives (primarily five years) set by KUBC and consolidated subsidiaries.

4.       Accounting Method for Deferred Assets

         The costs of share exchanges are charged in full at the time of expenditure.

5.       Standards for Recording Allowances for Doubtful Accounts

         Allowances for doubtful accounts are recorded as follows in accordance with the standards on depreciation and reserves set in advance.

         The balances of claims against debtors that have undergone a legal business failure such as bankruptcy or special liquidation ("Bankrupt Debtors") and debtors in similar circumstances ("Effectively Bankrupt Debtors") are recorded after deducting proceeds expected from disposal of collateral and proceeds expected from guarantees from the book value following the direct deduction discussed below. In addition, with respect to claims against debtors that have not undergone a business failure but are determined to be likely to do so, after deducting from the amount of claims the amount of proceeds expected from disposal of collateral and amount of proceeds expected from guarantees, a comprehensive determination is made of the debtor's solvency, and the amount found necessary is recorded.

         For claims other than those specified above, amounts are recorded based on bankruptcy rates calculated on the basis of past defaults during certain periods.

         Sales divisions perform asset assessments on all claims pursuant to asset self-assessment standards, and an asset assessment division independent from sales divisions audits the assessment results. The above reserves are recorded based on the assessment results.

         Consolidated subsidiaries reserve allowances for doubtful accounts by allocating amounts determined to be necessary based on past default rates with respect to general claims and by allocating the estimated unrecoverable amounts based on the possibility of recovery of individual claims with respect to specific doubtful claims.

         For secured and guaranteed claims against Bankrupt Debtors and Effectively Bankrupt Debtors, the balance remaining after deducting from the claim amount the collateral valuation amount and proceeds found to be collectible from guarantees, is directly deducted from the claims as estimated unrecoverable claims. The amount was 65,168 million yen.

6.       Standards for Recording Allowances for Bonuses

         To prepare for the payment of employee bonuses, allowances for bonuses for the fiscal year under review are recorded in the amount of bonuses expected to be paid to employees.

7.       Standards for Recording Allowances for Employee Retirement Benefits

         To prepare for the payment of employee retirement benefits, allowances for retirement benefits are recorded in the necessary amount based on the amount of retirement benefit obligations and expected pension assets as of the end of the fiscal year under review. Actuarial gains or losses are apportioned on a straight line basis for a set number of years (10 years) within the average remaining work period for employees as of the time of occurrence in the respective accounting year and are treated as expenses in the accounting years following the respective occurrences.

8.       Standards for Recording Allowances for Officer Retirement Benefits

         To prepare for the payment of retirement benefits to officers (including executive officers), allowances are recorded in the amount equivalent to that portion of the total estimated amount of payments of retirement benefits to officers that will have arisen by the end of the fiscal year under review.

9.       Standards for Recording Allowances for Reimbursement of Dormant
         Deposits

         Allowances for reimbursement of dormant deposits are recorded in the amount of estimated future claims for reimbursement based on past deposit reimbursements to prepare for the occurrence of future reimbursements with respect to deposits that are no longer recorded as liabilities.

10.      Standards for Recording Allowances for Contingent Losses

         Allowances for contingent losses are recorded in the amount of estimated future payments based on past subrogated performance and other factors to prepare for payment of obligations arising in the future.

11. Standards for Translating Assets and Liabilities Denominated in Foreign Currencies

         KUBC's assets and liabilities denominated in foreign currencies are translated into Japanese yen at the spot rate on the consolidated settlement date.

12.      Major Hedge Accounting Methods

         (1)      Interest Rate Risk and Hedges
                  The accounting method for hedges concerning interest rate risks arising from KUBC's financial assets and liabilities is the deferred hedging specified in the Accounting and Auditing Treatment Relating to the Application of Financial Instrument Accounting Standards in the Banking Industry (Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24). Regarding method of evaluating hedge effectiveness, for hedges that offset changes in market prices, the deposits and loans that are hedged and the interest rate swap transactions that are the hedging means are grouped for a certain period, identified and evaluated.

                  Special handing of interest rate swaps is performed with respect to certain assets and liabilities.

                  Interest rate swap preferential procedures are performed with respect to some assets and liabilities of consolidated liabilities.

       (2)        Currency Exchange Risk and Hedges
                  The method of hedge accounting for currency exchange risks arising from financial assets and liabilities denominated in foreign currencies is the deferred hedging specified in the Accounting and Auditing Treatment Relating to Reporting Foreign Currency Transactions in the Banking Industry (Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 25; referred to as "Industry Audit Committee Report No. 25"). Regarding method of evaluating hedge effectiveness, hedge effectiveness is evaluated by using currency exchange swap transactions carried out for the purpose of offsetting the currency exchange fluctuation risk of foreign currency-based receivables and obligations as the hedging means, and confirming that hedging means has foreign currency positions in an amount matching the hedged foreign currency financial receivables and obligations

13.      Accounting Treatment of Consumption Taxes, etc.

         KUBC and its consolidated subsidiaries account for national and local consumption taxes on a tax-excluded basis. Consumption Taxes, etc. excluded from deductions relating to tangible fixed assets, however, are reported as other assets and amortized equally over five years.

         Changes in Accounting Policies

         Consumption Taxes, etc. excluded from deductions relating to tangible fixed assets were reported as expenses in the accounting year in which they were incurred, but a change was made in the fiscal year under review to straight-line amortization over five years in accordance with the Corporation Tax Law to normalize income and loss of individual accounting periods in conjunction with increased capital investment resulting from branch renovations in recent years.

         As a result of this change, ordinary losses and net losses before income taxes were 243 million yen lower than under the previous method.

14.      Application of Consolidated Tax System

         KUBC and some consolidated subsidiaries began applying a consolidated tax system with KUBC as the consolidated tax parent company this fiscal year.

Material Changes in Fundamental Matters concerning the Preparation of Consolidated Financial Statements

Accounting Standards concerning Lease Transactions

Financial leases not involving transfer of title were reported in accordance with methods for ordinary lease transactions, but application of the Accounting Standard for Lease Transactions (Accounting Standards Board of Japan Statement No. 13, March 30, 2007) Guidance on Accounting Standard for Lease Transactions (Accounting Standards Board of Japan Guidance No. 16, March 30, 2007) was required as of the fiscal year starting April 1, 2008, and the Standard and the Guidance on the Standard have been applied since that fiscal year.

As Lessor

The transactions in question are recorded under other assets as lease receivables and lease investment assets. Financial lease transactions are recorded as interest income at the time the lease fees are received.

As a result of this change, ordinary income was 6,067 million yen higher, ordinary expenses were 6,146 million yen lower, and ordinary losses and net losses before income taxes were 79 million yen lower than under the previous method.

With respect to financial lease transactions not involving transfer of title with lease commencement dates falling in a fiscal year commencing prior to April 1, 2008, the contractual amount after deducting accumulated depreciation on fixed assets at the end of the previous fiscal year is recorded in other assets as lease investment assets.

As a result of this change, lease receivables and lease investment assets under other assets were 12,428 million yen higher and tangible fixed assets and intangible fixed assets were lower by the same amount.

As Lessee

No applicable transactions.

Additional Information

Change of the Method of Calculating Market Value of Other Securities

Variable rate government bonds held as other securities were previously recorded on the balance sheet using the market value on the consolidated settlement date, but in light of the Practical Solution on Measurement of Fair Value for Financial Assets (Accounting Standards Board of Japan, Practical Issue Task Force No. 25, October 28, 2008), these assets are recorded on the balance sheet at a reasonably-calculated value starting in the interim term under review.

As a result of this change, securities increased by 221 million yen, deferred assets decreased by 90 million yen, and valuation difference on available-for-sale securities increased by 131 million yen compared to the previous method.

The value of variable rate government bonds reasonably calculated was determined by discounting future cash flows estimated from interest rates on national bonds and other factors using a rate based on the interest rates on national bonds. The main factors for determining the value are the interest rates on national bonds and the volatility of those interest rates.

Notes

Notes to the Consolidated Balance Sheet

1. Of total loans, loans to bankrupt borrowers are 59,297 million yen and delinquent loans are 85,465 million yen.

      Loans to bankrupt borrowers are those loans concerning which accrued interest is not reported because payment of principal or interest has been delinquent for an extended period or there is no prospect of recovery or repayment of principal or interest for other reasons (excluding loans that have been written off; referred to as "Loans with Unreported Accrued Interest") concerning which the grounds specified in Article 96, Paragraph 1, Item (3)(a) through (e) or Item (4) of the Corporation Tax Law Enforcement Order (Cabinet Order No. 97 of 1965) have occurred.

      Delinquent loans are Loans with Unreported Accrued Interest other than loans to bankrupt borrowers and loans concerning which the payment of interest has been deferred with the objective of reorganizing or supporting management of the debtor.

2. Of total loans, the amount of loans that are delinquent for three or more months is 1,363 million yen.

      Loans that have been delinquent for three or more months are loans concerning which the payment of principal or interest is delinquent by three or more months from the days after the schedule payment date and excludes loans to bankrupt borrowers and delinquent loans.

3.    Of total loans, the amount of restructured loans is 5,430 million yen.

      Restructured loans are loans concerning which the payment of interest has been reduced or exempted, payment of interest has been deferred, payment of principal has been deferred, receivables have been waived, or other measures favorable to the debtor have been implemented, and excludes loans to bankrupt borrowers, delinquent loans, and loans that have been delinquent for three or more months.

4. The total amount of loans to bankrupt borrowers, delinquent loans, loans that have been delinquent for three or more months, and restructured loans is 151,557 million yen.

      The amounts of receivables specified in 1 through 4 above are amounts before deductions for allowances for loan losses.

5. Discounted bills are reported as financial transactions in accordance with Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24. As a result, KUBC has the right to freely dispose of commercial bills and foreign bills bought that are accepted through sale or re-provision as collateral, and the face value of such bills is 5,313 million yen.

6.    Assets pledged as collateral are as follows.

      Assets pledges as collateral:

      Securities               244,836 million yen
      Loans                    3,368 million yen
      Other assets (lease assets and lease investment assets:

                                              10,785 million yen
      Other assets (deferred assets)          7,728 million yen

      Liabilities relating to pledged assets:
        Deposits:                             3,252 million yen
        Loans:                                78,227 million yen

      In addition to the above, 59,364 million in securities is included as collateral on exchange settlements. Also, guarantees included in other assets are 1,890 million yen.

7. Overdraft facility agreements and commitment line agreements relating to loans are agreements under which KUBC promises to lend funds up to a certain maximum amount upon request for disbursement of funds from a customer as long as the contractual conditions have not been breached. The unused portion of financing relating to these agreements is 348,913 million yen. Of this amount, 342,097 million yen is under agreements with an original agreement term of one year or less or that can be cancelled unconditionally and at any time.

      Also, many of these agreements terminate without the funding being disbursed, and the balance of the unused portion will not necessarily affect KUBC's future cash flows. Many of these agreements include provisions that allow KUBC to refuse disbursement or reduce the contractual limit when a request is received for disbursement in the event of changes in financial conditions, for preservation of receivables, or in other similar circumstances. In addition, collateral such as real property and securities is obtained as necessary at the time of conclusion of the agreements, and even after the conclusion of agreements, KUBC periodically monitors borrower business conditions in accordance with predetermined internal procedures, and when necessary reviews agreements and takes measures for the preservation of credit.

8. Land revaluation is performed in accordance with the Law concerning Revaluation of Land (Law No. 34, promulgated March 31, 1998), and valuation differences are recognized under liabilities as deferred tax liabilities for land revaluation, and the amount after deducting this amount is recognized under net assets as land revaluation reserves.

      Date of revaluation: March 31, 1999

      Revaluation method specified in Article 3, Paragraph 3 of that law:
      Calculation based on the appraised value determined by a real estate appraiser or assistant real estate appraiser specified in Article 2, Paragraph 5 of the Law concerning Revaluation of Land Enforcement Order (Order No. 119, promulgated March 31, 1998).

      Difference between the total market value at the end of the fiscal year of commercial land that underwent the revaluation specified in Article 10 of the Law and the total book value after revaluation of the commercial land in question: 692 million yen.

9.    Accumulated depreciation on tangible fixed assets: 23,501 million yen.

10.   Advanced depreciation on tangible fixed assets: 951 million yen.

11. Borrowed money includes 18,000 million yen in subordinated borrowings with special provisions to the effect that the debt is subordinated to other obligations.

12.   Corporate bonds are subordinated corporate bonds.

13. KUBC has 820 million yen in guarantee obligations on private placement bonds (specified in Article 2, Paragraph 3 of the Financial Instruments and Exchange Law) included in corporate bonds in the securities category.

14.   Net assets per share: 140.52 yen

15. Retirement benefit obligations at the end of the consolidated fiscal year under review were as follows.

            Retirement benefit obligations                   -11,190 million yen
            Pension assets (market price)                      5,499 million yen
            --------------------------------------------------------------------
            Unfunded retirement benefit obligations           -5,691 million yen
            Unrecognized actuarial gain/loss                   2,476 million yen
            --------------------------------------------------------------------
            Net amount on consolidated balance sheet          -3,215 million yen
            Prior pension expenses                               521 million yen
            Allowance for retirement benefits                 -3,736 million yen

16.   Matters relating to stock options are set forth below.

      (1) Expense Amounts and Categories in the Current Consolidated Fiscal Year Operating expenses: 22 million yen

      (2) Details and Scale of and Changes in Stock Options (a) Details of Stock Options

-----------------------------------------------------------------------------------------------------
   Date of Resolution       June 28, 2001      June 27, 2002      June 27, 2003      June 29, 2004
-----------------------------------------------------------------------------------------------------
Class of persons           Bank officers     Bank officers      Bank officers      Bank officers
receiving grants and       and employees     and employees      and employees      and employees
number of persons          45 persons        44 persons         65 persons         174 persons
-----------------------------------------------------------------------------------------------------
Number of stock options    238,000 common    234,000 common     306,000 common     399,000 common
by share type (shares)     shares            shares             shares             shares
-----------------------------------------------------------------------------------------------------
Date of grant              July 31, 2001     July 31, 2002      July 31, 2003      July 31, 2004
-----------------------------------------------------------------------------------------------------
Conditions for vesting     No conditions     No conditions      No conditions      No conditions
-----------------------------------------------------------------------------------------------------
Required employment        None              None               None               None
period
-----------------------------------------------------------------------------------------------------
Exercise period            8 years           8 years            8 years            8 years
                           June 29, 2003 to  June 28, 2004 to   June 28, 2005 to   June 30, 2006 to
                           June 28, 2011     June 27, 2012      June 27, 2013      June 29, 2014
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
   Date of Resolution       June 29, 2005      June 29, 2006      June 29, 2006      June 28, 2007
-----------------------------------------------------------------------------------------------------
Class of persons           Bank officers     Bank directors     Bank officers      Bank directors
receiving grants and       and employees     9 persons          who are not        10 persons
number of persons          183 persons                          executive
                                                                officers: 14
                                                                persons
                                                                Bank employees:
                                                                46 persons
-----------------------------------------------------------------------------------------------------
Number of stock options    464,000 common    162,000 common     115,000 common     174,000 common
by share type (shares)     shares            shares             shares             shares
-----------------------------------------------------------------------------------------------------
Date of grant              July 29, 2005     July 31, 2006      July 31, 2006      July 31, 2007
-----------------------------------------------------------------------------------------------------
Conditions for vesting     No conditions     No conditions      No conditions      No conditions
-----------------------------------------------------------------------------------------------------
Required employment        None              None               None               None
period
-----------------------------------------------------------------------------------------------------
Exercise period            8 years           8 years            8 years            8 years
                           June 30, 2007 to  June 30, 2008 to   June 30, 2008 to   June 29, 2009 to
                           June 29, 2015     June 29, 2016      June 29, 2016      June 28, 2017
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
     Date of Resolution                June 28, 2007                  June 27, 2008
--------------------------------------------------------------------------------------------
Class of persons receiving     Bank officers who are not      Bank directors: 9 persons
grants and number of persons   executive officers:            Bank directors who are not
                               14 persons                     executive officers:
                               Bank employees:                16 persons
                               48 persons                     Bank employees:
                                                              45 persons
--------------------------------------------------------------------------------------------
Number of stock options by     112,000 common shares          289,000 common shares
share type (shares)
--------------------------------------------------------------------------------------------
Date of grant                  July 31, 2007                  July 31, 2008
--------------------------------------------------------------------------------------------
Conditions for vesting         No conditions                  No conditions
--------------------------------------------------------------------------------------------
Required employment period     None                           None
--------------------------------------------------------------------------------------------
Exercise period                8 years                        8 years
                               June 29, 2009 to June 28,      June 28, 2010 to June 27,
                               2017                           2018
--------------------------------------------------------------------------------------------

                 (b)   Scale of and Changes in Stock Options
                       Number of Stock Options

-----------------------------------------------------------------------------------------------------
   Date of Resolution       June 28, 2001      June 27, 2002      June 27, 2003      June 29, 2004
-----------------------------------------------------------------------------------------------------
Before vesting (shares)
-----------------------------------------------------------------------------------------------------
  End of prior
  consolidated fiscal                     -                  -                  -                  -
  year
-----------------------------------------------------------------------------------------------------
  Granted                                 -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Forfeited                               -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Vested                                  -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Unvested                                -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
After vesting (shares)
-----------------------------------------------------------------------------------------------------
  End of prior
  consolidated fiscal               122,000            158,000            230,000            330,000
  year
-----------------------------------------------------------------------------------------------------
  Vested                                  -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Exercised                           4,000                  -              2,000              1,000
-----------------------------------------------------------------------------------------------------
  Forfeited                           6,000                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Unexercised                       112,000            158,000            228,000            329,000
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
   Date of Resolution       June 29, 2005      June 29, 2006      June 29, 2006      June 28, 2007
-----------------------------------------------------------------------------------------------------
Before vesting (shares)
-----------------------------------------------------------------------------------------------------
  End of prior                            -            162,000            115,000            174,000
  consolidated fiscal
  year
-----------------------------------------------------------------------------------------------------
  Granted                                 -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Forfeited                               -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Vested                                  -            162,000            115,000                  -
-----------------------------------------------------------------------------------------------------
  Unvested                                -                  -                  -            174,000
-----------------------------------------------------------------------------------------------------
After vesting (shares)
-----------------------------------------------------------------------------------------------------
  End of prior                      451,000                  -                  -                  -
  consolidated fiscal
  year
-----------------------------------------------------------------------------------------------------
  Vested                                  -            162,000            115,000                  -
-----------------------------------------------------------------------------------------------------
  Exercised                               -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Forfeited                               -                  -                  -                  -
-----------------------------------------------------------------------------------------------------
  Unexercised                       451,000            162,000            115,000                  -
-----------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------
    Date of Resolution       June 28, 2007      June 27, 2008
 ---------------------------------------------------------------
 Before vesting (shares)
 ---------------------------------------------------------------
   End of prior                      112,000                  -
   consolidated fiscal
   year
 ---------------------------------------------------------------
   Granted                                 -            289,000
 ---------------------------------------------------------------
   Forfeited                               -                  -
 ---------------------------------------------------------------
   Vested                                  -                  -
 ---------------------------------------------------------------
   Unvested                          112,000            289,000
 ---------------------------------------------------------------
 After vesting (shares)
 ---------------------------------------------------------------
   End of prior                            -                  -
   consolidated fiscal
   year
 ---------------------------------------------------------------
   Vested                                  -                  -
 ---------------------------------------------------------------
   Exercised                               -                  -
 ---------------------------------------------------------------
   Forfeited                               -                  -
 ---------------------------------------------------------------
   Unexercised                             -                  -
 ---------------------------------------------------------------

Price Information

-----------------------------------------------------------------------------------------------------
   Date of Resolution       June 28, 2001      June 27, 2002      June 27, 2003      June 29, 2004
-----------------------------------------------------------------------------------------------------
Exercise price (yen)                    155                131                179                202
-----------------------------------------------------------------------------------------------------
Average price at time                   317                  -                313                313
of exercise (yen)
-----------------------------------------------------------------------------------------------------
Fair market value on                      -                  -                  -                  -
date of grant (yen)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
   Date of Resolution       June 29, 2005      June 29, 2006      June 29, 2006      June 28, 2007
-----------------------------------------------------------------------------------------------------
Exercise price (yen)                    313                 490               490                461
-----------------------------------------------------------------------------------------------------
Average price at time of                  -                   -                 -                  -
exercise (yen)
-----------------------------------------------------------------------------------------------------
Fair market value on                      -                 138               138                 96
date of grant (yen)
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------
   Date of Resolution       June 28, 2007      June 27, 2008
----------------------------------------------------------------
Exercise price (yen)                    461                 302
----------------------------------------------------------------
Average price at time of                  -                   -
exercise (yen)
----------------------------------------------------------------
Fair market value on                     96                  37
date of grant (yen)
----------------------------------------------------------------

(3)   Method of Estimating Fair Value of Stock Options

      The method of estimating the fair value of stock options granted in the consolidated fiscal year under review is as follows.

      (a)   Calculation method used: Black-Sholes model

      (b)   Main assumptions and estimation method

       ---------------------------------------------------------------
       Resolution Date                                 June 27, 208
       ---------------------------------------------------------------
       Share price volatility(1)                          39.99%
       ---------------------------------------------------------------
       Estimated remaining                               5 years
       outstanding period(2)
       ---------------------------------------------------------------
       Expected dividend(3)                            5 yen/share
       ---------------------------------------------------------------
       Risk-free interest rate(4)                         1.13%
       ---------------------------------------------------------------

Notes

      (1) Calculated based on actual share prices over five years (June 2003 to June 2008).

      (2) A reasonable estimate of the remaining outstanding period is difficult because of a lack of historical data, and consequently, the estimate is made based on the assumption that options are exercised in the middle of the exercise period.

      (3)   Actual dividend data for the fiscal year ended March 2008.

      (4) The Japanese government bond yield applicable to the estimated remaining outstanding period of the stock options.

(4)   Method of Estimating the Number of Vested Stock Options

      A reasonable estimate of the number of options that will be forfeited in the future is difficult to estimate, and consequently, a method that reflects only historical forfeiture data is used.

Notes to the Consolidated Statement of Income

1. Other ordinary income includes 2,536 million yen in income relating to certain deposits without change over extended periods after the final transaction date and 674 million yen in gains from the sale of shares.

2. Other ordinary expenses includes 3,064 million yen in depreciation of shares, 1,342 million yen in losses arising in conjunction with the sale of loan receivables, 1,275 million yen in expenses for loans guaranteed by credit guarantee corporations, 963 million yen in equity losses in investments in business investment associations, and 659 million yen in allowances for contingent losses carried forward.

3. With regards to operational outlets, by continuously endeavoring to understand revenues and expenditures for each branch, KUBC has made the sales branch the smallest grouping unit, and with respect to idle assets and assets that will be disposed of through consolidation, KUBC has made the individual assets themselves the smallest grouping unit. The main branch, information systems, and the like do not generate independent cash flows and thus are treated as common assets.

      Also, grouping is performed with each consolidated subsidiary as a single unit.

      Of these assets, the collection of investment amounts is not expected with respect to movable assets and idle assets at the following branches that are to be consolidated or closed, and consequently, book values have been reduced to the collectible amount and the total reduction amount of 176 million yen was recognized in extraordinary losses as impairment losses.

   Category          Region              Use               Type       Impairment Loss
Movable assets  Osaka Prefecture     2 branches       Buildings and   162 million yen
                                                      other assets

 Idle assets    Osaka Prefecture   1 idle property  Land and building  3 million yen

                 Outside Osaka    3 idle properties        Land        9 million yen
                   Prefecture

      The recoverable amounts of these assets is envisioned based on the net sale price by deducting the expected sale expenses from the valuation based on real estate appraisal standards and other factors.

4.    Net loss per share: 52.11 yen

Notes to the Consolidated Statement of Changes in Shareholders' Equity

1.    Types and Numbers of Shares Issued and Types of and Numbers of Treasury
      Shares

                                                                                     (thousands of shares)
----------------------------------------------------------------------------------------------------------
                                           Increase in        Decrease in     Number of Shares
                     Number of Shares     Shares During      Shares During        at End of
                      at End of Prior     Consolidated       Consolidated       Consolidated
                       Consolidated        Fiscal Year        Fiscal Year        Fiscal Year     Remarks
                        Fiscal Year       under Review       under Review       under Review
----------------------------------------------------------------------------------------------------------
Shares issued
----------------------------------------------------------------------------------------------------------
  Common shares                479,348            155,038                 --            634,386    (1)
----------------------------------------------------------------------------------------------------------
    Total                      479,348            155,038                 --            634,386
----------------------------------------------------------------------------------------------------------
Treasury shares
----------------------------------------------------------------------------------------------------------
  Common shares                    715                 30                 22                722    (2),(3)
----------------------------------------------------------------------------------------------------------
    Total                          715                 30                 22                722
----------------------------------------------------------------------------------------------------------

(1) The 155,038 share increase in the number of common share issued was the result of a private placement of new shares.

(2) The 30,000 share increase in the number of treasury shares of common stock was the result of acquisition of shares less than the trading unit.

(3) The 22,000 share decrease in the number of treasury shares of common stock was the result the result of a 15,000 share reduction from the sale of shares less than the trading unit and a 7,000 share reduction from the exercise of stock options.

2.    New Share Warrants

---------------------------------------------------------------------------------------------------------------
                                          Purpose of the Warrants and number of Shares
---------------------------------------------------------------------------------------------------------------
Category   Details     Purpose         End          Increase       Decrease         End        Balance at End
             of        of the          of            During         During           of        of Consolidated
             New      Warrants        Prior       Consolidated   Consolidated   Consolidated    Fiscal Year
            Share      and Type    Consolidated   Fiscal Year     Fiscal Year    Fiscal Year    under Review
           Warrants   of Shares    Fiscal Year    under Review   under Review   under Review   (million yen)
---------------------------------------------------------------------------------------------------------------
   Bank     New share                                     --                                          66
            warrants
           issued as
            stock
             options
---------------------------------------------------------------------------------------------------------------

3.    Dividends

      (1)   Dividends Paid During the Consolidated Fiscal Year under Review

--------------------------------------------------------------------------------------------------
                            Type of     Total Amount   Dividend Per   Record       Effective
Resolution                   Shares      of Dividend       Share       Date          Date
--------------------------------------------------------------------------------------------------
 June 27, 2008 regular       Common         2,393          5 yen       March 31,   June 30, 2008
  general shareholders       shares      million yen                     2008
        meeting
--------------------------------------------------------------------------------------------------

      (2) Dividends whose record date falls in the consolidated fiscal year under review and whose effective date is after the last day of the consolidated fiscal year under review

            A resolution for the payment of a dividend on common shares was proposed at the regular general shareholders meeting on June 26, 2009.

            (1) Total dividend amount: 1,900 million yen
            (2) Dividend per share:    3 yen
            (3) Record date:           March 31, 2009
            (4) Effective date:        June 29, 2009

            KUBC plans to use surplus earnings as the source of the funds for payment of the dividend.

Securities

1. Securities for trading are not held-to-maturity securities. They are other securities with market values (as of March 31, 2009).

--------------------------------------------------------------------------------------------------------------
                                                                          Portion of          Portion of
                                                                          Valuation           Valuation
                   Acquisition       Amount Reported     Valuation        Difference that     Difference
                   Cost              on Balance Sheet    Difference       is Income           that is Loss
                   (million yen)     (million yen)       (million yen)    (million yen)       (million yen)
--------------------------------------------------------------------------------------------------------------
Shares                        9,997               7,228      (2,768)                142           (2,911)
--------------------------------------------------------------------------------------------------------------
Bonds                       328,566             326,510      (2,056)              1,860           (3,916)
--------------------------------------------------------------------------------------------------------------
  Government                262,426             264,102       1,676               1,793             (117)
  bonds
--------------------------------------------------------------------------------------------------------------
  Local
  government                  1,008               1,009           0                   3               (2)
  bonds
--------------------------------------------------------------------------------------------------------------
  Corporate bonds            65,132              61,399      (3,732)                 63           (3,795)
--------------------------------------------------------------------------------------------------------------
Other                        33,792              26,871      (6,920)                  0           (6,921)
--------------------------------------------------------------------------------------------------------------
Total                       372,356             360,611     (11,745)              2,003          (13,748)
--------------------------------------------------------------------------------------------------------------

            The above valuation difference plus 4,785 million yen in deferred tax assets for a total of 6,959 million yen is included in valuation difference on available-for-sale securities.

Notes

1. On the balance sheet, amounts relating to shares are amounts calculated based on the average market price for the one month prior to the end of the consolidated fiscal year under review, and other amounts are calculated based on market value on the last day of the consolidated fiscal year under review.

2. The portion of valuation difference that is income and the portion of valuation difference that is loss constitute the breakdown of the valuation difference.

3. Other securities with market values whose market values have declined substantially compared to the acquisition costs and whose market values have little prospect of recovering to the acquisition cost are reported on the balance sheet at that market value and the valuation different is recognized as a loss for the fiscal year in question ("Impairment Losses"). The amount of Impairment Losses in the consolidated fiscal year under review was 3,054 million yen (including 1,188 million yen relating to shares and 1,865 relating to other securities).

      The standard for determining if the market value has "declined substantially" is whether the market price based on the average price for the one month prior to the end of the fiscal year in the case of shares or the market value at the end of the fiscal year fell by 50% or more compared to the acquisition cost, and such securities are subject to impairment. Securities who calculated market price or market value fell by at least 30% but less than 50% are impaired based on the likelihood of recovery, credit risks, and other factors.

Additional Information

Change of the Method of Calculating Market Value of Other Securities

Variable rate government bonds held as other securities were previously recorded on the balance sheet using the market value on the settlement date, but in light of the Practical Solution on Measurement of Fair Value for Financial Assets (Accounting Standards Board of Japan, Practical Issue Task Force No. 25, October 28, 2008), these assets have been recorded on the balance sheet at a reasonably-calculated value starting in the interim term under review.

As a result of this change, securities increased by 221 million yen, deferred assets decreased by 90 million yen, and valuation difference on available-for-sale securities increased by 131 million yen compared to the previous method.

The value of variable rate government bonds reasonably calculated was determined by discounting future cash flows estimated from interest rates on national bonds and other factors using a rate based on the interest rates on national bonds. The main factors for determining the value are the interest rates on national bonds and the volatility of those interest rates.

2.    Other Securities Sold During the Fiscal Year
      (From April 1, 2008 to March 31, 2009)

--------------------------------------------------------------------------------
                          Sale Amount   Total Gain on Sales  Total Loss on Sales
                         (million yen)     (million yen)        (million yen)
--------------------------------------------------------------------------------
Other securities             170,797           2,894                2,780
--------------------------------------------------------------------------------

3. Main Securities not Stated at Market Value and Amount Recorded on Consolidated Balance Sheet
      (As of March 31, 2009)

--------------------------------------------------------------------------------
                         Details                            Amount (million yen)
--------------------------------------------------------------------------------
Other securities
    Unlisted shares                                                       750
    Unlisted bonds                                                        820
    Equity in business investment associations                          1,689
--------------------------------------------------------------------------------

4.    Redemption Schedule of Other Securities with Maturities
      (As of March 31, 2009)

---------------------------------------------------------------------------------------------------
                                                                   More than 5
                                              More than 1 year     years to 10      More than 10
                            Within 1 year        to 5 years           years            years
                            (million yen)      (million yen)      (million yen)    (million yen)
---------------------------------------------------------------------------------------------------
Bonds                                70,814             200,225           56,290           --
---------------------------------------------------------------------------------------------------
   Government bonds                  30,378             180,410           53,313           --
---------------------------------------------------------------------------------------------------
   Local government bonds               210                 798              --            --
---------------------------------------------------------------------------------------------------
   Corporate bonds                   40,224              19,017            2,976           --
---------------------------------------------------------------------------------------------------
Other                                 1,356              15,307            2,586           --
---------------------------------------------------------------------------------------------------
Total                                72,171             215,533           58,876           --
---------------------------------------------------------------------------------------------------

Certified Copy of Independent Auditor's Report

--------------------------------------------------------------------------------
                          Independent Auditor's Report

                                                                     May 7, 2009

Kansai Urban Banking Corporation

     To: Board of Directors
                      KPMG Azsa & Co.

Designated Partner, Executive Partner, Certified Public Accountant Yuji Yamakawa (seal)
Designated Partner, Executive Partner, Certified Public Accountant Toshihiro Yamanaka (seal)
Designated Partner, Executive Partner, Certified Public Accountant Yasuyoshi Imai (seal)

      KPMG Azsa & Co. has, based on the provisions in Article 436, Paragraph 2, Item (1) of the Companies Law, conducted audits of the financial statements of Kansai Urban Baking Corporation for the fiscal period from April 1, 2008 to March 31, 2009, specifically, the balance sheet, statement of income, statement of changes in shareholders' equity, and accompanying schedules. The responsibility to create these financial statements and accompanying schedules is on management, and it is the responsibility of KPMG Azsa & Co. to express opinions on the financial statements and accompanying schedules from an independent position.

      KPMG Azsa & Co. conducted the audits in accordance with generally accepted auditing standards in Japan. The objective of the auditing standards is to obtain a reasonable guarantee from the accounting auditor that there are no material misstatements in the financial statements and accompanying schedules. The audits are conducted on the basis of an audit test, which includes reviewing the statements in the financial reports and their accompanying schedules as a whole, including the accounting policies employed by management as well as their application and the evaluation of estimates performed by management. KPMG Azsa & Co. concludes that a reasonable basis for giving an opinion has been provided as result of the audit.

      KPMG Azsa & Co. recognizes that, in accordance with generally accepted auditing standards in Japan, the above financial statements and their accompanying schedules appropriately state in all the material aspects the condition of assets and profit and loss of the period relevant to the financial statements.

      No material relationship to be stated based under the Certified Public Accountants Law exists between KUBC and KPMG Azsa & Co. or its executive partners.

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                                      -62-

Certified Copy of Independent Auditor's Report concerning Consolidated Financial Statements

--------------------------------------------------------------------------------
                          Independent Auditor's Report

                                                                     May 7, 2009

Kansai Urban Banking Corporation
     To: Board of Directors
                        KPMG Azsa & Co.

Designated Partner, Executive Partner, Certified Public Accountant Yuji Yamakawa (seal)
Designated Partner, Executive Partner, Certified Public Accountant Toshihiro Yamanaka (seal)
Designated Partner, Executive Partner, Certified Public Accountant Yasuyoshi Imai (seal)

      KPMG Azsa & Co. has, based on the provisions in Article 444, Paragraph 4 of the Companies Law, conducted audits of the financial statements of Kansai Urban Baking Corporation for the fiscal period from April 1, 2008 to March 31, 2009, specifically, the balance sheet, statement of income, statement of changes in shareholders' equity, and accompanying schedules. The responsibility to create these financial statements and accompanying schedules is on management, and it is the responsibility of KPMG Azsa & Co. to express opinions on the financial statements and accompanying schedules from an independent position.

      KPMG Azsa & Co. conducted the audits in accordance with generally accepted auditing standards in Japan. The objective of the auditing standards is to obtain a reasonable guarantee from the accounting firm that there are no material misstatements in the consolidated financial statements and accompanying schedules. The audits are conducted on the basis of an audit test, which includes reviewing the statements in the consolidated financial reports and their accompanying schedules as a whole, including the accounting policies employed by management as well as their application and the evaluation of estimates performed by management. KPMG Azsa & Co. concludes that a reasonable basis for giving an opinion has been provided as result of the audit.

      KPMG Azsa & Co. recognizes that, in accordance with generally accepted auditing standards in Japan, the above consolidated financial statements and their accompanying schedules appropriately state in all material aspects the condition of assets and profit and loss of the period relevant to the financial statements.

      No material relationship to be stated based under the Certified Public Accountants Law exists between KUBC and KPMG Azsa & Co. or its executive partners.

--------------------------------------------------------------------------------

Certified Copy of Board of Corporate Auditors' Report

--------------------------------------------------------------------------------
                                 Auditor Report

                                                                    May 13, 2009

Kansai Urban Banking Corporation
     To: President Koji Kita

Kansai Urban Banking Corporation Board of Corporate Auditors
           Yoshio Kondo, Fulltime Corporate Auditor (seal) Akira Shinokura, Fulltime Corporate Auditor (seal) Shuji Tsuyuki, Outside Corporate Auditor (seal) Ryoichi Hasegawa, Outside Corporate Auditor (seal)

      Based on reports prepared by each Corporate Auditor as well as with respect to the performance by directors of their duties during the fiscal year from April 1, 2008 to March 31, 2009 and based on the consultations among the Corporate Auditors, the Board of Corporate Auditors prepared this audit report and reports as follows:

1.    Corporate Auditors and Method and Details of the Audit by Corporate
      Auditors

      The Board of Corporate Auditors adopted audit policies and allocated audit responsibilities, received reports concerning the status and results of audits from individual corporate auditors, and received reports and explanations from directors and the accounting firm concerning the performance of duties as necessary.

      Pursuant to the auditing policies and the auditing plans determined by the Board of Corporate Auditors and in accordance with audit policies and the allocation of audit responsibilities, each Corporate Auditor interviewed directors and personnel in the internal audit division, gathered information, and worked to develop the audit environment, attended meetings of the Board of Directors and other important meetings, received reports from directors and employees concerning the performance of their duties, received explanations as necessary, reviewed documents concerning important decisions, and examined KUBC's operations and assets. The Corporate Auditors also audited and verified the content of Board of Directors resolutions concerning internal control systems and the development and implementation of those systems pursuant to the relevant resolutions. With respect to systems relating to financial reporting, reports were received from KPMG Azsa & Co. concerning assessment and audit of internal control systems, and explanations were obtained as necessary.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      With respect to subsidiaries, the Corporate Auditors received reports from the directors of subsidiaries concerning the performance of their duties and examined operations and assets. Based on this information, the Corporate Auditors examined the financial statements and accompanying schedules for the current fiscal year.

      In addition, the Corporate Auditors monitored the financial auditors and verified their independence and the performance of appropriate audits. The Corporate Auditors also received reports from the financial auditors concerning the performance of their duties and received explanations as necessary. The Corporate Auditors also received notice from the Accounting Firm confirming that the "systems to ensure the appropriate execution of duties by the Accounting Firm" (the matters specified in each item of Article 131 of the Corporation Accounting Regulations) have been properly developed and received explanations as necessary.

      Pursuant to the above methods, the Corporate Auditors examined the financial statements relating to the current fiscal year (balance sheet, statement of income, and statement of changes in shareholders' equity) and accompanying schedules and consolidated financial statements (consolidated balance sheet, consolidated statement of income, and consolidated statement of changes in shareholders' equity).

2.    Results of Audit

      (1)   Results of Audit of the Business Report

            a. The business report and supplementary schedules accurately represent the company's situation as required by laws and regulations and the Articles of Incorporation.

            b. No irregularity or violation of applicable laws or regulations or the Articles of Incorporation was found with respect to the performance of duties by the Directors.

            c. Resolutions of the Board of Directors concerning internal control systems are appropriate. There are no specific matters that should be indicated concerning the execution of duties by the Directors with respect to internal control systems.

      (2)   Results of Audit of the Financial Statements and Schedules
            The auditing methods of KPMG Azsa & Co. and the results of the audit are appropriate.

      (3) Results of Audit of the Consolidated Financial Statements and Schedules The auditing methods of KPMG Azsa & Co. and the results of the audit are appropriate.

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                                      -65-